A REQUEST FOR CONFIDENTIAL TREATMENT HAS BEEN MADE WITH RESPECT TO PORTIONS OF THE FOLLOWING DOCUMENT THAT ARE MARKED [*CONFIDENTIAL*]. SUCH CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO THE REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.7

EXECUTION VERSION

Exhibit 10.7
EXECUTION VERSION

CADDO PIPELINE LLC

a Delaware Limited Liability Company

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY
AGREEMENT
THE MEMBERSHIP INTERESTS DESCRIBED AND REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS (“STATE SECURITIES ACTS”) AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT.
THE MEMBERSHIP INTERESTS MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED AT ANY TIME EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES ACTS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER, OR PREEMPTION OF, THE SECURITIES ACT AND APPLICABLE STATE SECURITIES ACTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY, AND IN COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

March 20, 2015

PAGE

Article 1 FORMATION OF LIMITED LIABILITY COMPANY    1
1.1    Formation of Limited Liability Company    1
1.2    Name    1
1.3    Principal Place of Business    1
1.4    Registered Office and Registered Agent    2
1.5    Foreign Qualification    2
1.6    Purpose    2
1.7    Term    2
1.8    No State Law Partnership    2
1.9    Title to Company Assets    2
1.10    Transaction Agreements    3
1.11    Tariff    3
Article 2 MANAGEMENT; OFFICERS    3
2.1    Management    3
2.2    Total Votes    4
2.3    Action Requiring a Super-Majority Vote    4
2.4    Action Requiring a Unanimous Vote    6
2.5    Action Requiring a Specific Vote    7
2.6    Books and Records    9
2.7    Member Representations    10
2.8    Banking    10
2.9    Member Reporting    11
2.10    Authorized Signatory; Officers    12
2.11    Management of Expansion Projects    13
2.12    Expansion Projects.    13
2.13    Information    17
Article 3 BOARD MEMBERS AND BOARD    18
3.1    Composition of the Board    18
3.2    Resignation of Board Member    18
3.3    Removal of Board Member    18
3.4    Successor Board Members    18

(i)

3.5    Voting Rights    18
3.6    Authorizing Company Action    19
3.7    Action by Written Consent of Board Members    19
3.8    Reliance on Reports    19
3.9    Meetings of Board    19
3.10    Location and Notice    19
3.11    Waiver of Notice    20
3.12    Attendance by Conference Telephone    20
3.13    Compensation and Reimbursement    20
Article 4 INDEMNIFICATION; EXCULPATION    20
4.1    Right to Indemnification    20
4.2    Indemnification of Officers, Employees (if any) and Agents    21
4.3    Advance Payment    21
4.4    Appearance as a Witness    21
4.5    Non-exclusivity of Rights    21
4.6    Member Notification    21
4.7    Savings Clause    21
4.8    Scope of Indemnity    22
4.9    Liability of Members and Affiliates    22
4.10    Fiduciary Duties    22
4.11    Permitted Activities    23
Article 5 CONTRIBUTIONS, DISTRIBUTIONS AND ALLOCATIONS    24
5.1    Capital of the Company    24
5.2    Distributions    28
5.3    Distributions in Kind    29
5.4    Allocations of Profits and Losses    29
5.5    Audit    29
5.6    Insurance    29
Article 6 TRANSFERS OF MEMBERSHIP INTERESTS    29
6.1    Transfers Prohibited    29
6.2    Right of First Offer    30
6.3    Change of Control    32
6.4    Dissolution; Bankruptcy    35

(ii)

6.5    Effect of Transfer    35
6.6    Additional Restrictions on Transfer    36
6.7    Legend    37
6.8    Transfer Fees and Expenses    37
6.9    Void Transfers    37
6.10    Lien    37
6.11    Overriding Restrictions on Transfer    38
6.12    Rights of Transferees    38
6.13    Distributions and Allocations in Respect to a Transferred Interest    38
Article 7 MERGER AND CONVERSION    39
Article 8 DISSOLUTION    39
8.1    Events Causing Dissolution    39
8.2    Dissolution Procedure    39
8.3    Profits or Losses in Winding Up    39
8.4    Tax Obligations    39
8.5    Distributions at Liquidation    39
8.6    Final Report    40
8.7    Rights of Member; Restoration of Capital Account    40
8.8    Termination    40
8.9    Waiver of Judicial Dissolution    40
8.10    Deficit Capital Accounts    40
Article 9 TAX PROVISIONS AND CAPITAL ACCOUNTS    40
9.1    Tax Matters    40
9.2    Capital Accounts    41
9.3    Tax Allocations and Other Tax Matters    43
9.4    Special Regulatory Allocations    44
9.5    Ameliorative Allocations    45
9.6    Tax Returns and Elections    45
9.7    Fiscal Year    46
9.8    Margin Tax    46
Article 10 GENERAL PROVISIONS    47
10.1    Entire Agreement    47
10.2    Binding Provisions; Assignment    47

(iii)

10.3    Governing Law; Dispute Resolution; Jurisdiction    47
10.4    Waiver of Jury Trial    49
10.5    Severability    49
10.6    Notices    49
10.7    Counterparts    50
10.8    No Third-Party Beneficiaries    50
10.9    Amendment of Agreement    50
10.10    Confidentiality; Press Releases    50
10.11    Waivers and Consents    52
10.12    Limitation on Damages    52
10.13    Attorneys’ Fees    52
10.14    Interpretation    53
10.15    Headings and Captions    53
10.16    Expenses    53
10.17    Laws and Regulations    53
10.18    Waiver of Partition of Company Property    53
Article 11 DEFINITIONS    54

Exhibit Index
Exhibit A – Board Members; Designated Officers
Exhibit B – Membership Interests; Capital Accounts
Exhibit C – Tariff
Exhibit D - Form of Monthly and Quarterly Report
Exhibit E-1 – Bill of Sale
Exhibit E-2 – Assignment and Assumption Agreement
Exhibit F – Form of Connection Agreement

(iv)

CADDO PIPELINE LLC
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Caddo Pipeline LLC, a Delaware limited liability company (the “Company”), is entered into on this 20th day of March, 2015, (“Effective Date”) by and between Plains Pipeline, L.P. (“Plains”) and DKL Caddo, LLC (“Delek”).
WHEREAS, Plains is a party to that certain Limited Liability Company Agreement of Caddo Pipeline LLC, dated March 3, 2014 (the “Prior Agreement”), and the parties hereto desire to amend and restate the Prior Agreement effective as of the Effective Date for the purpose of changing certain terms of the Prior Agreement and to add an additional Member;
WHEREAS, upon the execution and delivery of this Agreement, this Agreement amends, restates and replaces in its entirety the Prior Agreement, which shall have no further force or effect; and
WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth their rights and obligations, to provide for the Company’s management, and to provide for certain other matters, all as permitted under the Act (as defined below).
NOW THEREFORE, in consideration of the mutual covenants and agreements in this Agreement and for other good and valuable consideration, the parties to this Agreement (and each Person who subsequently becomes a party to this Agreement) agree as follows:
ARTICLE 1
FORMATION OF LIMITED LIABILITY COMPANY
1.1    Formation of Limited Liability Company. The Company was formed as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, as it may be amended from time to time (the “Act”). A Certificate of Formation (such Certificate of Formation as may be amended or restated from time to time in accordance with this Agreement, is referred to herein as the “Certificate”) was filed with the Office of the Secretary of State of the State of Delaware on March 3, 2015, for the purpose of forming the Company.
1.2    Name. The name of the Company is Caddo Pipeline LLC and all Business must be conducted in that name or such other names that comply with applicable Law and as the Board may select from time to time. The Company is registered to do business in Texas and Louisiana.
1.3    Principal Place of Business. The address of the principal office of the Company is 333 Clay Street, Suite 1600, Houston, Texas, 77002 and may be moved to another location as the Board may designate from time to time. The Company may have such other offices as the Board may designate from time to time.

1.4    Registered Office and Registered Agent. The initial registered office of the Company and the name of the registered agent are as stated in the Certificate. The registered office and registered agent may be changed and designated by the Board from time to time in the manner provided by Law.
1.5    Foreign Qualification. The Board is authorized to cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Company, with all requirements necessary to qualify the Company as a foreign limited liability company in Texas, Louisiana and other states where the Company will transact business, and, if necessary, to make such filings and take such actions as may be required to keep the Company in good standing in those jurisdictions. The Board, and, if so requested by the Board, each Member, shall execute, acknowledge and deliver such certificates and other instruments, if any, that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business; provided, that no Member shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.
1.6    Purpose. The business and purpose for which the Company is formed is to: (A) plan, develop, construct, own, operate and maintain the System as a common carrier and any Expansion Project (including the transportation of crude oil through the System) and to engage in any activities directly relating thereto in accordance with this Agreement, the Construction Agreement, the Operating Services Agreement, and the Material Transportation Contracts (the “Business”); (B) hold and otherwise own and manage all Capital Contributions and any other such assets as may be acquired by or contributed to the Company; and (C) engage in all lawful activities necessary, customary or incidental to any of the foregoing activities or other activities approved by the Board in its sole discretion. The Company shall have all powers and privileges granted by the Act, any other Law or by this Agreement, including incidental powers thereto, to the extent that such powers and privileges are necessary, customary, convenient or incidental to the attainment of the Business and purpose as set forth in this Section 1.6.
1.7    Term. The term of the Company began on the date the Certificate was filed with the Secretary of State of the State of Delaware and shall continue in existence until termination and dissolution pursuant to this Agreement and the Act.
1.8    No State Law Partnership. The Members do not intend for the Company to be a partnership (including a limited partnership) or joint venture under any state or federal Law, and neither a person appointed to the Board as a Board Member nor the Operator shall be a partner or joint venturer of any other Member or Board Member or the Operator by reason of this Agreement for any purposes other than under applicable federal and state tax Laws, and this Agreement shall not be construed otherwise.
1.9    Title to Company Assets. Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be vested in the Company as an entity, and no Member, Board Member or officer, individually or collectively, shall have any ownership interest in the Company’s assets or any portion thereof by virtue of being a Member, Board Member or officer.

1.10    Transaction Agreements. By the execution hereof, the Members each hereby acknowledge and agree that the Company, Delek and Plains (or their respective Affiliates) have entered, as applicable, into the Transaction Agreements.
1.11    Tariff. The Tariff shall be as set forth on Exhibit C to this Agreement. The Members agree (a) to use commercially reasonable efforts to take all such actions and do all such things as Operator shall reasonably request in connection with its applications for, and the processing of, necessary certificates, approvals and authorizations of FERC and other governmental entities and (b) to cause Board Members appointed by them and Company officers to comply with the provisions of this Section 1.11; provided however, that this Section 1.11 shall not in any way limit or qualify the discretion of the Members in respect of any actions with respect to the Tariff or actions contemplated by Section 2.3(u). The Members agree that the Company, via the Contractor acting on behalf of the Company, shall, without further authorization required, use commercially reasonable efforts to hold an open season that complies with applicable Law as soon as reasonably practicable after the date hereof, but in no event later than April 1, 2016.
ARTICLE 2
MANAGEMENT; OFFICERS

2.1    Management. The management of the Company is fully vested in the Members, acting exclusively in their membership capacities. To facilitate the orderly and efficient management of the Company, the Members shall act collectively as a “committee of the whole,” which is hereby named the “Board.” The individuals appointed by each Member pursuant to Section 3.1 shall be the “Board Members.” The Company will not have “managers,” as that term is used in the Act, it being understood that the Board Members do not constitute “managers.” Subject to the foregoing sentence, the Board shall have full, exclusive and complete authority, power and discretion to manage and control the business, affairs and properties of the Company and all other acts or activities customary or incidental to the management of the Company and the Business. Decisions or actions taken by the Board in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member, the Board Members, and officers and employees, if any, of the Company. Any Person dealing with the Company, other than a Member or a Member’s Affiliate, may rely on the authority of the Board or an officer of the Company in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance with it, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Board approval shall be required for all matters not (a) expressly delegated to the Contractor pursuant to the Construction Agreement and the Operator pursuant to the Operating Services Agreement, or (b) otherwise expressly permitted to be undertaken by the Contractor pursuant to the Construction Agreement or the Operator pursuant to the Operating Services Agreement. All actions of a Member with respect to the Board shall be taken through those persons it designates to act on its behalf as a Board Member. Except as otherwise expressly provided in this Agreement or unless the Board has authorized such Board Member to take such action, no Board Member in its capacity as such, shall have authority to bind the Company, or shall otherwise take any actions by or on behalf of the Company, such powers being reserved to the Board Members acting through the action of the Board in the manner authorized in this Agreement.

2.2    Total Votes. For purposes of determining whether the voting thresholds referenced in Section 2.3 and Section 2.4 have been satisfied, the vote of each applicable Member’s designated Board Members shall be equal to (a) the Percentage Interest (at the time of such vote) of the Member who appointed such Board Member, times (b) 100. The sum of the votes of the Members’ appointed Board Members entitled to vote at any time shall be the “Total Votes” at such time. Except as otherwise expressly provided in this Agreement, any action or event relating to the Business conducted at a Board meeting shall be only deemed approved if such action or event receives the required Board approval at a meeting at which a quorum is present. Any decision of the Board other than those set forth in Section 2.3, Section 2.4 or Section 2.5 shall require the approval of, and only of, Board Members representing a Super-Majority of the Total Votes.
2.3    Action Requiring a Super-Majority Vote. Notwithstanding anything to the contrary in this Agreement, the following actions by the Company require the approval of, and only of, and no officer, employee, agent or representative of the Company shall approve or take any of the following actions with respect to the Company or its Subsidiaries without first having received, approval by, the Board Members representing more than [*CONFIDENTIAL*] of the Total Votes (each a “Super-Majority Voting Item”):
(a)    The election of or any change in the manner in which either (i) the Company or any Subsidiary or any material transaction is treated for tax purposes or (ii) any material item of income or expense is treated for tax purposes, other than elections required by Section 9.6;
(b)    Any material alteration in the business, management, operations or other affairs of the Company in connection with a New Tax Law, as set forth in Section 9.1;
(c)    The acquisition by the Company or any Subsidiary of any equity interest in any other Person;
(d)    The issuance of any equity or debt securities of the Company or any Subsidiary of the Company or the admission of any substituted member;
(e)    An exit from the Business or entry into a line of business other than the Business by the Company or any Subsidiary, including a change to the purpose pursuant to Section 1.6;
(f)    An adoption of any equity incentive plan of the Company or any of its Subsidiaries;
(g)    An amendment to or modification of any provision of the Certificate;
(h)    A declaration of any distribution on the Membership Interests of the Company, other than a distribution pursuant to Section 5.2(a), or as otherwise expressly approved under the terms of this Agreement;

(i)    The determination of the Agreed Value of any Contributed Property or other property of the Company or the determination of the value of Company property in accordance with Section 5.3 or Section 8.2;
(j)    The filing of a voluntary Bankruptcy or similar proceeding or any decision not to contest any Bankruptcy or similar proceeding filed against the Company or any Subsidiary;
(k)    A conversion, continuance, domestication or transfer (each as referenced in the Act) of the Company or any other comparable transaction;
(l)    The formation of any Subsidiary;
(m)    The grant of any Lien other than Permitted Liens on any assets of the Company or any of its Subsidiaries (Permitted Liens are allowed without the consent of the Board Members to the extent they are created in the ordinary course of the Business of the Company);
(n)    Except for Indebtedness incurred pursuant to the Operating Services Agreement, the issuance, incurrence, renewal, refinancing, early repayment, material modification or discharge of any Indebtedness;
(o)    The Company’s or any Subsidiary’s guaranteeing of obligations of any other Person;
(p)    The Company’s or any Subsidiary’s providing any indemnity not in the ordinary course of the Business;
(q)    The requiring of any Capital Contributions pursuant to Section 5.1(d);
(r)    The changing of the Company’s or any Subsidiary’s auditors to any firm other than PricewaterhouseCoopers;
(s)    Except as delegated to the Operator pursuant to Section 4.11 or Section 4.13 of the Operating Services Agreement and subject to Section 2.5(d), the commencement or settlement of any Tax Contest or any material dispute, arbitration, litigation, mediation or other proceeding (other than the commencement of any such proceeding in which a Member is a defendant);
(t)    The execution, termination, modification, waiver or negotiation and approval of any Material Commercial Contracts, Material Transportation Contracts or Connection Agreements by the Company or any Subsidiary, other than (i) in connection with a remedy pursuant to Section 2.5(a)(ii), or (ii) those contracts subject to Section 2.5(c);
(u)    Any changes to the Tariff to be proposed by the Company and filed with the appropriate regulatory body for acceptance and approval; provided, that no approval of the Board shall be required to authorize the filing by the Operator of (i) annual Tariff increases in accordance with the methodology for annual tariff escalations promulgated by the FERC or other applicable regulatory body, (ii) a proposed establishment, modification or change of a Tariff that is solely the result of a typographical or clerical change and which has no economic impact to the Company, (iii) filings or other actions associated with tariff rate adjustments in accordance with (x) FERC’s indexing methodology currently set forth at 18 C.F.R. §342.3 including future amendments, modifications or replacements thereof; and (y) the terms of any Material Transportation Contract; or (iv) other changes to the extent required to comply with applicable Law;
(v)    If the Operator or Contractor is not an Affiliate of a Member, the approval of the Company’s or any Subsidiary’s annual operating budget (including the budgets included therein that are submitted by the Operator or the Contractor pursuant to the Construction Agreement or the Operating Services Agreement, as applicable), or, except as provided in such Operating Services Agreement, any variance in capital costs with respect to an Itemized Project in excess of ten percent (10%) of the amount budgeted for such Itemized Project;
(w)    A sale or other transfer of any asset of the Company or any of its Subsidiaries other than in the ordinary course of the Business;
(x)    The approval of permissive indemnification pursuant to Section 4.2;
(y)    Hire, elect or remove officers of the Company, other than Designated Officers in accordance with Section 2.10, and delegate duties or authority to any such officers, including the Designated Officers;
(z)    Any adjustments or re-determinations of the Base Amount pursuant to Section 5.2(a);
(aa)    The distribution of any assets of the Company to the Members in kind pursuant to Section 5.3; and
(bb)    Any amendment or supplement to, or restatement of, the Insurance Program pursuant to Section 5.6.
2.4    Action Requiring a Unanimous Vote. Notwithstanding anything to the contrary in this Agreement, the following actions by the Company shall require the approval of, and only of, and no officer, employee, agent or representative of the Company shall approve or take any of the following actions with respect to the Company or its Subsidiaries without first having received, approval by, Board Members representing all of the Total Votes (each a “Unanimous Voting Item”):
(a)    The liquidation, dissolution, winding up, recapitalization or reorganization in any form of transaction of the Company or any Subsidiary;
(b)    The merger or consolidation of the Company or any Subsidiary with any other Person (other than with the Company or any other wholly owned Subsidiary of the Company), or the sale of all or substantially all of the assets of the Company;

(c)    Except as otherwise approved under the terms of this Agreement, the admission of a new Member other than by way of a Transfer of Membership Interests held by the current Members as of the Effective Date; and
(d)    Any Expansion Project, Expansion Project Budget or any construction management agreement applicable to such project.
2.5    Action Requiring a Specific Vote. Notwithstanding anything to the contrary in this Agreement, the following actions by the Company shall require the approval of, and only of, the Board Members set forth below (each a “Specified Voting Item”):
(a)    If a Member or its Affiliate is Operator or Contractor, only the affirmative vote by a majority of the Board Members not appointed by Contractor, Operator or their Affiliates shall be required; provided, however, subject to Section 2.12, with respect to a Special Expansion Project with only one Member participating, the Board Members representing such Member shall be required (so long as such issue relates solely to the Special Expansion Project and does not affect the System otherwise):
(i)    to amend, modify or waive any provision of any Transaction Agreement between the Company and the Contractor, Operator or their respective Affiliates;
(ii)    for the declaration of a default by Contractor or Operator or the enforcement of any remedy against Contractor or Operator following a default pursuant to any Transaction Agreement, including the entry into any new construction agreement or operating services agreement subsequent to a material breach and termination of the Construction Agreement or Operating Services Agreement, as applicable; provided, for purposes of clarification, the entry into any other construction agreement or operating services agreement with a third party that is not an Affiliate of a Member after such initial agreements would remain subject to the voting requirements under Section 2.3 to the extent applicable and not this Section 2.5;
(iii)    the exercise of any right, election or obligation in the discretion of the Company pursuant to terms of any Transaction Agreement, including, without limitation:
(A)    the delivery of a “Dispute Notice” on behalf of the Company pursuant to the terms of the Construction Agreement or the Operating Services Agreement;
(B)    in the case of assignment by the Operator of its obligations pursuant to the Operating Services Agreement, for the making on behalf of the Company an assessment of financial strength and operational capability of the proposed assignee (as such assessment is more fully described in the Operating Services Agreement);

(C)    the approval of budgets submitted by the Contractor or Operator to the Company pursuant to any Transaction Agreement, as applicable; or
(D)    the approval of annual operating budgets submitted by the Operator pursuant to the Operating Services Agreement, provided however, and as provided in the Operating Services Agreement, (i) if a proposed annual operating budget is not approved, the previous year’s budget as adjusted by the Index is deemed approved; and (ii) any variance in capital costs with respect to an Itemized Project up to ten percent (10%) of the amount budgeted for such capital project is also deemed approved; or
(E)    except as provided in the Operating Services Agreement, any variance in excess of the amount set forth in Section 6.4 of the Operating Services Agreement in costs with respect to an Itemized Project (as defined in the Operating Services Agreement); and
(b)    The commencement of any dispute, arbitration, litigation, mediation or other proceeding in which a Member or any of its Affiliates is or is intended to be a defendant shall require only the affirmative vote by a majority of the Board Member(s) appointed by the Member(s) who are not or will not be (and whose Affiliates are not and will not be) a defendant in such proceeding.
(c)    Only the affirmative vote by a majority of the Board Members not appointed by a specific Member shall be required:
(i)    for the execution of any Material Commercial Contract, Material Transportation Contract or Connection Agreement between the Company and such specific Member, and its Affiliates, on the other hand;
(ii)    to amend, modify or waive any provision of any Material Commercial Contract, Material Transportation Contract or Connection Agreement as between the Company, on the one hand, and such specific Member, and its Affiliates, on the other hand;
(iii)    for the declaration of a default by shipper under any Material Commercial Contract or Material Transportation Contract or the enforcement of any remedy against shipper following a default pursuant to a Material Transportation Contract and such specific Member, and its Affiliates that are the shipper, on the other hand;
(iv)    for the exercise of any right, election or obligation in the discretion of the Company pursuant to terms of a Material Commercial Contract, Material Transportation Contract or Connection Agreement and such specific Member, and its Affiliates that are the counterparty to such agreement, on the other hand;

(v)    to amend, modify or waive any provision of any Guaranty issued by a parent or Affiliate of the specific Member for the benefit of the Company (including the Delek Guaranty); or
(vi)    the exercise of any right, election or obligation in the discretion of the Company pursuant to any Guaranty issued by a parent or Affiliate of the specific Member for the benefit of the Company (including the Delek Guaranty).
(d)    The execution, termination, modification, waiver or negotiation, approval or enforcement of any transaction with any Member or any Affiliate of a Member, excluding shipping under the Tariff, or with any Board Member or officer of the Company or its Subsidiaries, shall require the affirmative vote of a majority of the Board Members appointed by the Members who are not participating in such transaction.
(e)    Only the affirmative vote by a Majority of the Board Members who are appointed by non-breaching Members shall be required to direct the Company to either (i) repay the non breaching Member pursuant to Section 5.1(f)(i) or (ii) amend Exhibit B pursuant to Section 5.1(f)(ii).
(f)    Only the affirmative vote by a majority of the Board Members not appointed by Delek shall be required to amend, modify or waive any provision of the Lion Oil Guaranty, or to exercise of any right, election or obligation in the discretion of the Company pursuant to the Lion Oil Guaranty.
2.6    Books and Records. Proper and complete records and books of account of all Company business shall be kept in conformity with GAAP and FERC’s Uniform System of Accounts, subject to normal year-end adjustments. At any reasonable time, a Member or a Member’s designated representative may inspect and copy, at such Member’s expense, the records required to be maintained under this Section 2.6 and any other books and records of the Company. Upon written notification from either Member of an active Tax Contest at the Member’s level, the Company shall continue to maintain support records for the Member’s open tax records until such Tax Contest is resolved and such Member shall reimburse the Company for such costs and expenses for maintaining such records. The Company shall keep all of the following:

(a)    monthly, quarterly and annual financial statements of the Company, prepared in the ordinary course of business, and auditor reports, if any, for the three most recent Fiscal Years;
(b)    copies of the Company’s federal, state and local Tax Returns for which the applicable statute of limitations has not yet lapsed and documents relating to a Tax Contest that has not been fully resolved;
(c)    a current list of the full name and last known business or mailing address of each Member and Board Member;

(d)    a copy of this Agreement and the Certificate and all amendments to this Agreement or the Certificate, together with executed copies of any written powers of attorney pursuant to which any of the foregoing has been executed;
(e)    bank statements and other information regarding the amount of cash held by the Company;
(f)    a complete description and statement of the Agreed Value of any property or services contributed or agreed to be contributed by each Member, and the date on which each Member became a Member;
(g)    all records related to accounting and recordkeeping as required by FERC;
(h)    originals or copies of all FERC or other regulatory filings, disclosures or reports; and
(i)    other information regarding the affairs of the Company as is reasonably necessary.
2.7    Member Representations. Each Member represents and warrants to the Company and the other Members as follows:
(a)    This Agreement constitutes the legal, valid and binding obligation of the Member, enforceable against such Member in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity. The Member has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and any agreements or documents required hereby and to perform such Member’s obligations under the same. No consent, approval, order or authorization of, or registration, declaration or filing with, any foreign, federal, state or local or regulatory authority is required to be made or obtained by the Member in connection with the execution and delivery of this Agreement by the Member or the consummation by the Member of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations or filings which have been obtained, received or made.
(b)    The execution and delivery of this Agreement by the Member, and the purchase of the Membership Interests pursuant to this Agreement will not conflict with, or result in, a breach of or a default under, or give rise to a right of acceleration under, any agreement or instrument to which either the Member is a party or by which the Member is bound or violate any Law or any order, writ, injunction or decree of any court or Governmental Body to which the Member is subject or by which the Member is bound.
2.8    Banking. Funds of the Company shall be deposited in the name of the Company with financial institutions and in accounts as determined by the Board, subject to authorized signatures as the Board may require. The funds of the Company shall not be commingled with the funds of any other Person.

2.9    Member Reporting. The Company shall provide, at the Company’s cost, each Member with the following information, commencing the month including the date of this Agreement:
(a)    all information required to be delivered to the Company by the Operator pursuant to the Operating Services Agreement or the Contractor pursuant to the Construction Agreement;
(b)    as soon as practicable (and within fifteen (15) days), copies of any Budget (as defined in the Operating Services Agreement) approved by the Board, and any amendments thereto;
(c)    as soon as available, but not later than thirty (30) days after the end of each calendar month, except for the month of November, which shall be no later than forty (40) days after the end of such month, a monthly report prepared by the Operator in the format of Exhibit D attached hereto (including, after the end of each calendar quarter commencing with the quarter ending June 30, 2015 (excluding each calendar quarter ending December 31), an unaudited balance sheet and the related unaudited statements of income, retained earnings and cash flows of the Company and its consolidated Subsidiaries as of the end of such immediately preceding calendar quarter and for the last portion of the fiscal year then ended, in each case, prepared in accordance with GAAP) and such other information as may be reasonably requested by the Members;
(d)    as soon as available, but not later than ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2015), an audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31 of each Fiscal Year and the related audited consolidated statements of income, retained earnings and cash flows of the Company and its consolidated Subsidiaries for the Fiscal Year then ended, such annual financial reports to include notes and to be in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion of an independent public accountants of nationally-recognized standing (initially PriceWaterhouseCoopers);
(e)    to the extent not covered in paragraph (a), such reports and documentation as are reasonably required in order to enable the Members to properly and timely file their Tax Returns and, within sixty (60) days after the end of the Fiscal Year, an estimate of taxable income of the Company, the amounts allocable to each Member for each Fiscal Year, and a fixed asset reconciliation (comprised of asset additions, retirements and dispositions) with respect to each Member for the Fiscal Year;
(f)    as soon as practical, copies of all material information related to any pending or material threatened litigation or insurance claim affecting the Company or its assets;
(g)    quarterly, a quarterly report summarizing all outstanding claims relating to any litigation, arbitration, administrative proceeding or other dispute and any settlement or result of any litigation, arbitration, administrative proceeding or other dispute entered into or relating to the Company that occurred during the prior calendar quarter affecting the Company;

(h)    as soon as practical, copies of all material filings, disclosures or reports submitted to any Governmental Body affecting the Company or its assets;
(i)    upon reasonable request by any Member from time to time, the available capacity of the System, including the contracted volumes for the applicable period and the capacity allocated for walk-ups in accordance with applicable Law (including rules and regulations applicable to the System); and
(j)    as soon as practical or within a reasonable period of time, such other information, including any accounting or other information related to a Member’s reporting requirements for the Securities and Exchange Commission, as a Member may reasonably request regarding the Company.
Notwithstanding anything to the contrary herein, if any of the information set forth in this Section 2.9 is not timely delivered by the Company to any Member, such Member shall have the right, at the requesting Member’s cost, to engage its in-house or third party advisors to prepare the applicable reports on behalf of the Company and deliver such information to the Members. In such case, the Company shall provide reasonable access to its applicable personnel, books and records as requested by such Member.

2.10    Authorized Signatory; Officers.
(a)    Unless authorized by this Agreement or a Board vote pursuant to this Agreement, and excluding any actions permitted to be taken by the Contractor under the Construction Agreement or the Operator under the Operating Services Agreement, none of the Members or the Board Members shall be authorized to execute or deliver any agreements or other instruments in the name of the Company.
(b)    The Board may, from time to time, designate and appoint one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware, a Member or a Board Member. Subject to this Section 2.10(b) and other provisions in Article 2 of this Agreement, any officers so designated shall have such authority to perform such duties as the Board may, from time to time, delegate to them. An officer appointed by the Board shall report to the Board as requested from time to time. The Board may assign titles to each officer. Unless the Board decides otherwise, the assignment of such title shall constitute the delegation to such officer of the authority and duties specified by the Board, which duties shall in any event not include any actions reserved to the Board under Sections 2.3, 2.4 or 2.5, without approval by the Board for such specified matters in accordance with Sections 2.3, 2.4 or 2.5. Each officer shall hold office until his successor is duly designated and qualified or until his death, resignation or removal in the manner provided herein. Any number of offices may be held by the same person. The initial officers of the Company designated by the Members and appointed by the Board (each herein referred to as a “Designated Officer”) and the authority of such

Designated Officer, subject to change or revocation by the Board in its discretion without further Member approval under this Agreement, are set forth in Exhibit A.
(c)    Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. Any officer other than a Designated Officer may be removed at any time, either with or without Cause, by the Board. Any Designated Officer may be removed either (i) by the Member who designated such Designated Officer or (ii) by the Board for Cause. If a Designated Officer resigns or is removed, the Member designating such Designated Officer shall have the right to designate a replacement for such Designated Officer, who shall be appointed by the Board to fill such position as a Designated Officer.
2.11    Management of Expansion Projects. All other provisions of this Agreement notwithstanding, in the event of an Expansion Project in which not all of the Members elect to participate, the management and decision making of all matters relating to the Expansion Project, shall be carried out by the Participating Members in the manner set out in Section 2.12 below.
2.12    Expansion Projects.
(a)    At any time from and after the Effective Date any Member (any such Person, a “Proposing Party”) may propose an Expansion Project by delivering a written request (each, an “Expansion Project Request”) to the Company and the non-proposing Members (each such non-proposing Member, a “Non-Proposing Member”). The Board shall timely review such Expansion Project Request and the Expansion Project Budget. If the Board approves such Expansion Project Request and Expansion Project Budget pursuant to Section 2.4(d), subject to Section 2.12(b)(ii), if applicable, each Non-Proposing Member shall have the right, but not the obligation, to participate in the Expansion Project pursuant to this Section 2.12. If the Board does not approve an Expansion Project Request, neither the Company nor the Members shall participate in such Expansion Project. Any Expansion Project Request shall contain a reasonably detailed explanation of all material aspects of the proposed Expansion Project, including (A) a good faith estimate of the costs and expenses of developing, operating and maintaining such proposed Expansion Project (the “Expansion Project Budget”) (including any proposed incremental increase to the Fixed Fee payable to the Operator, and mutually agreeable to the Operator and the Proposing Party), (B) the incremental revenues to be derived from the Expansion Project, (C) the estimated time period from the start of construction until the time the Expansion Project is expected to commence commercial service, (D) a description of all material provisions of any proposed transportation, throughput or similar commercial contracts in respect of the Expansion Project and to which the Company and any other Person may be a party, (E) the proposed construction manager and construction management agreement for the Expansion Project and (F) a written accounting methodology to reasonably and adequately account for and track the revenues, capital expenditures, operating expenses and other Project Costs, distributions and any other items necessary to determine when [*CONFIDENTIAL*]% Payout has been achieved in the event an Expansion Project becomes a Special Expansion Project (the [*CONFIDENTIAL*]% Payment Methodology”). The Non-

Proposing Members shall have sixty (60) days from the date of Board approval of the Expansion Project Request to notify the Proposing Party of their election to participate or not participate in such proposed Expansion Project (such sixty (60) day period, the “Initial Election Period”). During the first thirty (30) days of the Initial Election Period, any Non-Proposing Member may object or request clarification (the “Initial Election Period Objection”) with respect to the [*CONFIDENTIAL*]% Payment Methodology and the Initial Election Period shall be extended another sixty (60) days from the date of the Initial Election Period Objection. As part of its objection, the Non-Proposing Members shall prepare their version of the [*CONFIDENTIAL*]% Payment Methodology (the “Objecting Party Methodology”). If such Initial Election Period Objection is not resolved by such Members within fifteen (15) days, such objection shall be resolved by an Independent Auditor within thirty (30) days. As its review, the Independent Auditor shall review the [*CONFIDENTIAL*]% Payment Methodology and the Objection Methodology and the supporting materials. As part of the resolution, the Independent Auditor shall choose between the two methodologies. The cost of the Independent Auditor shall be borne by the Company. Such Initial Election Period and the applicable right to elect can be waived via such Member’s written consent. Failure of a Non-Proposing Member to give timely notice of its election within the Initial Election Period shall be deemed an election by such Non-Proposing Member not to participate in such proposed Expansion Project.
(b)    If (i) all Non-Proposing Members elect to participate in such proposed Expansion Project or (ii) such proposed Expansion Project is a Required Upgrade (in which case all Members are deemed to have elected to participate in such Required Upgrade and all Members shall be deemed to have agreed to such Required Upgrade), notwithstanding anything herein to the contrary, (A) unless the Members otherwise agree, the design, procurement and construction of such Expansion Project shall be managed by the Company and the applicable contractor (proposed by the Proposing Party and approved by the Board) in accordance with this Agreement and the relevant construction agreement for such Expansion Project, and (B) such Expansion Project shall be operated and maintained by the Company and the Operator in accordance with this Agreement and the Operating Services Agreement (which shall be amended as described in clause 2.12(c)(iii)(A)).
(c)    If (1) some, but less than all, of the Non-Proposing Members, or (2) none of the Non-Proposing Members, in each case, elect to participate in the proposed Expansion Project (each such Expansion Project, a “Special Expansion Project”), then, upon the termination of the Initial Election Period (as may be extended pursuant to Section 2.12(a)), the Proposing Party and the Non-Proposing Members(s) that timely elected to participate in the Special Expansion Project, if any (such Non-Proposing Member(s), the “Interested Non-Proposing Members”), shall proceed in accordance with the remainder of this Section 2.12(c).
(i)    Except as specifically set forth in this Agreement, the Members and the Board Members appointed by any Member who has not elected to participate in the proposed Expansion Project will have no right to vote on or make decisions relating to the Special Expansion Project.

(ii)    The Interested Non-Proposing Member(s) that agreed to or approved the Special Expansion Project Budget for such Special Expansion Project, together with the Proposing Party, shall be referred to herein as “Participating Member(s)” with respect to such Special Expansion Project. If there are no such Interested Non-Proposing Members, then the Proposing Party alone shall be deemed to be the sole “Participating Member.” Unless the Participating Member(s) otherwise agree, each Participating Member’s interest in the Special Expansion Project shall be that portion of the Special Expansion Project that such Participating Member’s Percentage Interest bears to the number of Membership Interests owned by all of the Participating Member(s) (each, a “Project Interest”).
(iii)    Until [*CONFIDENTIAL*]% Payout with respect to any Special Expansion Project, and notwithstanding anything to the contrary in this Agreement, the Participating Member(s) shall conduct such Special Expansion Project in strict accordance with, and all aspects of such Special Expansion Project shall be subject to, the following provisions:
(A)    the Participating Members shall conduct the Special Expansion Project at their sole direction, cost and expense and shall contribute their respective shares of the costs of the Special Expansion Project to the Company within fifteen (15) days of receipt of a Request for Advance, the Special Expansion Project (such funds, the “Special Expansion Project Contributions”). Other than Special Expansion Project Contributions, no funds of the Company shall be used towards the Special Expansion Project, and neither the Company nor the Non-Participating Members shall bear any capital expenditure, operating expense, construction cost or other Project Cost or expense attributable to such Special Expansion Project; provided however, that the Board and Operator shall participate (at the Participating Member(s)’ sole cost) in such Special Expansion Project in an administrative capacity as set forth in the Operating Services Agreement. Subject to Section 2.5, to the extent necessary, the Company, the Participating Member(s) and the Member that is the Operator shall negotiate an amendment to the Operating Services Agreement in a manner reasonably necessary to accommodate the Special Expansion Project, to allow the Operator to operate and maintain the Special Expansion Project as contemplated by the Operating Services Agreement. Any increase in the Fixed Fee payable to Operator shall be mutually agreed upon;
(B)    all assets purchased with Special Expansion Project Contributions or otherwise integral to the Special Expansion Project shall be the sole property of the Company for all purposes and, except as otherwise expressly provided in this Agreement, the Operating Services Agreement and the relevant construction management agreement with respect to control by or responsibility of the Participating Members, all such assets and all aspects of the Special Expansion Project shall be subject to the authority and control of the Board;
(C)    all Liabilities arising from or attributable to the Special Expansion Project prior to [*CONFIDENTIAL*]% Payout shall be borne solely by the Participating Members, including defaults by one or more of the Participating Members, abandonment of the Special Expansion Project by the Participating Members and Third Party Claims or Claims of the Company or any Non-Participating Member; the Participating Members

shall not be entitled to indemnification under Article 4 with respect to any Liability arising from or attributable to the Special Expansion Project prior to [*CONFIDENTIAL*]% Payout, including any Third Party Claims or Claims asserted by the Company or any Non-Participating Member; and the Participating Members shall jointly and severally indemnify (in accordance with the procedures set forth in Section 4) the Company and the Non-Participating Members with respect to any Liabilities arising prior to [*CONFIDENTIAL*]% Payout to the fullest extent permitted by Law; and
(D)    at all times prior to [*CONFIDENTIAL*]% Payout, (1) the Company will require the Operator to establish and maintain, to the satisfaction of the Non-Participating Members, the accounts and accounting methodology necessary to reasonably and adequately account for the revenues, capital expenditures, operating expenses and other Project Costs, distributions and any other items necessary to determine when [*CONFIDENTIAL*]% Payout has been achieved, (2) the Company shall cause the Operator to furnish quarterly statements of such accounts to the Members, and (3) the Participating Member(s) shall be allocated all Special Net Losses and Special Net Profits (or items thereof) and exclusively entitled to receive all distributions of Special Available Cash resulting from the Special Expansion Project, which Special Available Cash shall be distributed to the Participating Members in accordance with their respective Project Interests.
(iv)    From and after [*CONFIDENTIAL*]% Payout with respect to any Special Expansion Project, (i) all Special Net Profits and Special Net Losses shall become part of the aggregate Net Profits or Net Losses of the Company and all Members will be allocated such Net Profits or Net Losses in accordance with their respective Percentage Interests, (ii) the remaining portion of the Special Expansion Project Budget, if any, with respect to such Special Expansion Project shall be deemed to be added to the then-current Budgets, (iii) all Special Available Cash shall be treated as Available Cash, and (iv) the balances of the Members’ Special Capital Accounts related to such Special Expansion Project shall be transferred to such Member’s Capital Account.
(v)    If for any reason (i) the Special Expansion Project fails to be commenced on the later of (A) ninety (90) days after the commencement date set forth in the Expansion Project Request or (B) thirty (30) days after the commencement date set forth in the Special Expansion Project Budget or (ii) prior to the commencement of the Special Expansion Project, any Member reasonably and in good faith believes that the development or operation of such Special Expansion Project becomes or is reasonably expected to become materially different than that which was originally set forth in the Expansion Project Request, then such Member shall promptly notify the Company and the other Members and such Special Expansion Project shall be deemed to be rejected by all Members (including the Proposing Member). If the Participating Member(s) believe the objecting Member is not acting in good faith and does not have a reasonable basis for its objection, then such dispute shall be resolved pursuant to Section 10.3. Should any litigation result from the provisions of this Section 2.12(c)(v), the relevant Special Expansion Project shall be temporarily suspended pending the outcome of such litigation. Following such objection (or the final determination of the court pursuant to Section 10.3, if applicable), if one or more Participating Member(s) thereafter desire to continue to proceed with such Special Expansion Project, then the Participating Member(s) shall be required to re-propose the Special Expansion Project pursuant to a new Expansion Project Request in accordance with the terms and conditions of this Section 2.12 prior to proceeding with such Special Expansion Project.
(d)    Notwithstanding anything herein to the contrary:
(i)    if Section 2.12 (c)(v) applies and the Non-Proposing Members elect not to participate in a proposed Expansion Project, then the Proposing Party shall not proceed with such project without complying again with the provisions of this Section 2.12;
(ii)    if the Participating Members abandon a Special Expansion Project or if a Special Expansion Project is deemed rejected pursuant to Section 2.12(c)(v), (i) all Special Net Profits and Special Net Losses shall be the responsibility of the Participating Members in accordance with their respective Percentage Interests, (ii) all Special Available Cash shall be distributed to the Participating Members in accordance with their respective Percentage Interests, and (iii) the balances of the Members’ Special Capital Accounts related to such Special Expansion Project shall not be transferred to such Member’s Capital Account; and
(iii)     the Operator shall have the right to make an initial determination as to whether a proposed Expansion Project materially and adversely affects the operations of the other portions of the System based on the exercise of its reasonable discretion. If the Operator determines that a proposed Expansion Project would materially and adversely affect the operations of the other portions of the System, the Operator may disallow such proposed project. If the Participating Members holding a majority of the Project Interests thereafter disagree with the Operator’s determination, such dispute will be resolved in accordance with Section 10.3.
2.13    Information. In addition to the requirements of Article 9, the Members agree to provide to the Company any information reasonably requested by the Company for the purpose of complying with applicable Laws. Notwithstanding the foregoing, no Member shall be obligated to provide such information to the Company to the extent such disclosure (i) could reasonably be expected to result in the breach or violation of any contract or applicable Law from the perspective of such Member, (ii) involves secret, confidential or proprietary information of such Member, or (iii) involves any violation of applicable privilege; provided that, in the alternative, such Member may provide such information directly to such Governmental Body.

ARTICLE 3
BOARD MEMBERS AND BOARD
3.1    Composition of the Board. Each Member shall appoint two (2) persons to act as its designated Board Members to represent its Membership Interests; provided, however, that by written notice to the other Members at any time, any Member may appoint one or more Board Members to replace any of the two (2) Board Members previously appointed by such Member. Any Transferee of a Member Interest that has a Percentage Interest of 10% or more shall be entitled to appoint two Board Members to the Board. The Board Members acting on behalf of the Members from and after the Effective Date of this Agreement are set forth on Exhibit A. All prior Board Members who are not listed on Exhibit A are hereby removed from their position as a Board Member as of the Effective Date. Each Board Member shall serve until such Board Member’s resignation or removal.
3.2    Resignation of Board Member. A Board Member may resign from the Company by giving at least ten (10) days’ advance written notice of the Board Member’s resignation to the Members; provided, immediately after a Cause event with respect to any Board Member, such Board Member shall immediately resign from the Board, which resignation shall take effect upon the notice thereof. A Board Member shall be deemed to have resigned upon the Board Member’s death or disability or at the time that the Member who appointed that Board Member ceases to be a Member. The resignation of any Board Member shall take effect upon receipt of notice thereof in connection with a Cause event, and otherwise shall take effect at such later time as shall be specified in such notice in accordance with this Section 3.2; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
3.3    Removal of Board Member. A Board Member may be removed, with or without cause, by the Member that appointed the Board Member to the Board, in the sole discretion of such Member or pursuant to Section 3.1 and Section 3.2. Immediately after a Cause event with respect to any Board Member, if such Board Member has not immediately resigned from the Board in accordance with Section 3.2, the Member who appointed such Board Member shall immediately remove such Board Member from serving as a Board Member.
3.4    Successor Board Members. If a Board Member resigns, is deemed to have resigned, is removed or otherwise becomes unable to serve, the Member who appointed that Board Member shall appoint a successor Board Member; provided that such Person is still a Member. Members shall promptly (and in any event within fifteen (15) days) fill any vacancy in the Board Member that such Member is entitled to appoint in accordance with this Agreement. Each Board Member selected to fill a vacancy will serve until such Board Member’s resignation or removal.
3.5    Voting Rights. Each Board Member, acting individually, or Board Members, acting jointly, shall have voting power equal to the portion of the Total Votes set forth in Section 2.2 for the Member they represent. If the item being voted upon is a Unanimous Voting Item, all of the Board Member votes are required to approve the matter on which the Board Members are voting, consenting or otherwise requiring the determination or approval of the Board Members. If the item being voted upon is a Specified Voting Item, all of the Total Votes of the Board

Members appointed by the Members specified for approval of such action in Section 2.3 are required to approve the matter on which the Board Members are voting, consenting or otherwise requiring the determination or approval of the Board Members; otherwise, a Super-Majority of the Total Votes of all Board Member votes then in existence is required to approve the matter on which the Board Members are voting, consenting or otherwise requiring the determination or approval of the Board Members.
3.6    Authorizing Company Action. The Board Members may vote:
(a)    In person or by proxy at a meeting or by submitting to a meeting a written ballot with respect to a specific matter; or
(b)    Without a meeting and without notice, pursuant to written consent, before or after the action, in accordance with Section 3.7.
3.7    Action by Written Consent of Board Members. A written consent of the Board Members must state the action taken and be signed by the Board Members having not less than the minimum number of votes, including the applicable percentage of Total Votes, that would be necessary to authorize the action at a meeting at which all the Board Members entitled to vote on the action were present and voted.
3.8    Reliance on Reports. A Board Member shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports and statements presented to the Company by the Operator or any of the other Board Members, Members, officers, employees or committees of the Company or any other Person as to matters which the Board Member reasonably believes are within such other Person’s professional or expert competence including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members or creditors might properly be made.
3.9    Meetings of Board. Meetings of the Board may be called by any Board Member. Unless the Board Members in attendance agree otherwise, business transacted at meetings of the Board will be limited to the purpose or purposes stated in the notice. Assuming the notice and other requirements of Sections 3.10 and 3.12 are complied with, the Board Members representing Total Votes necessary to take the action stated in such notice on behalf of the Company pursuant to Section 3.5 will constitute a quorum; provided, however, that such quorum consists of at least one Board Member appointed by each Member. The Board shall hold meetings not less than semi-annually unless otherwise agreed by the Board Members or the Members.
3.10    Location and Notice. All meetings of the Board shall be held at the principal office of the Company, or at such other place as the Board Members shall determine. The Board Members calling the meeting will give notice of the time, place (if not at the principal office of the Company) and purpose of the meeting in accordance with Section 10.6 no less forty-eight (48) hours before the meeting.

3.11    Waiver of Notice. Notice of a meeting of the Board to a Board Member may be waived in writing by such Board Member. The attendance of a Board Member at any meeting constitutes a waiver of notice of the meeting, unless the Board Member objects at the beginning of the meeting to the transaction of any business on grounds that the meeting is not properly called.
3.12    Attendance by Conference Telephone. A Board Member may participate in a meeting with the same effect as being present in person by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants.
3.13    Compensation and Reimbursement. No Board Member or officer shall receive compensation from the Company for managing the affairs of the Company.

ARTICLE 4
INDEMNIFICATION; EXCULPATION
4.1    Right to Indemnification. Subject to the limitations and conditions as provided herein or by Laws, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Member of the Company or Affiliate thereof or any of their respective representatives, a Board Member, a member of a committee of the Company or an officer of the Company, or while such a Person is or was serving at the request of the Company as a director, officer, manager, partner, venturer, member, trustee, employee, agent or similar functionary of another foreign or domestic general partnership, corporation, limited partnership, joint venture, limited liability company, trust, employee benefit plan or other entity (each an “Indemnitee”), shall be indemnified by the Company to the extent such Proceeding or other above-described process relates to any such above-described relationships with, status with respect to, or representation of any such Person to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said Laws permitted the Company to provide prior to such amendment), against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ and experts’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article 4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder for any and all Liabilities and damages related to and arising from such Person’s activities while acting in such capacity; provided, however, that no Person shall be entitled to indemnification under this Section 4.1 if the Proceeding involves acts or omissions of such Person which constitute an intentional breach of this Agreement or gross negligence or willful misconduct on the part of such Person. The rights granted pursuant to this Article 4 shall be deemed contract rights, and no amendment, modification or repeal of this Article 4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. IT IS ACKNOWLEDGED THAT THE INDEMNIFICATION PROVIDED IN THIS ARTICLE 4 COULD INVOLVE INDEMNIFICATION FOR NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY.
4.2    Indemnification of Officers, Employees (if any) and Agents. The Company may indemnify and advance expenses to Persons who are not entitled to indemnification under Section 4.1.
4.3    Advance Payment. Any right to indemnification conferred in this Article 4 shall include a limited right to be paid or reimbursed by the Company for any and all reasonable expenses as they are incurred by a Person entitled or authorized to be indemnified under Sections 4.1 and 4.2 who was, or is threatened, to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to such Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his good faith belief that he has met the requirements necessary for indemnification under this Article 4 and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article 4 or otherwise.
4.4    Appearance as a Witness. Notwithstanding any other provision of this Article 4, the Company shall pay or reimburse expenses incurred by any Person entitled to be indemnified pursuant to this Article 4 in connection with such Person’s appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.
4.5    Non-exclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article 4 shall not be exclusive of any other right which a Person indemnified pursuant to Sections 4.1 and 4.2 may have or hereafter acquire under any Laws, this Agreement, or any other agreement, vote of the Board or otherwise.
4.6    Member Notification. To the extent discretionary to the Company, the Board shall approve or disapprove of indemnification or advancement of expenses under Section 2.3 and under Section 4.2. Any indemnification of or advance of expenses to any Person entitled or authorized to be indemnified under this Article 4 shall be reported in writing to the Board with or before the notice or waiver of notice of the next Board meeting or with or before the next submission to the Board of a consent to action without a meeting and, in any case, within the twelve (12) month period immediately following the date the indemnification or advance was made.
4.7    Savings Clause. If this Article 4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless any Person entitled to be indemnified pursuant to this Article 4 as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 4 that shall not have been invalidated and to the fullest extent permitted by Laws, and this Article 4 shall be amended and reformed to give such effect to the fullest extent permitted by Laws.
4.8    Scope of Indemnity. For the purposes of this Article 4, references to the “Company” include all constituent entities, whether corporations or otherwise, absorbed in a consolidation or merger as well as the resulting or surviving entity. Thus, any Person entitled to be indemnified or receive advances under this Article 4 shall stand in the same position under the provisions of this Article 4 with respect to the resulting or surviving entity as he would have if such merger, consolidation, or other reorganization never occurred.
4.9    Liability of Members and Affiliates.
(a)    A Member (in its capacity as such) shall have no liability whatsoever for any debt, obligation or liability of the Company, except to the extent such Member specifically agrees in writing to be responsible for such debt, obligation or liability of the Company or to the extent and under circumstances set forth in any non-waivable provision of the Act. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any Member (in its respective capacity as such) shall have any liability (whether in contract, tort or otherwise) (i) for any debt, contract, liability or other obligations of the Company or (ii) for any claim against the Company based on, in respect of, or by reason of, the Contributed Property, including any alleged non-disclosure or misrepresentations made by any such Persons.
(b)    Notwithstanding the foregoing, nothing in this Section 4.9 shall relieve any Member of any liability to the Company or its Members expressly provided in this Agreement or any Transaction Agreement, including any liability arising from Section 5.1(b) or any transaction pursuant to Article 4.
4.10    Fiduciary Duties. To the fullest extent permitted by Law, none of the Members, Board Members, Designated Officers, or other officers of the Company shall owe any fiduciary or similar duty or obligation whatsoever to the Company, any Member (other than the Member designating such Board Member or Designated Officer) or other holder of Membership Interests or the other Board Members, except the duty of good faith and fair dealing or as required by any provisions of applicable Law that cannot be waived. Subject to the foregoing, the Company and the Members acknowledge and agree that each Board Member may decide or determine any matter subject to the Board’s approval hereunder in the sole and absolute discretion of such Board Member, it being the intent of all Members that such Board Member have the right to make such decision or determination solely on the basis of the interests of the Member that designated such Board Member. The Company and the Members agree that any claims against, actions, rights to sue, other remedies or recourse to or against any Board Member (except for such claims, actions, rights to sue, remedies or recourse that may be initiated or brought solely by the Member that appointed by the Board Member) for or in connection with any such decision or determination by such Board Member, whether arising in common law or equity or created by rule of Law, contract (including this Agreement) or otherwise, are in each case (except as set forth above) expressly released and waived by the Company and each Member, to the fullest extent permitted by Law, as a condition to and as part of the condition for the execution of this Agreement and the undertaking to incur the obligations provided for in this Agreement. To the extent that, at law or in equity, a Member, Board Member, Designated Officer or other officer of the Company owes any duties (including fiduciary duties) to the Company, any other Member or other holder of Membership Interests pursuant to applicable Law, such duty is hereby eliminated to the fullest extent permitted pursuant to Section 18-1101(c) of the Act, it being the intent of the Members that to the extent permitted by Law and except to the extent set forth in this Section 4.10 or specified elsewhere in this Agreement, such Member, Board Member, Designated Officer or other officer shall not owe any duties of any nature whatsoever to the Company, the other Members or other holder of Membership Interests, other than the duty of good faith and fair dealing, and each Member may decide or determine any matter in its sole and absolute discretion taking into account solely its interests and those of its Affiliates (excluding the Company and its Subsidiaries) subject to the duty of good faith and fair dealing. Nothing herein is intended to create a partnership, joint venture, agency or other relationship creating fiduciary or quasi-fiduciary duties or similar duties or obligations, otherwise subject the Members to joint and several liability or vicarious liability or to impose any duty, obligation or liability that would arise therefrom with respect to any or all of the Members or the Company.
4.11    Permitted Activities.
(a)    Notwithstanding anything in this Agreement to the contrary, the Company and each of the Members acknowledges and agrees that each of Plains, Delek and their respective Affiliates have engaged, prior to the Effective Date, and are expected to engage, on and after the Effective Date, in other transactions with and with respect to, in each case, Persons engaged in businesses that directly or indirectly compete with the Business and its Subsidiaries as conducted from time to time or as expected to be conducted from time to time. The Company and the Members agree that any involvement, engagement or participation each of Plains, Delek and their respective Affiliates in any such investments, transactions and businesses, even if competitive with the Company and its Subsidiaries, shall not be deemed wrongful or improper or to violate any duty express or implied under applicable Law so long as Confidential Information is not used or made available by each of Plains, Delek and their respective Affiliates in violation of this Section 4.11 or Section 10.10 in connection with or for use in such investments, transactions or businesses. The Company and each Member hereby renounce any interest, expectancy, co-participation rights or other rights in or to any business opportunity, transaction or other matter in which Plains, Delek or their respective Affiliates participates or seeks to participate (each, a “Business Opportunity”) other than to the extent a Business Opportunity contains Confidential Information. None of Plains, Delek or their respective Affiliates shall have any obligation to communicate or offer any Business Opportunity to the Company, and Plains, Delek and their respective Affiliates may pursue for itself or direct, sell, assign or transfer to a Person other than the Company any Business Opportunity.
(b)    Each of the Company and the Members hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against Plains, Delek or their respective Affiliates for or in connection with any such investment activity, Business Opportunity or other transaction activity or other matters described in Section

4.11(a), whether arising in common law or equity or created by rule of Law, contract or otherwise, are expressly released and waived by the Company and each Member, in each case to the fullest extent permitted by Law.
(c)    Notwithstanding anything in this Agreement to the contrary, each of the Company and the Members acknowledges and agrees that Plains, Delek and their respective Affiliates have obtained, prior to the Effective Date, and are expected to obtain, on and after the Effective Date, confidential information from other companies and sources in connection with the activities and transactions described in Section 4.11(a) or otherwise. Each of the Company and the Members hereby agrees that (i) none of Plains, Delek or their respective Affiliates has any obligation to use any such confidential information in connection with the business, operations, management or other activities of the Company or furnish to the Company or any Member any such confidential information; and (ii) any claims against, actions, rights to sue, other remedies or other recourse to or against Plains, Delek or their respective Affiliates for or in connection any such failure to use or furnish such confidential information, whether arising in common law or equity or created by rule of Law, contract or otherwise, are expressly released and waived by the Company and each Member, in each case to the fullest extent permitted by Law.
ARTICLE 5
CONTRIBUTIONS, DISTRIBUTIONS AND ALLOCATIONS
5.1    Capital of the Company.
(a)    Contribution. On the Effective Date (or as set forth in clause (iii) below) and upon the terms and subject to the conditions set forth herein, each Member shall make the following contributions to the Company:
(i)    Plains shall contribute (the “Plains Contribution”) (A) land, engineering and other work-in-process items associated with the development of the System including, but not limited to defining the design basis for the System, surveying the System, acquiring rights-of-way, identifying crossings, engineering and environmental studies, acquisition of materials and performing a permit review as further described on Schedule 5.1(a)(i) attached hereto and incorporated herein (the “Estimated Plains Contributed Assets”), cumulatively valued at an amount equal to $735,808.00, which is the actual cost incurred by Plains for such Estimated Plains Contributed Assets and is based on work-in-process through February 28, 2015, pursuant to a bill of sale and/or assignment and assumption agreement (in the forms attached hereto as Exhibits E-1 and E-2, respectively) and (B) cash in an amount equal to $3,096,112.00 (“Plains Contributed Cash”), such that the Plains Contribution equals $3,831,920.00 in accordance with Schedule 5.1; and
(ii)    Delek shall contribute (the “Delek Contribution”) engineering, other work-in-process and rights-of-way as further described on Schedule 5.1(a)(ii) attached hereto and incorporated herein (the “Estimated Delek

Contributed Assets”), cumulatively valued at an amount equal to $3,831,920.00, which is the value for such Estimated Delek Contributed Assets, pursuant to a bill of sale and/or assignment and assumption agreement (in the forms attached hereto as Exhibits E-1 and E-2, respectively), such that the Delek Contribution equals $3,831,920.00 in accordance with Schedule 5.1.
(iii)    Plains shall contribute the Plains Contributed Cash to the Company via wire transfer to an account designated by the Company within ten (10) days from the Effective Date (if such day is not a Business Day, the next succeeding Business Day).
(iv)    On or before the date which is ninety (90) days following the Effective Date (or, in the event such date is not a Business Day, the next succeeding Business Day), each Member shall prepare and deliver to the Company and the other Member a statement reflecting the Plains Contribution (including any adjustments to the Estimated Plains Contributed Assets), which after such adjustment shall be the “Final Plains Contributed Assets” or the Delek Contribution (including any adjustments to the Estimated Delek Contributed Assets), which, after such adjustments shall be the “Final Delek Contributed Assets”, as applicable, together with reasonably detailed supporting documentation (the “Final Closing Statements”). Within thirty (30) days after receipt by the Company and the other Members of the Final Closing Statements (the “Initial Review Period”), either Member may notify the other Member in writing as to whether the Member agrees or disagrees solely with the accuracy of the amounts set forth on the applicable Final Closing Statement and, if a Member disagrees, such notice shall set forth in reasonable detail the particulars of such disagreement, including the calculation by the disputing Member of the correct amount of such disputed items (“Notice of Disagreement”). If either Member provides a notice pursuant to which it agrees with each of the components of the applicable Final Closing Statement (a “Notice of Acceptance”), then the Company shall have accepted the amounts set forth in the applicable Final Closing Statement, which shall then be final, binding and conclusive for all purposes hereunder. If a Notice of Acceptance is not delivered within the Initial Review Period, or if a Notice of Disagreement is provided within the Initial Review Period, then the Parties shall negotiate regarding the disputed matters for a period of thirty (30) days (the “Statement Negotiation Period”). If, at the termination of the Statement Negotiation Period, any matters are still in dispute between Delek and Plains in respect of the Final Closing Statements (and the determination of the Final Plains Consolidated Assets or the Final Delek Contributed Assets), such dispute shall be resolved by an Independent Auditor. The Independent Auditor shall have thirty (30) days to deliver to Plains and Delek a report setting forth its analysis of the non-satisfactory amounts which shall be binding on the Parties. Within five (5) Business Days of the later of (i) if a Notice of Disagreement has been timely given by either Member to the other, the date on which the last disputed item on such Notice of Disagreement is resolved; (ii) the issuance of a report by the Independent Auditor or (iii) any earlier date on which the applicable Member provides notice that it agrees with the applicable Final

Closing Statement, either of the following shall occur: (x) if the aggregate amount of the Final Plains Contributed Assets or the Final Delek Contributed Assets judged separately and reflected on each Member’s respective Final Closing Statement (as adjusted to reflect the resolution of any disputed item) is greater than the Estimated Plains Contributed Assets or the Estimated Delek Contributed Assets, respectively, then, the Company shall pay an amount equal to such excess by wire transfer of immediately available funds to such account or accounts of Delek or Plains, as may be designated by Delek or Plains in writing, or (y) if the aggregate amount of Final Plains Contributed Assets or the Final Delek Contributed Assets judged separately and reflected on each Member’s respective Final Closing Statements (as adjusted to reflect the resolution of any disputed item) is less than the Estimated Plains Contributed Assets or the Estimated Delek Contributed Assets, respectively, Plains or Delek, as applicable, shall contribute to the Company, as Capital Contributions, an amount equal to such shortfall by wire transfer of immediately available funds to such account or accounts of the Company as may be designated by the Company in writing. In the event a distribution is made to reimburse either Member pursuant to this section, the Company agrees to the extent permitted by Treasury Regulation Section 1.707-4(d) to treat the distribution received by either Delek or Plains as a reimbursement of pre-formation capital expenditures. No such action shall be required if the aggregate amount of the Final Plains Contributed Assets or the Final Delek Contributed Assets judged separately and reflected on each Member’s respective Final Closing Statement is equal to the Estimated Plains Contributed Assets or the Estimated Delek Contributed Assets, respectively.
(b)    Mandatory Contributions. Each Member shall make additional cash Capital Contributions pro rata in accordance with such Member’s Percentage Interest (without receiving additional Membership Interests) for the following:
(i)    payment of costs or expenses relating to the development and construction of the System or to fund such other expenditures permitted or contemplated pursuant to the Operating Services Agreement or the Construction Agreement (including line fill obligations and any indemnity or other payment owed to the Operator pursuant to the Operating Services Agreement or the Contractor pursuant to the Construction Agreement);
(ii)    payment of costs or expenses relating to (A) any repair or replacement of any material asset of the Company that may be required as a result of a casualty event, including an Emergency, or (B) any addition, repair or replacement of any material asset of the Company that may be required as a result of a Required Upgrade;
(iii)    payment of cost or expenses relating to an Insurance Indemnification Obligation;

(iv)    expenditures permitted pursuant to the then applicable Budget as approved pursuant to Section 2.3(v), Section 2.5(a)(iii)(C) or Section 2.5(a)(iii)(D); or
(v)    expenditures related to any Expansion Project approved by the Board or otherwise in accordance with the terms of this Agreement (other than a Special Expansion Project approved pursuant to Section 2.4(d)); and
(vi)    any expenditures, costs or expenses designated by the Board as a Mandatory Contribution.
In each case, as applicable, immediately following receipt of Board approval, or within fifteen (15) days following a Request for Advance (or such other time as designated in the Request for Advance) issued pursuant to the Operating Services Agreement or the Construction Agreement (which request for advance shall be based on a gross basis and not net of anticipated cash flows from operations).

(c)    Mandatory Contributions for Special Expansion Projects. With respect to any Special Expansion Project approved pursuant to Section 2.12(c), each Participating Member shall make additional cash Capital Contributions in accordance with such Member’s Project Interest within fifteen (15) days following a Request for Advance issued pursuant to the Operating Services Agreement or the applicable construction agreement.
(d)    Additional Contributions. Capital Contributions not set forth pursuant to Section 5.1(b) or Section 5.1(c) shall be subject to the approval of the Board in accordance with Section 2.3(q). Approval by the Board of an additional Capital Contribution shall deem such Capital Contribution a Mandatory Contribution whereby each Member shall, within fifteen (15) days of the Board’s approval or such other time as the Board designates, make such contribution pro rata in accordance with such Member’s Percentage Interest (without receiving additional Membership Interests).
(e)    Withdrawal. No Member shall be entitled to (i) withdraw any part of the Member’s capital or to receive any distributions from the Company except as provided for in this Agreement; (ii) demand or receive any assets other than cash in return for the Member’s Capital Interest or (iii) be paid interest on any capital contributed to or accumulated in the Company. A Member is not required to contribute to or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.
(f)    Breach. Notwithstanding anything to the contrary in this Agreement, if any Member breaches its obligation pursuant to this Section 5.1 to make Capital Contributions, including Section 5.1(d), the non-breaching Member may make a loan to the Company with a principal amount equal to the amount of the Capital Contribution that was not made by the breaching Member, which loan shall bear interest at the highest rate of interest allowed by applicable Law. Simultaneously with the making of the loan, the lending Member shall give notice to the breaching Member of the making of the loan. If, after having made such loan:
(i)    the breaching Member makes the required Capital Contribution to the Company within 30 days after the above-described loan is made, the Company shall use such proceeds repay the loan from the non-breaching Member, provided, however, that when making the applicable payment to the Company, the breaching Member shall provide the Company with funds equal to the principal and interest outstanding under such loan and the amount of any interest paid to the Company shall not be considered a Capital Contribution by the breaching Member; or
(ii)    the breaching Member remains in default of its Capital Contribution obligations 30 days after the above-described loan is made, the non-breaching Member may elect to convert its loan to the Company into a Capital Contribution and such Capital Contribution shall be equal to 1.125 times the sum of the principal and interest then outstanding of the loan. If the non-breaching Member makes the conversion election pursuant to this Section 5.1(f)(ii), the Company shall amend Exhibit B to this Agreement to reflect the Percentage Interests as revised after such deemed Capital Contribution by the non-breaching Member and shall give prompt notice to the breaching Member with a copy of the revised Exhibit B.
(g)    Restrictions on financing. Notwithstanding anything to the contrary in this Agreement, the Company shall not obtain any proceeds from, enter into any agreement, contract or understanding or incur any Indebtedness arising out of or related to, project financing of any of the Company’s assets.
5.2    Distributions.
(a)    Distribution of Available Cash. The Members shall cause the Company to distribute to the Members in proportion to their respective Percentage Interests with respect to each quarter of the Fiscal Year an amount of cash equal to Available Cash. For the purpose of this Agreement, the term “Available Cash” means any positive amount of cash and cash equivalents held by the Company determined after subtracting $[*CONFIDENTIAL*] (the “Base Amount”) from the sum of all cash and cash equivalents of the Company on hand at the end of such quarter; provided, however, that the Base Amount may be adjusted for any given quarter to reflect an amount of cash reserves determined to be necessary or appropriate in the reasonable discretion of the Board to conduct the Business or the construction of the System, and any such adjustment shall be considered the “Base Amount” for a period determined by the Board, at the expiration of which, the Base Amount will revert to the amount set forth herein. Notwithstanding the foregoing, “Available Cash” shall not include Special Expansion Project Contributions made by any Participating Member or any Special Available Cash, in each case, with respect to such Special Expansion Project, until such time as [*CONFIDENTIAL*]% Payout has been reached by the Participating Members in such Special Expansion Project.

(b)    Distributions of Special Available Cash. At all times prior to [*CONFIDENTIAL*]% Payout, Special Available Cash attributable to each Special Expansion Project shall be distributed to the Participating Members in accordance with their respective Project Interests.
5.3    Distributions in Kind. If any assets of the Company are distributed to the Members in kind as determined by the Board, those assets shall be valued at their Fair Market Value on the date of the distribution, as agreed upon by the Members in accordance with Section 2.3(i).
5.4    Allocations of Profits and Losses. After giving effect to the special allocations set forth in Article 9, Net Profits and Net Losses for any Fiscal Year shall be allocated among the Members in proportion to their respective Percentage Interests and, until such time as [*CONFIDENTIAL*]% Payout has been reached by the Participating Members in such Expansion Project, Special Net Profits and Special Net Losses for any Fiscal Year will be allocated among the Participating Members in accordance with their applicable Project Interests.
5.5    Audit. Upon notice in writing to the Company and all other Members, each Member shall have the right to audit the Company’s accounts and records relating to the books and records for any Fiscal Year within twelve (12) months following the end of a Fiscal Year. Where more than one (1) Member wishes to conduct such an audit, the requesting Members shall use their commercially reasonable efforts to conduct a joint audit in a manner which will result in minimum inconvenience to the Company. The Company shall bear no portion of such Members’ audit cost incurred under this Section 5.5. The audits shall not be conducted more than once each Fiscal Year per Member without prior approval of the Company.
5.6    Insurance. The Company, Contractor and Operator will carry such insurance as approved by the Board within thirty (30) days of the Effective Date (the “Insurance Program”); provided, however, that such Insurance Program may be amended, supplemented or restated from time to time pursuant to a decision of the Board. To the extent (i) such Insurance Program is insufficient to cover any losses relating to the ownership and/or operation of the System or (ii) any losses relating to the ownership and/or operation of the System are incurred prior to the Board’s approval of the Insurance Program as set forth in the preceding sentence, whether such loss is a property or casualty loss, liability claim or otherwise (collectively, an “Uninsurable Loss”), such Uninsurable Loss shall be subject to the mandatory Capital Contribution provisions of Section 5.1(b). In the event the Company experiences an Uninsurable Loss, or the Company has agreed to provide contractual indemnity coverage in a Transaction Agreement and payment of an indemnity claim by the Company is proper thereunder and the Insurance Program is insufficient to cover such losses, the Members shall indemnify (in accordance with their Percentage Interest) the Company for such Insurable Loss or indemnity claim. Such indemnification obligation (“Insurance Indemnification Obligation”) shall be a Mandatory Contribution.

ARTICLE 6
TRANSFERS OF MEMBERSHIP INTERESTS
6.1    Transfers Prohibited. No Member shall Transfer any interest in any Membership Interests except in accordance with applicable securities laws and the provisions of this Article 6; provided, however, that any Member may Transfer all of its Membership Interests to any of its Specified Affiliates without complying with the requirements of Section 6.2 if (a) such Specified Affiliate executes and delivers to the Company a counterpart to this Agreement pursuant to which such Specified Affiliate agrees to be bound by the provisions of this Agreement, (b) unless such Transferor is liquidated, such Transferor remains fully liable for its obligations under this Agreement, (c) such Transferor delivers written notice to the Company describing in reasonable detail the proposed Transfer at least five (5) Business Days prior to such Transfer, and (d) such Transfer does not result in the Company being considered to have terminated within the meaning of Section 708(b)(1)(B) of the Code. Subject to Section 6.9 and the procedures and requirements set forth in this Article 6, if a Member wishes to Transfer its Membership Interests, such Member may: (i) Transfer all of its Membership Interests; or (ii) if such Member has sufficient Membership Interests, Transfer Membership Interests representing at least twenty-five percent (25%) of the total Membership Interests of the Company as long as such Transferring Member retains at least a twenty-five percent (25%) or greater Percentage Interest following such Transfer. Any purported Transfer in breach of the terms of this Agreement shall be null and void ab initio, and the Company shall not recognize the transferee with respect to any such prohibited Transfer as a Member or an assignee of a Member.

6.2    Right of First Offer.

(a)        Offer. If at any time a Member (the “RFR Transferring Member”) desires to Transfer (including a desire to solicit offers from a third party), directly or indirectly, any of the RFR Transferring Member’s Membership Interests (other than to a Specified Affiliate in accordance with Section 6.1), then the RFR Transferring Member must first offer (“Offer”) such portion of the RFR Transferring Member’s Membership Interests (“Offered Interests”) the RFR Transferring Member desires to Transfer for sale to the other Members (the “Non-Transferring Members”) pursuant to a written notice (the “Offer Notice”). The Offer shall be at a specified all-cash price (“Offer Price”) and without any representation or warranty other than with respect to the RFR Transferring Member’s ownership of such Membership Interests and such Membership Interests being free and clear of all liens and other encumbrances, but shall provide for a covenant with respect to historical tax obligations or reimbursements and other customary covenants; provided that no Member may submit an Offer while any offer or Transfer proceeding pursuant to this Section 6.2 is pending. Customary covenants shall not include non-cash consideration for the purchase of Offered Interests. If the Offer is a result of the RFR Transferring Member receiving any non-solicited bona-fide offer from a third party in respect of such Member’s Membership Interests, the Offer Notice must also contain: (i) a copy of the third party offer, (ii) the identity of each proposed third party transferee, (iii) the third party offer price, (iv) the number of Membership Interests at issue in the third party offer, (v) the payment terms, (vi) the anticipated closing date and (vii) all other material terms and conditions. The RFR Transferring Member may, by written notice to the Non-Transferring Members, terminate the proceedings pursuant to this Section 6.2 at any time prior to election by the Non-Transferring Members to purchase Offered Interests.

(b)    Member Election. The Non-Transferring Members (in proportion to the respective Percentage Interests of all electing Non-Transferring Members or in such other proportions as such Non-Transferring Members may agree) may elect to purchase all, but not less than all, the Offered Interests within thirty (30) days after delivery of the Offer Notice upon the terms set forth in the Offer Notice by delivering written notice of such election to the RFR Transferring Member.
(c)    Closing. If any one or more of the Non-Transferring Members has elected to purchase all, but not less than all, of the Offered Interests from the RFR Transferring Member, subject to a ninety (90) day extension for any necessary regulatory approvals, such purchase shall be consummated within forty-five (45) days after the delivery of such election notice(s) to the RFR Transferring Member and the payment of the purchase price shall be in cash. Notwithstanding anything to the contrary in this Section 6.2, all transfer periods and election periods pursuant to this Section 6.2 shall be tolled upon the exercise of any option pursuant to Section 6.3 and shall resume upon the closing or termination of such transactions pursuant to Section 6.3.
(d)    No Election. If none of the Non-Transferring Members elects to purchase all, but not less than all, of the Offered Interests from the RFR Transferring Member within the thirty (30) day period set forth in Section 6.2(b), then the RFR Transferring Member shall have the right, during the ninety (90) day period (a “Closing Period”) following the earlier of (i) the date on which the RFR Transferring Member receives notice of the last of the Non-Transferring Members’ non-election or (ii) the expiration of the thirty (30) day period set forth in Section 6.2(b), to Transfer all of the Offered Interests to a third party for all cash consideration at a price greater than or equal to the Offer Price. If the RFR Transferring Member receives a bona-fide offer from a third party to Transfer all of the Offered Interests to such third party for cash consideration at a price less than the Offer Price (the “Lower Offer Price”) (and the RFR Transferring Member desires to effect a Transfer at such price), the RFR Transferring Member shall present such offer pursuant to a written notice to the Non-Transferring Members, who shall have thirty (30) days to elect to purchase (in proportion to the respective Percentage Interests of all electing Non-Transferring Members or in such other proportions as such Non-Transferring Members may agree) all, but not less than all, of the Offered Interests at such price included in such offer (and without any representation or warranty other than with respect to the RFR Transferring Member’s ownership of such Membership Interests and such Membership Interests being free and clear of all liens and other encumbrances, but shall provide for a covenant with respect to historical tax obligations or reimbursements and other customary covenants and shall otherwise be on substantially the same terms and conditions as such offer). If one or more of the Non-Transferring Members elects to purchase all, but not less than all, of the Offered Membership Interests at such price, the RFR Transferring Member shall take all actions necessary to effect such sale to such Non-Transferring Member(s) in accordance with Section 6.2(c) above. If none of the Non-Transferring Members elects to purchase all, but not less than all, of the Offered Interests, the RFR Transferring Member may sell and Transfer the Offered

Interests to the third party at the Lower Offer Price (for all cash) within the period (also, a “Closing Period”) ending on the later of (i) forty-five (45) days following the end of the thirty (30) day election period and (ii) the final day of the ninety (90) day transfer period (each subject to a ninety (90) day extension for necessary regulatory approvals). As a condition to consummating the sale of the Offered Membership Interests, the third party Transferee shall acknowledge and agree that any Transfer of the Membership Interests is subject to a right of first refusal in favor of the Non-Transferring Members. The Company shall provide reasonable access to its books, records and facilities to facilitate the due diligence process of any third party in accordance with this Section 6.2(d); provided that such third party has executed a confidentiality agreement in accordance with Section 10.10. If the transfer periods described above expire or the RFR Transferring Member terminates the Transfer process pursuant to this Section 6.2 without the RFR Transferring Member Transferring its Membership Interests, the RFR Transferring Member shall be required to re-offer such Membership Interests to the Non-Transferring Members in accordance with this Section 6.2 before making any Transfer of its Membership Interests and shall not be permitted to issue an Offer Notice pursuant to this Section 6.2 for a period of sixty (60) days immediately following such expiration or termination. In the event the Members cannot agree on the allocation of purchase price or the Cash Value of Membership Interests in a Transfer made subsequent to no elections being made by each Non-Transferring Members, the Members shall follow the dispute resolution procedures set forth in Section 10.3.
(e)    Tag Along.    In the event the Non-Transferring Members have not exercised their rights to acquire the RFR Transferring Member’s Membership Interests pursuant to Section 6.2(d), the Non-Transferring Members shall nevertheless have the right to notify the RFR Transferring Member within 15 days after the beginning of the applicable Closing Period (the “Tag-Along Notice”) in Section 6.2(d) of the Non-Transferring Members’ election to include their respective Membership Interests in the proposed Transfer (or their pro-rata portion thereof if the RFR Transferring Member proposes to Transfer less than all of its Membership Interests), on substantially the same terms and conditions pursuant to which the RFR Transferring Member proposes to Transfer its Membership Interests (the “Tag-Along Transfer”). The Non-Transferring Members who timely deliver the Tag-Along Notice to the RFR Transferring Member may elect to terminate the proposed sale of their respective Membership Interests (or their pro-rata portion thereof if the RFR Transferring Member proposes to Transfer less than all of its Membership Interests) and shall not otherwise be deemed to owe any duty or responsibility to the RFR Transferring Member to proceed, in which case, the obligations under this Section 6.2 in respect of such Tag-Along Transfer shall cease.
(f)    Reinstatement.    If for any reason the RFR Transferring Member elects to terminate or otherwise not to sell its Membership Interests to a third-party pursuant to this Section 6.2 or should any such proposed Transfer to a third-party fail to close after having complied with the provisions of this Section 6.2, the RFR Transferring Member must comply with the provisions set forth in this Section 6.2, to the extent applicable, prior to making any subsequent Transfer of all or any portion of its Membership Interest.

6.3    Change of Control.
(a)    General. To the extent notice required pursuant to Section 6.2 was not previously given or any other Change of Control occurs, such Change of Control shall be subject to the terms and conditions of this Section 6.3. For purposes of this Section 6.3, the term “Acquired Member” shall refer to the Member that is subject to a Change of Control (or, to the extent applicable, the Designee of such Member), “Other Member” shall refer to any Member not subject to the Change of Control and “Acquiror” shall refer to the third party proposing to acquire any Control in the Acquired Member in the Change of Control.
(b)    Change of Control Notice. Once any binding definitive agreement that will result in a Change of Control exists, the Acquired Member shall promptly disclose all such final terms and conditions as are relevant to the acquisition of the Acquired Member’s Membership Interests in a written notice to the Other Member(s), which notice shall be accompanied by a copy of all instruments or other relevant portions of instruments establishing such terms and conditions of the Membership Interests subject to the Change of Control (a “Change of Control Notice”).
(c)    Right to Purchase. The Other Member(s) shall have the right, but not the obligation, to purchase all but not less than all of the Membership Interests of the Acquired Member (in proportion to the respective number of Membership Interests of all electing Other Members or in such other proportions as such Other Members may agree) on the terms and conditions the Acquired Member negotiated with the Acquiror that are relevant to the acquisition of Membership Interests for cash at a price equal to Fair Market Value proposed by the Acquired Member (and such right shall exist irrespective of any failure of the Acquired Member to send the Change of Control Notice). At any time after providing the Change of Control Notice, the Acquired Member (or its Affiliate) may consummate the transaction that will cause the Change of Control (but such consummation shall not affect the rights and obligations of any Member hereunder). If within a period of fifteen (15) days after delivery of the Change of Control Notice, (i) any one or more of the Other Member(s) deliver written notice of its acceptance of the terms and conditions without further reservations or conditions, the Acquired Member shall sell all, but not less than all, of the Membership Interests to such Other Member(s)(in proportion to their respective Percentage Interests or such other proportions as such Other Member(s) may agree) by the later of (A) the twentieth (20th) Business Day after the receipt of such acceptance or (B) the fifth (5th) Business Day after receipt of all required governmental approvals or (ii) any one or more of the Other Member(s) deliver written notice of its acceptance of the terms and conditions but disagree with the proposed Fair Market Value, the Fair Market Value shall be determined in accordance with Section 6.3(d) and, once determined, the Acquired Member shall sell all, but not less than all, of the Membership Interests to such Other Member(s)(in proportion to their respective Percentage Interests or such other proportions as such Other Member(s) may agree) by the later of (A) the twentieth (20th) Business Day after the receipt of such acceptance or (B) the fifth (5th) Business Day after receipt of all required governmental approvals. If none of the Other Member(s) timely accepts such terms and conditions to purchase all, but not less than all, of the Membership Interests, the right to acquire the Membership

Interests hereunder as a result of such Change of Control shall be irrevocably waived, subject to the immediately following sentence. If the Change of Control fails to be concluded within the period set forth in the Change of Control Notice, and the direct or indirect owners, as the case may be, of the Acquired Member desire thereafter to proceed with such proposed Change of Control, the Acquired Member shall be required to re-offer the Membership Interests subject to the Change of Control to the Other Member in accordance with the terms and conditions of this Section 6.3.
(d)    In the event of a Change of Control of a Member, such Member or its Designee shall include in its notification to the Other Members a statement of the proposed Fair Market Value of the Membership Interests subject to the Change of Control. In the event the Members (including to the extent applicable any Designee), after engaging in good faith negotiations for ten (10) Business Days, cannot agree on the Fair Market Value of the Membership Interests subject to the Change of Control, the Acquired Member and the Other Members shall have ten (10) Business Days to agree on a third party appraiser (the “Appraiser”) who shall make a determination of Fair Market Value. The Appraiser must be a Person qualified by experience, knowledge, education and training to make a fair and informed determination with respect to the matter in dispute, which Person shall not be an Affiliate of any party, nor an employee, director, officer, shareholder, owner, partner, agent or a contractor of any party or of any Affiliate of any party, either presently or at any time during the previous two (2) years.
(e)    After the designation of the Appraiser, the Acquired Member and the Other Members shall have fifteen (15) days (“Document Submission Period”) to submit true copies of all documents considered relevant together with their respective statements of Fair Market Value. Additionally, the Appraiser may decide to require the submission of additional documents that the Appraiser considers necessary for the Appraiser’s understanding and determination of the Membership Interests’ Fair Market Value. Based on the documents submitted, the Appraiser shall have thirty (30) days from the end of the Document Submission Period (or within any other mutually agreeable period of time) to deliver its written opinion as to Fair Market Value and the decision rendered by the Appraiser shall be final and binding on the Acquired Member and the Other Members.
(f)     If the Acquired Member and the Other Members cannot agree on an Appraiser, then the Acquired Member shall select a Person and the Other Member collectively shall select a Person. The two individuals selected shall select a third Person meeting the qualifications to be the Appraiser. If the two individuals selected by the Members cannot agree on a third Person to act as the Appraiser, the Members will refer the issue to the regional office of the International Institute for Conflict Prevention and Resolution covering Houston, Texas, which shall select the third Person meeting the qualifications to be the Appraiser.
(g)    The fees and costs associated with the Appraiser’s determination of Fair Market Value will be borne one-half by the Acquired Member and one-half by the Other Members; provided however, each party shall bear its own fees and costs of legal representation and document preparation.

(h)    Any disputes with respect to the Change of Control process shall be resolved pursuant to the dispute resolution procedures set forth in Section 10.3.
6.4    Dissolution; Bankruptcy.
If a Member (i) is dissolved and wound up, or (ii) becomes Bankrupt, the affected Member shall notify the other Members in writing, or if the affected Member fails to provide the required notice within five Business Days, the Company shall have the right to provide the required notice to the non-affected Members (and such notice shall be deemed a Change of Control Notice for purposes of Section 6.3 and the entire Membership Interest owned by the affected Member shall be deemed to be the subject of a proposed Transfer (subject to the Lien) and, therefore, offered to the Acquiror under Section 6.3, and the affected Member shall be obligated to sell its Membership Interest in accordance with Section 6.3 and this Section 6.4.

6.5    Effect of Transfer.
(a)    Any Member who shall Transfer any Membership Interests shall, upon compliance with all provisions of this Article 6, (i) cease to be a Member with respect to such Membership Interests and shall no longer have any rights or privileges of a Member with respect to such Membership Interests and (ii) except for any Transfer to a Specified Affiliate in accordance with Section 6.1, shall then be relieved of all obligations pursuant to this Agreement, other than (i) any liability for any breach of this Agreement with respect to such Membership Interests and (ii) the obligations set forth in Section 10.10 (and such obligations shall expire three (3) years following the date of the applicable Transfer).
(b)    Upon compliance with all provisions of this Article 6, a Transferee shall become a Member and assume all obligations of the Transferor pursuant to this Agreement, other than any liability for any breach of this Agreement by the Transferor.
(c)    Subject to Section 10.14, in the event any Member Transfers its Membership Interests to any Person who was not previously a Member, all references to the Transferor herein shall be deemed to refer to the Transferee after the consummation of such Transfer.
(d)    Upon the Transfer of a Member’s Membership Interests other than in compliance with Article 6, any Member or Affiliate of a Member then currently serving as (i) Contractor under the Construction Agreement shall offer to resign from such position subject to the terms of the Construction Agreement and (ii) Operator under the Operating Services Agreement shall offer to resign from such position subject to the terms of the Operating Services Agreement, and the Non-Transferring Member(s) (or its Affiliate) shall have the right, but not any obligation, to assume the rights as Contractor or Operator under such agreements.
(e)    Notwithstanding anything to the contrary in this Agreement, if any Member breaches its obligation pursuant to Article 6 relating to a proposed or purported

Transfer during any period such Member remains in breach of Article 6, (i) all voting rights of the Board Member designated by such Member pursuant to this Agreement other than under Section 2.3(g) or Section 2.4 will be suspended, (ii) all other Transfer rights of such Member pursuant to this Agreement will be suspended and (iii) all of such Member’s rights to receive distributions from the Company will be suspended (and such Member shall not be entitled to any such distributions). For clarification purposes, if any Member breaches its obligation pursuant to Article 6 relating to a proposed or purported Transfer, the voting interest of the Board Member appointed by such Member other than under Section 2.3(g) or Section 2.4 shall equal zero for purposes of calculating the Total Votes pursuant to Section 2.2. Unless such Member’s rights to receive distributions are otherwise suspended pursuant to Section 5.1(f), promptly following such Member’s cure of all breaches of Article 6, the Company shall pay to such Member, without interest, all distributions such Member would have otherwise received during the period of suspension pursuant to this Section 6.5(e).
6.6    Additional Restrictions on Transfer.
(a)    Execution of Counterpart. Each Transferee of Membership Interests shall, as a condition precedent to such Transfer, execute and deliver to the Company a joinder agreement to this Agreement in a form reasonably satisfactory to the Board pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement.
(b)    Legal Opinion. No Transfer of Membership Interests to a third party pursuant to Section 6.2 may be made unless (i) in the opinion of the RFR Transferring Member’s counsel, in form and substance reasonably satisfactory to all of the other Members (unless all such other Members waive their right to receive such opinion) such Transfer would not violate any federal securities Laws applicable to the Company or the interest to be Transferred, or cause the Company to be required to register as an “Investment Company” under the Investment Company Act of 1940, as amended and (ii) the RFR Transferring Member provides reasonable assurance that such Transfer would not violate any state or foreign securities Laws applicable to the Company or the interest to be Transferred. Such opinion of counsel shall be delivered in writing to the Company prior to the date of the Transfer.
(c)    Legal Fees. Each Transferee shall pay or reimburse the Company for all legal fees and filing costs incurred by the Company in connection with the admission of the Member, unless waived by the Members.
(d)    Authority. If the Transferee is not an individual, it shall provide the Company with evidence, satisfactory to counsel for the Company, of its authority to become a Member under the terms and provisions of this Agreement.
(e)    Limitation on Transfers to Avoid Termination. Notwithstanding anything in this Agreement to the contrary, a Member’s right to dispose of all or part of its Membership Interests shall not be allowed if, when aggregated with the total of all other dispositions of Membership Interests within the preceding twelve (12) months, said disposition results in the Company being considered to have terminated within the meaning of Section 708(b)(1)(B) of the Code. Any Member Transferring all or any portion of its Membership Interests shall promptly notify the Tax Member of such Transfer.
6.7    Legend. In the event that certificated Membership Interests are issued, such certificated Membership Interests will bear the following legend:
“THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MARCH 20, 2015, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED MARCH 20, 2015 AS AMENDED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”), AND BY AND AMONG CERTAIN INVESTORS (THE “LLC AGREEMENT”). THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO ADDITIONAL TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE LLC AGREEMENT AND/OR A SEPARATE AGREEMENT WITH THE HOLDER OF THE MEMBERSHIP INTERESTS. A COPY OF SUCH CONDITIONS AND RESTRICTIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
6.8    Transfer Fees and Expenses. Without limiting the obligation of the Transferee under Section 6.6(c), the Transferor and Transferee of any Membership Interests shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including reasonable attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.
6.9    Void Transfers. Any purported Transfer by any Member of any Membership Interests in contravention of this Agreement (including the failure of the Transferee to execute a joinder agreement to this Agreement in the form reasonably acceptable to the Company and each other Member) or which would cause the Company (a) to be treated as an “investment company” under the Investment Company Act of 1940, as amended, or (b) not be treated as a partnership for U.S. federal income tax purposes, shall be null and void and of no legal effect, ab initio, and shall not bind or be recognized by the Company or any other party. No such purported Transferee shall have any rights as a Member, including any rights to any profits, losses or distributions of the Company.
6.10    Lien. Any purported Lien by a Member upon a Member’s Membership Interests or any portion thereof, which is placed without the prior approval of all the other Members is expressly prohibited and shall be null and void and of no legal effect, ab initio, provided, however, that the Parties acknowledge and consent to a Lien upon a Member’s Membership

Interests or any portion thereof pursuant to a Lien granted to the senior lenders to the Affiliates of either Member. Notwithstanding the foregoing, if a creditor or trustee-in-bankruptcy seeks to commence foreclosure remedies or proceedings upon all or any portion of the Membership Interests of a Member by a legal or equitable proceeding pursuant to a Lien granted in accordance with this Section 6.10, the affected Member shall notify the other Member in writing, or if the affected Member fails to provide the required notice within five Business Days, the Company shall have the right to provide the required notice to the non-affected Member. Such notice shall be deemed a Change of Control Notice for purposes of Section 6.3 and the entire Membership Interest owned by the affected Member shall be deemed to be the subject of a proposed Transfer (subject to the Lien) and, therefore, offered to the Acquiror under Section 6.3, and the affected Member shall be obligated to sell its Membership Interest in accordance with Section 6.3 and this Section 6.10.
6.11    Overriding Restrictions on Transfer. Notwithstanding anything else contained in this Article 6, and subject to the other restrictions set forth in this Agreement, no Membership Interests shall be Transferred:
(a)    without (i) an opinion of counsel to the Transferor (which counsel must be reasonably acceptable to each of the non-Transferors), in form and substance satisfactory to the Members (unless waived by each of the non-Transferors) that the Transfer is exempt from the registration requirements of the applicable federal securities Laws and (ii) reasonable assurance that such Transfer is exempt from the registration requirements of any state or foreign securities Laws applicable to the such Transfer, and
(b)    unless and until the Company receives from the Transferee any information regarding the Transferee and an executed joinder agreement to this Agreement in the form that the Company or any other Member may reasonably require.
6.12    Rights of Transferees. A Transferee shall have no rights under the Act, the Certificate, or this Agreement until the requirements of this Article 6 have been met.
6.13    Distributions and Allocations in Respect to a Transferred Interest. Subject to the option provided in Section 9.6(c), if a Transferred Interest is Transferred in compliance with the provisions of this Agreement during any accounting period, profits, losses, each item thereof and all other items attributable to the Transferred Interest for such period shall be divided and allocated between the Transferor and the Transferee by taking into account their varying interests during the period in accordance with Code Sec. 706(d) and the Regulations issued thereunder, using an interim closing of the books or any other method and conventions permitted by Law and selected by the Members. All distributions on or before the date of such Transfer shall be made to the Transferor, and all distributions thereafter shall be made to the Transferee. None of the Company, the Board Members or the Operator shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 6.13 whether or not the Board Members, the Operator or the Company have knowledge of any Transfer of ownership of any Membership Interests. In addition, the Company, the Board Members or the Operator shall be entitled to treat the Transferor as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to it, until such time as the Transfer meets all of the requirements of this Agreement.

ARTICLE 7
MERGER AND CONVERSION
The Company may merge or consolidate with one or more limited liability companies or other business entities or convert from a limited liability company only upon a vote pursuant to Section 2.4.
ARTICLE 8
DISSOLUTION
8.1    Events Causing Dissolution. Subject to the provisions of any Laws, the Company shall dissolve and its affairs shall be wound up upon the approval of the Board pursuant to Section 2.4.
8.2    Dissolution Procedure.
(a)    Upon dissolution of the Company, the Operator shall promptly wind up the affairs of the Company, liquidate and discharge or provide for all debts and liabilities of the Company and distribute the remaining assets in accordance with the Act and this Agreement. The Operator shall use reasonable efforts to complete the winding up within one (1) year of dissolution.
(b)    If assets are distributed in kind to the Members after approval thereof by the Board, all assets shall be valued at their then fair market value as determined by the Board in accordance with Section 2.3(i), and the Members’ Capital Accounts shall be adjusted accordingly, as provided for in the Sec. 704(b) Regulations. This fair market value shall be used for purposes of determining the amount of any distribution to a Member pursuant to Section 8.5.
8.3    Profits or Losses in Winding Up. The Members shall continue to share profits and losses during the winding up process in the same proportion as before the dissolution. Any gain or loss on the disposition of Company assets in the process of winding up shall be allocated among the Members in accordance with the provisions of Section 5.4 and Sections 9.3, 9.4 and 9.5, except as may be otherwise required by the Code or the Regulations.
8.4    Tax Obligations. Before the assets of the Company are distributed pursuant to Section 8.5, the Company shall file Tax Returns and pay tax obligations if and as required by Law.
8.5    Distributions at Liquidation. Subject to the right of the Board and the Operator to establish cash reserves as may be deemed reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds of the Company shall be distributed as follows:
(a)    first, to the payment and discharge of all of the Company’s debts and liabilities to creditors, including the Operator, Members, Board Members and their Affiliates as provided in Sections 18-804(a)(1) and (2) of the Act; and

(b)    second, after the adjustments referred to in Section 8.2, to the Members in an amount equal to the positive Capital Account balance of each Member, determined after taking into account all Capital Account adjustments for the Company’s taxable year during which the liquidation occurs, and such amount shall be paid to the Members in accordance with the provisions of Regulations Section 1.704-1(b)(2)(ii)(b)(2).
8.6    Final Report. Within a reasonable time following the completion of the liquidation and winding up of the Company, the Company shall cause the Board to produce a statement of the assets and Liabilities of the Company as of the date of complete liquidation and each Member’s portion of payments and distributions pursuant to Section 8.5.
8.7    Rights of Member; Restoration of Capital Account. Each Member shall look solely to the assets of the Company for all distributions, and no Member shall have recourse (upon dissolution or otherwise) against any other Member; provided, however, that nothing contained herein shall alter the obligations that a Member may have to the Company or any other Member under any Transaction Agreement. No Member shall be entitled to receive property other than cash upon dissolution and termination of the Company, unless otherwise determined by the Board. No Member shall be obligated to restore a negative balance in such Member’s Capital Account.
8.8    Termination. Upon the completion of the liquidation and winding up of the Company and the distribution of all Company assets, the Company shall terminate. The Operator shall have the authority to execute and record a Certificate of Cancellation pursuant to Section 18-203 of the Act as well as any and all other documents required to effect the dissolution and termination of the Company.
8.9    Waiver of Judicial Dissolution. To the fullest extent permitted by Law and notwithstanding anything set forth in this Agreement to the contrary, each Member and Board Member hereby waives and renounces any right to seek judicial dissolution, liquidation or termination of the Company under Section 18-802 of the Act or otherwise at law or in equity.
8.10    Deficit Capital Accounts. No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.
ARTICLE 9
TAX PROVISIONS AND CAPITAL ACCOUNTS
9.1    Tax Matters. Until removed or replaced in accordance with the terms of this Agreement and the Operating Services Agreement, Plains shall serve as “tax matters partner” of the Company within the meaning of Section 6231(a)(7) of the Code (the “Tax Member”). The Tax Member shall give prompt written notice to each other Member of any and all notices it receives from the Internal Revenue Service concerning the Company. The Tax Member shall not agree to extend the statute of limitations with respect to partnership items of the Company without the consent of the other Members. No Member shall take any action with respect to a partnership level audit item which would be binding on any other Member in computing its liability for taxes (or interest, penalties or additions to tax) without the consent of such other Member. The Tax Member shall provide any Member, upon request, access to all accounting and tax information, workpapers and schedules related to the Company. The Tax Member shall provide the Internal Revenue Service with sufficient information so that proper notice can be mailed to the other Members as provided in Code Sec. 6223. Upon the enactment of any tax legislation that any Member deems to have a material impact on the status, business, operations, management or other affairs of the Company (a “New Tax Law”), such Member may submit a request to the Tax Member to call a meeting of the Members to discuss the implications of the New Tax Law. Upon receipt of such request, the Tax Member shall call a meeting of the Members as soon as possible in accordance with the procedures set forth in Article 2. Any decision of the Members to alter, adjust, change or modify the status, business, operations, management or other affairs of the Company in connection with such New Tax Law shall be subject to the consent requirements of Section 2.3.
9.2    Capital Accounts.
(a)    Maintenance. A Capital Account shall be established and maintained for each Member. Each Member’s Capital Account (a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the Agreed Value of Contributed Property contributed by that Member to the Company (net of Liabilities associated with the Contributed Property that the Company is considered to assume or take subject to under the provisions of Code Sec. 752) and (iii) allocations to that Member of Net Profits and other items of income and gain specifically allocated to such Member, and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of Liabilities associated with the distributed property that the Member is considered to assume or take subject to under the provisions of Code Sec. 752) and (iii) allocations to that Member of Net Losses and other items of loss and deductions specifically allocated to such Member. For purposes of making the adjustments to the Members’ Capital Accounts as set forth in the immediately preceding sentence, a liability of the Company that is assumed by a Member shall be treated as money contributed by such Member to the Company, and a liability of a Member assumed by the Company shall be treated as money distributed to such Member by the Company, subject to the exceptions and other rules set forth in Regulations Section 1.704-1(b)(2)(iv)(c). Except as otherwise provided in this Agreement, whenever it is necessary to determine the Capital Account balance of any Member for purposes of this Agreement, the Capital Account of the Member shall be determined after giving effect to (x) all Capital Contributions made to the Company on or after the date of this Agreement, (y) all allocations of income, gain, deduction and loss pursuant to Section 5.4 and this Article 9 for operations and transactions effected on or after the date of this Agreement and prior to the date such determination is required to be made under this Agreement and (z) all distributions made on or after the date of this Agreement.
(b)    Special Capital Accounts. A Special Capital Account shall be established and maintained for each Participating Member. “Special Capital Account” means, with respect to any Member, an account to be created at the inception of a Special Expansion Project and thereafter to be maintained for each Member relating solely to such Special Expansion Project in the manner specified for Capital Accounts in Section 9.2(a). Any Special Capital Account shall only take into account allocations of Special Net Profits and Special Net Losses (and items thereof) attributable to such Special Expansion Project, Special Expansion Project Contributions made with respect to such Special Expansion Project, distributions of Special Available Cash with respect to such Special Expansion Project and any other items that adjust Capital Accounts that are properly attributable to such Special Expansion Project, in each case, as though the Special Expansion Project were the sole asset, and its ownership and operation were the sole activity, of the Company. The Special Capital Account of the Non-Participating Members with respect to such Special Expansion Project shall be zero.
(c)    Transfers. Upon the Transfer of a Member’s Membership Interests or part of a Member’s Membership Interests, the Capital Account of the Transferor Member that is attributable to the Transferred Membership Interests shall be carried over to the Transferee with respect to the Transferred Membership Interests.
(d)    Book/Tax Disparities. The realization, recognition and classification of any item of income, gain, loss or deduction for Capital Account purposes shall be the same as its realization, recognition and classification for federal income tax purposes, provided, however, that:
(i)    Any deductions for depreciation, cost recovery or amortization attributable to Contributed Property shall be determined as if the adjusted tax basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property. Upon adjustment pursuant to this Section 9.2 of the Carrying Value of the Company Property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization shall be determined as if the adjusted tax basis of such property were equal to its Carrying Value immediately following such adjustment. Any deductions for depreciation, cost recovery or amortization under this Section 9.2(d)(i) shall be computed in accordance with Sec. 1.704-1(b)(2)(iv)(g)(3) of the Regulations.
(ii)    Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Company as if the adjusted tax basis of such property as of such date of disposition were equal in amount to the Carrying Value of such property as of such date.
(iii)    All items incurred by the Company that cannot be deducted under Sections 267(a) or 707(b) of the Code shall, for purposes of Capital Accounts, be treated as an item of deduction for purposes of determining Net Profits and Net Losses and shall be allocated among the Members according to Article 5.
(iv)    Unless the Members agree otherwise by a unanimous consent of the Percentage Interest of all Membership Interests entitled to vote, upon the contribution to the Company by a new or existing Member of cash or Contributed Property (other than a de minimis contribution), the Capital Accounts of all Members and the Carrying Values of all Company Properties immediately prior to such contribution shall be adjusted (consistent with the provisions hereof and with the Regulations under Code Sec. 704) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Company Property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such Property immediately prior to such contribution and had been allocated to the Members in accordance with Article 5 and this Article 9.
(v)    Immediately before the actual distribution of any Company Property (other than cash or deemed cash) or the distribution of cash or deemed cash in redemption of all or a portion of a Member’s Membership Interests, the Capital Accounts of all Members and the Carrying Value of all Company Property shall be adjusted (consistent with the provisions of this Agreement and Regulations under Code Sec. 704) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each item of Company Property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such item of Company Property immediately prior to such distribution and had been allocated to the Members at such time in accordance with Article 5.
(vi)    The computation of all items of income, gain, loss and deduction shall include those items described in Code Sec. 705(a)(1)(B) and Sec. 705(a)(2)(B) Expenditures without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.
(e)    General Requirement. In addition to the adjustments required by the foregoing provisions of this Section 9.2, the Capital Accounts of the Members shall be adjusted in accordance with the capital account maintenance rules of Sec. 1.704-1(b)(2)(iv) of the Regulations. The foregoing provisions of this Section 9.2 are intended to comply with Sec. 1.704-1(b)(2)(iv) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. If the Members unanimously determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with such Regulations, the Members may make such modification. No Member shall have any liability to any other Member for any failure to exercise any such discretion to make any modifications permitted under this Section 9.2(e).
(f)    Current Capital Accounts. The Capital Account balance of each Member, as of the date of this Agreement, shall be set forth opposite the Member’s name on Exhibit B.
9.3    Tax Allocations and Other Tax Matters.
(a)    Except as provided in Section 9.3(b) hereof, for income tax purposes, each item of income, gain, loss, deduction and credit shall be allocated among the Members in the same manner as its correlative item of book income, gain, loss, deduction or credit is allocated pursuant to Section 5.4.
(b)    Code Sec. 704(c) Requirements. In the case of Contributed Property, items of income, gain, loss, deduction and credit, as determined for federal income tax purposes, shall be allocated first in a manner consistent with the requirements of Code Sec. 704(c) to take into account the difference between the Agreed Value of such property and its adjusted tax basis at the time of contribution. In the case of Adjusted Property, such items shall be allocated in a manner consistent with the principles of Code Sec. 704(c) to take into account the difference between the Carrying Value of such property and its adjusted tax basis. Any elections or other decisions relating to the allocations shall be made by the Company in any manner permitted by Sec. 1.704-3(b), (c) and (d) of the Regulations. If the item of Adjusted Property was originally Contributed Property, the allocation required by this Section 9.3 also shall take into account the other requirements of this Article 9. All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions of this Agreement shall be determined with regard to any election under Code Sec. 754 which may be made by the Company and shall be adjusted as necessary or appropriate to take into account those tax basis adjustments permitted by Code Secs. 734 and 743.
(c)    Recapture Allocations. Whenever the income, gain and loss of the Company allocable under this Agreement consist of items of different character for tax purposes (e.g., ordinary income, long-term capital gain, interest expense, etc.), the income, gain and loss for tax purposes allocable to each Member shall be deemed to include the Member’s pro rata share of each such item, except as otherwise required by the Code and the Regulations. Notwithstanding the foregoing, if the Company realizes depreciation recapture income pursuant to Code Secs. 1245 or 1250 (or other comparable provision) as the result of the sale or other disposition of any asset, the allocations to each Member hereunder shall be deemed to include the same proportion of such depreciation recapture as the total amount of deductions for tax depreciation of such asset previously allocated to such Member bears to the total amount of deductions for tax depreciation of such asset previously allocated to all Members, as provided in the Regulations. This Section 9.3(b) shall be construed to affect only the character, rather than the amount, of any items of income, gain and loss.
9.4    Special Regulatory Allocations. The following special allocations shall be made in the following order:
(a)    Minimum Gain Chargeback. Notwithstanding anything in this Agreement to the contrary, if there is a net decrease in Minimum Gain during any tax year of the Company, then, prior to any other allocations provided for in this Agreement, a Member shall be specially allocated items of Company income and gain for the year (and, if necessary, for succeeding years) equal to that Member’s share of the net decrease in Minimum Gain in accordance with Sec. 1.704-2(f) of the Regulations and other applicable Regulations. The items to be allocated shall be determined in accordance with Sec. 1.704-2(f)(6) of the Regulations.
(b)    Member Minimum Gain Chargeback. If during a taxable year of the Company there is a net decrease in Member Nonrecourse Debt Minimum Gain, any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined under Sec. 1.704-2(i)(5) of the Regulations) as of the beginning of the year shall be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Member’s share of such net decrease in accordance with Sec. 1.704-2(i) of the Regulations and other applicable Regulations.
(c)    Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in subsections (4), (5) or (6) of Sec. 1.704-1(b)(2)(ii)(d) of the Regulations, then items of income and gain shall be specially allocated to the Member in an amount and manner sufficient to eliminate as quickly as possible, to the extent required by the Regulations, any deficit in a Member’s Capital Account caused by the unexpected adjustment, allocation or distribution, but only to the extent that the Member does not otherwise have an obligation to restore its Capital Account deficit. This Section 9.4(c) is intended to satisfy the “qualified income offset” provisions of Sec. 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
(d)    Allocation of Nonrecourse Deductions. Items of loss, deduction and Code Sec. 705(a)(2)(B) Expenditures attributable under Sec. 1.704-2(c) of the Regulations to increases in the Company’s Minimum Gain shall be allocated, as provided in Sec. 1.704-2(e) of the Regulations, to the Members in accordance with the allocation provisions set forth in Article 5.
(e)    Allocation of Member Nonrecourse Deductions. Notwithstanding the provisions of Section 5.4, items of loss, deduction and Code Sec. 705(a)(2)(B) Expenditures attributable under Sec. 1.704-2(i) of the Regulations to Member Nonrecourse Debt shall (prior to any allocation pursuant to Section 5.4) be allocated, as provided in Sec. 1.704-2(i) of the Regulations, to the Members in accordance with the ratios in which they bear the economic risk of loss for such debt for purposes of Sec. 1.752-2 of the Regulations.
(f)    Special Allocations for Special Capital Accounts. At all times prior to a [*CONFIDENTIAL*]% Payout, allocations corresponding to those set forth in the foregoing subsections of this Section 9.4 shall be made with respect to each Member’s Special Capital Account prior to the allocation pursuant to Section 5.4 of Special Net Profits and Special Net Losses attributable to each Special Expansion Project to which the allocation relates.
9.5    Ameliorative Allocations. The allocations in Section 9.4 (the “Regulatory Allocations”) are intended to comply with certain requirements under Section 704 of the Code and the Regulations. It is the intent of the Members that all Regulatory Allocations shall be offset with other Regulatory Allocations or special allocations of other items of income, gain, loss or deduction of the Company pursuant to this Section 9.5. The Tax Member shall, to the fullest extent permissible under applicable Law, make allocations pursuant to this Section 9.5 to minimize any distortions in the economic arrangement of the Members that might otherwise result from the application of the Regulatory Allocations and, in that regard, shall take into account any future required offsetting allocations.
9.6    Tax Returns and Elections.
(a)    Tax Returns. The Company shall cause to be prepared and timely filed all necessary federal and state tax returns for the Company, including making the elections described in Section 9.6(b). Upon written request by the Company, each

Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s tax returns to be prepared and filed.
(b)    Tax Elections. The Company shall make the following elections on the appropriate tax returns:
(i)    to adopt the accrual method of accounting;
(ii)    to use the calendar year as provided for in Section 9.7 as the taxable year;
(iii)    an election pursuant to Section 754 of the Code;
(iv)    to elect to deduct and/or amortize the organizational expenses of the             Company as permitted by Section 709(b) of the Code;
(v)    to elect to deduct and/or amortize the start-up expenditures of the             Company as permitted by Section 195(b) of the Code; and
(vi)    any other election that the Board deems appropriate and in the best             interests of the Company or Members, as the case may be.
It is the intention of the Members that the Company be treated as a partnership for U.S. federal income tax purposes and neither the Company nor any Member may make any election to the contrary, including an election pursuant to Treasury Regulation section 301.7701-3(c) or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such an election.
(c)     Pro Rata Method. In the event of a Transfer of ownership of all of the Membership Interests of a Member, the Transferor and the Transferee shall have the option to elect the pro rata method of determining items to be included in the taxable income of the respective party pursuant to Regulations Section 1.706-1(c)(2) or any successor provision thereto. Upon presentation by the Transferor and its Transferee to the Tax Member of an agreement duly executed under the applicable regulations, the Company shall use the pro rata method in reporting partnership items to the Transferor Member and its Transferee in connection with the Transferred Interest.
(d)    Remedial Method. For purposes of the allocations set forth in Section 9.3(b), the Company hereby elects the remedial method of allocation under Regulations Section 1.704-3(d).
9.7    Fiscal Year. Unless a different tax year is required under the Code and the Regulations, the fiscal year of the Company (the “Fiscal Year”) shall end on December 31 of each calendar year. The Company shall have the same Fiscal Year for United States federal income tax purposes and for accounting purposes.
9.8    Margin Tax. If applicable Law requires (a) a Member and (b) the Company to participate in filing of a Texas margin tax combined group report, the Parties agree that the

Company shall promptly reimburse such Member for the margin tax paid on behalf of the Company as a combined group member. The margin tax paid on behalf of the Company shall be deemed to be equal to the margin tax that the Company would have paid if it had computed its margin tax liability for the report period on a separate entity basis rather than as a member of the combined group.
ARTICLE 10
GENERAL PROVISIONS
10.1    Entire Agreement. This Agreement, any exhibit or schedules hereto, and the Transaction Agreements constitute the full and entire understanding and agreement among the Members with regard to the subject matters hereof and thereof and supersedes all other prior agreements with regard to the subject matters hereof and thereof.
10.2    Binding Provisions; Assignment. The covenants and agreements contained in this Agreement shall be binding upon the successors, assigns, heirs, estates and personal representatives of the respective Members and the Board Members. Except for Transfers pursuant to Article 6, none of the rights, privileges or obligations set forth in, arising under or created by this Agreement may be assigned or transferred without the prior written consent of all of the Members.
10.3    Governing Law; Dispute Resolution; Jurisdiction.
(a)    This Agreement and all questions relating to the interpretation or enforcement of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than Delaware.
(b)    Claims or controversies arising out of this Agreement shall be determined and resolved in accordance with the following procedures:
(i)    Any claim or controversy arising out of or relating to this Agreement, including without limitation the meaning of its provisions, or the proper performance of its terms, its breach, termination or invalidity (each, a “Dispute”) will be resolved in accordance with the procedures specified in this Section 10.3, which until the completion of the procedures set forth in Section 10.3(b)(iii), will be the sole and exclusive procedure for the resolution of any such Dispute, except that any party, without prejudice to the following procedures, may file a complaint to seek preliminary injunctive or other provisional judicial relief, if, in its sole judgment, that action is necessary to avoid irreparable damage or to preserve the status quo or to avoid any applicable statute of limitations running that is not tolled in accordance with Section 10.3(b)(iv) below. Despite that action the parties will continue to participate in good faith in the procedures specified in this Section 10.3(b).
(ii)    Any party wishing to initiate the Dispute resolution procedures set forth in this Section 10.3 must give written notice of the Dispute to the other party

(a “Dispute Notice”). The Dispute Notice will include (i) a statement of that party’s position and summary of arguments supporting that position, and (ii) the name and title of the executive who will represent that party and of any other Person who will accompany the executive, in the negotiations under Section 10.3(b)(iii).
(iii)    If any party has given a Dispute Notice, the parties will attempt in good faith to resolve the Dispute within thirty (30) days of delivery of the Dispute Notice (such period, the “Negotiation Period”) by negotiations between executives who have authority to settle the Dispute and who are either a Board Member of the Company or at a Vice President or higher level of management (or functional equivalent) of the Person (or its managing member or general partner) with direct responsibility of the administration of this Agreement or the matter in Dispute. Within fifteen (15) days after the delivery of the Dispute Notice, the receiving party will submit to the other a written response. The response shall include (A) a statement of the party’s position and a summary of arguments supporting that position, and (B) the name and title of the executive who will represent that party and of any other Person who will accompany the executive. During the Negotiation Period, such executives of the parties will meet at least weekly, at a mutually acceptable time and place, and thereafter during the Negotiation Period as more often as they reasonably deem necessary, to attempt to resolve the Dispute.
(iv)    All applicable statutes of limitation and defenses based upon the passage of time will be tolled while the procedures specified in Section 10.3 are pending. The parties will take any action required to effectuate that tolling. Each party is required to continue to perform its obligations under this Agreement pending completion of the procedures set forth in Section 10.3, unless to do so would be impossible or impracticable under the circumstances.
(v)    If a Dispute is not resolved as of the end of the Negotiation Period (including any agreed extensions), the Dispute shall be resolved and decided by the state and federal courts located in Harris County, Texas Courts (collectively, the “Harris County Courts”). Each of the parties hereby irrevocably and unconditionally, for itself and its property, submits to the exclusive jurisdiction in the Harris County Courts and any appellate court from any thereof, in any suit, action or other proceeding arising out of or relating to this Agreement, any related agreement (including any Transaction Agreement) or any transaction contemplated hereby or thereby, and agrees that all claims in respect of such suit, action or other proceeding may be heard and determined in any such court, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such suit, action or proceeding except in the Harris County Courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Harris County Courts, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in the Harris County Courts, and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Harris County Courts. Each party hereby agrees that service of summons, complaint or other process in connection with any proceedings contemplated hereby may be made by registered or certified mail addressed to such party at the address specified pursuant to Section 10.6.
10.4    Waiver of Jury Trial. EACH OF THE COMPANY, THE MEMBERS, AND ANY INDEMNITEES SEEKING REMEDIES HEREUNDER, HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY MEMBER, BOARD MEMBER OR INDEMNITEE, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.
10.5    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provisions as may be possible and be legal, valid and enforceable.
10.6    Notices. Except as otherwise provided in this Agreement, all notices required or permitted to be given under this Agreement shall be sufficient and deemed delivered if in writing, as follows: (A) by personally delivering the notice to the party entitled to receive it or (B) by Federal Express or any other reputable overnight carrier, in which case the notice shall be deemed to be given as of the date it is delivered. All notices to the Company shall be addressed to the Operator at the address specified in the Operating Services Agreement, with a copy (which shall not constitute notice) to each Member at the applicable address set forth below. All notices to the Board Members shall be addressed to such Board Members at the addresses on file with the Company, with a copy (which shall not constitute notice) to the Member appointing each such Board Member at the applicable address set forth below. All other notices shall be addressed as follows:
If to Plains:
Plains Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Attn: Sam Brown, Vice President

With a copy to (which shall not constitute notice):
Plains Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Attn: Richard McGee, Executive Vice President and General Counsel
If to Delek:
DKL Caddo, LLC
7102 Commerce Way
Brentwood, Tennessee 37027
Attn: Frederec Green, Executive Vice President
With a copy to:
DKL Caddo, LLC
7102 Commerce Way
Brentwood, Tennessee 37027
Attn: Andrew Schwarcz, Executive Vice President and General Counsel
Any party hereto may specify a different address, by written notice to the other parties hereto. The change of address shall be effective upon the other parties’ receipt of the notice of the change of address.
10.7    Counterparts. This Agreement may be executed in two or more counterparts, any one of which counterparts need not contain the signatures of more than one party, each one of which counterparts constitutes an original, and all of which counterparts taken together constitute one and the same instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature. Any Person may rely on a copy or reproduction of this Agreement, and an original will be made available upon a reasonable request.
10.8    No Third-Party Beneficiaries. Except as expressly set forth in Section 6.3, Section 6.10 and Article 4, nothing contained in this Agreement shall create or be deemed to create any rights or benefits in any third parties.
10.9    Amendment of Agreement. Neither this Agreement nor the Certificate may be amended or modified except by a vote pursuant to Section 2.3.
10.10    Confidentiality; Press Releases. Without the consent of the Board or the other Member(s), no Member shall divulge to any Person any information relating to the assets, liabilities, operations, business affairs or any other such information about the Company or any of its Subsidiaries (including, without limitation, confidential shipper information, pricing, cost data and other commercially sensitive information relating to the Business), that is not already publicly available or that has not been publicly disclosed pursuant to authorization by the Board (“Confidential Information”), except (a) as required by Law, (b) as required pursuant to an order of a court of competent jurisdiction, (c) as necessary to perform its obligations pursuant to the Operating Services Agreement or the Construction Agreement, (d) to the extent necessary to enforce the rights of such Member under this Agreement or the Transaction Agreements, (e) to a Specified Affiliate and any other legal, accounting, investment or banking representatives (“Representatives”), and (f) to any self-regulating authority, such as a stock exchange, provided that, any Member disclosing any such information to a Specified Affiliate or Representative shall (i) inform such Specified Affiliate or Representative of the obligations of this Section 10.10 and (ii) be responsible for any breach of this Section 10.10 by any such Specified Affiliate or Representative. The right to maintain the confidentiality of the affairs of the Company in connection with the Company’s business may be enforced by the Company by way of an injunction issued out of any court of competent jurisdiction, and such right shall not restrict or take the place of the Company’s rights to money damages for a violation of the provisions of this Section 10.10. Notwithstanding anything to the contrary in this Section 10.10, a Member may disclose Confidential Information in the following circumstances to potential Transferees of Membership Interests; provided, however (except with respect to potential Transfers to Specified Affiliates), that prior written notice of such disclosure must be provided to the other Members (including the identity of the potential Transferee and the information to be disclosed) and such potential Transferee must execute a confidentiality agreement in customary form prior to such disclosure which (i) requires the recipient to keep the information confidential, (ii) prohibits the recipient from using the information for any purpose other than evaluating the potential Transfer and (iii) provides the Company with third party beneficiary rights. The confidentiality obligations of the Members shall survive any termination of the membership of any Member in the Company.
Without reasonable prior notice to the other parties hereto, no Member will issue, or permit any agent or Affiliate of it to issue, any press releases or otherwise make, or cause any agent or Affiliate of it to make, any public statements with respect to this Agreement, the Operating Services Agreement, any Construction Agreement, any Confidential Information or the activities contemplated hereby or thereby, except where such release or statement is deemed in good faith by such releasing Member to be required by Law or under the rules and regulations of a recognized stock exchange on which shares of such Member or any of its Affiliates are listed, and in any case, prior to making any such press release or public statement, such releasing Member shall provide a copy of the proposed press release or public statement to the other Member hereto reasonably in advance of the proposed release date as necessary to enable such other Member to provide comments on it; provided such other Member must respond with any comments within one (1) Business Day after its receipt of such proposed press release
Notwithstanding anything to the contrary in this Agreement, any Member or Affiliate of a Member may disclose information regarding the Business that is not Confidential Information in investor presentations, industry conference presentations or similar disclosures. If a Member wishes to disclose any Confidential Information in investor presentations, industry conference presentations or similar disclosures, such Member must first (i) provide the other Member with a copy of that portion of the presentation or other disclosure document containing such Confidential Information and (ii) obtain the prior written consent of the other Member to such disclosure (which consent may not be unreasonably withheld, conditioned or delayed).

10.11    Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom may be granted, only by a written document executed by the Members. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent. No failure or delay by a Member to exercise any right, power or remedy under this Agreement, and no course of dealing among the parties to this Agreement, shall operate as a waiver of any such right, power or remedy of the Member. No single or partial exercise of any right, power or remedy under this Agreement by a Member, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude the Member from any other or further exercise thereof or the exercise of any other right, power or remedy under this Agreement. The election of any remedy by a Member shall not constitute a waiver of the right of such Member to pursue other available remedies. No notice to or demand on a Member not expressly required under this Agreement shall entitle the Member receiving the notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Member giving the notice or demand to any other or further action in any circumstances without the notice or demand.
10.12    Limitation on Damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EACH PARTY HERETO HEREBY EXPRESSLY DISCLAIMS, WAIVES AND RELEASES THE OTHER PARTIES TO THIS AGREEMENT FROM AND EXCLUDES ANY RECOVERY FOR ITS OWN SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL, INCIDENTAL, AND INDIRECT DAMAGES (INCLUDING LOSS OF, DAMAGE TO OR DELAY IN PROFIT, REVENUE OR PRODUCTION) RELATING TO, ASSOCIATED WITH, OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY SUCH DAMAGES RELATING TO, ASSOCIATED WITH OR ARISING OUT OF MATTERS INVOLVING ANY PARTY ACTING IN ITS CAPACITY AS A PARTY HERETO, EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO A THIRD PARTY, WHICH DAMAGES (INCLUDING COSTS OF DEFENSE AND REASONABLE ATTORNEYS’ FEES INCURRED IN CONNECTION WITH DEFENDING AGAINST SUCH DAMAGES) SHALL NOT BE EXCLUDED BY THIS PROVISION AS TO RECOVERY HEREUNDER. NO LAW, THEORY, OR PUBLIC POLICY SHALL BE GIVEN EFFECT WHICH WOULD UNDERMINE, DIMINISH, OR REDUCE THE EFFECTIVENESS OF THE FOREGOING WAIVER, IT BEING THE EXPRESS INTENT, UNDERSTANDING, AND AGREEMENT OF THE PARTIES HERETO THAT SUCH DAMAGE WAIVER, EXCLUSION, DISCLAIMER, AND RELEASE IS TO BE GIVEN THE FULLEST EFFECT, NOTWITHSTANDING THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY PARTY.
10.13    Attorneys’ Fees. In the event of any litigation between the Members, or between the Company and any Members, arising under this Agreement, the prevailing party shall be entitled to reimbursement for its out-of-pocket costs and expenses resulting from any such litigation, including attorneys’ fees and expenses.

10.14    Interpretation. The parties to this Agreement acknowledge and agree that: (A) each Member and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Agreement; and (B) any rule of construction to the effect that any ambiguities are resolved against the drafting Member shall not be used to interpret this Agreement. The words “include,” “includes,” and “including” in this Agreement mean “include/includes/including without limitation.” The use of “or” is not intended to be exclusive unless expressly indicated otherwise. All references to $, currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars. The use of the masculine, feminine or neuter gender or the singular or plural form of words shall not limit any provisions of this Agreement. A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the item has been delivered. Time is of the essence in this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any reference herein to any Law shall be construed as referring to such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. All article, section, subsection and exhibit references used in this Agreement are to articles, sections, subsections and exhibits to this Agreement unless otherwise specified. The exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.
10.15    Headings and Captions. The headings and captions of the various articles and sections of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Agreement.
10.16    Expenses. Except as otherwise set forth in this Agreement, each Member shall pay its respective fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by the Member) in connection with the preparation or enforcement of, or of any requests for consents or waivers under, this Agreement, including any amendments or waivers to this Agreement.
10.17    Laws and Regulations. This Agreement is subject to all present and future orders, rules, and regulations of any regulatory body having jurisdiction and to the Laws of the United States or any State having jurisdiction; and in the event this Agreement or any provision hereof shall be found contrary to or in conflict with any such order, rule regulation or Law this Agreement shall be deemed modified to the extent necessary to comply with such order, rule, regulation, or Law, but only for the period of time and in the jurisdiction for which such order, rule, regulation, or Law is in effect.
10.18    Waiver of Partition of Company Property. Each Member hereby irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the System or any assets of the Company.

ARTICLE 11
DEFINITIONS
The following words and phrases shall have the meanings specified in this Article 11:
“[*CONFIDENTIAL*]% Payout” means, with respect to any Participating Member in any Special Expansion Project, the date when such Member has received Special Available Cash distributions totaling [*CONFIDENTIAL*]% of its Special Expansion Project Contributions made with respect to such Special Expansion Project.
“Acquired Member” has the meaning set forth in Section 6.3(a).
“Acquiror” has the meaning set forth in Section 6.3(a).
“Act” has the meaning set forth in Section 1.1.
“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 9.2.
“Agreement” has the meaning set forth in the preamble.
“Affiliate” means, with reference to any Person, any other Person that directly or indirectly Controls, through one or more intermediaries, is Controlled by or is under common Control with the first Person. Notwithstanding the foregoing, for the purposes of this Agreement, Delek US Holdings, Inc., and its Subsidiaries (not including Delek Logistics Partners, L.P. or its Subsidiaries) shall not be Affiliates of Delek Logistics Partners, L.P. or its Subsidiaries.
“Agreed Value” means the Fair Market Value of Contributed Property or other property of the Company, as agreed upon by the Members in accordance with Section 2.3; provided that the Members agree that because the business is still under construction, recently purchased property has a Fair Market Value equal to its cost, and therefore, except for the Estimated Plains Contributed Assets and the Estimated Delek Contributed Assets, the Agreed Value of any Contributed Property acquired by the contributing Member within the two-year period immediately prior to the Effective Date shall be the actual cost of such Contributed Property to the contributing Member as demonstrated by such documentation as may be reasonably requested by the other Members.
“Agreement” has the meaning set forth in the preamble.
“Appraiser” has the meaning set forth in Section 6.3(d).
“Available Cash” has the meaning set forth in Section 5.2(a).
“Bankruptcy” means with respect to any Person (a) the commencement of a case or other proceeding, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, if such case or proceeding has continued undismissed, undischarged, unbonded or unstayed and in effect for a period of one hundred twenty (120) consecutive days; or an order for relief in respect of such Person has been entered in an involuntary case under the federal bankruptcy Laws or other similar Laws now or hereafter in effect; or (b) the commencement by such Person of a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar Law now or hereafter in effect, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) for such Person, or the general assignment by such Person of all or substantially all of its property for the benefit of creditors, or such Person shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or such Person or its board of directors shall vote to implement any of the foregoing; or (c) the commencement against the Person of any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (d) the taking by the Person of any material action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clause (a), (b), or (c) above.
“Board” has the meaning set forth in Section 2.1.
“Board Member” has the meaning set forth in Section 2.1.
“Budget” means the annual operating budget of the Company or any Subsidiary, as approved pursuant to Section 2.3(v), in addition to the budgets submitted by the Contractor or Operator pursuant to the Construction Agreement or the Operating Services Agreement, as applicable, and approved pursuant to Section 2.5(a)(iii)(C) and Section 2.5(a)(iii)(D).
“Business” has the meaning set forth in Section 1.6.
“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Delaware or the State of Texas.
“Business Opportunity” has the meaning set forth in Section 4.11(a).
“Capital Account” means the individual capital account of each Member reflecting the contributions, distributions and allocations of income, gain, loss, deduction, expense, and credit to each Member and maintained as provided in Section 9.
“Capital Contribution” means the amount of money or the fair market value of other property contributed to the Company with respect to the interest in the Company held by a particular Member.
“Capital Interest” means the Member’s interest in the capital of the Company.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease that should, in accordance with GAAP, appear as a liability on the balance sheet of such Person
“Carrying Value” means (A) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, cost recovery and amortization deductions charged to the Capital Accounts pursuant to Section 9.2 with respect to such property, as well as any other reductions as a result of sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, (B) with respect to an Adjusted Property, the value of such property immediately following the adjustment provided in Section 9.2 reduced (but not below zero) by all depreciation, cost recovery and amortization deductions charged to the Capital Accounts pursuant to Section 9.2 with respect to such property, as well as any other reductions as a result of sales, retirements or dispositions of assets included in Adjusted Property, as of the time of determination, and (C) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination.
“Cash Value” means the Fair Market Value (expressed in dollars) of all or a portion of the Member Interests and associated Membership Interests subject to the proposed Transfer. For purposes of Section 6.2(d), the Cash Value proposed by the Transferring Member in its notice shall be conclusively deemed correct unless any other Member gives notice to such other Member within 30 days of receipt of the such other Member’s notice stating that it does not agree with the statement of the Cash Value, setting forth the Cash Value it believes is correct, and providing any supporting information that it believes is helpful.
“Cause” means such Board Member or Designated Officer (a) is the subject of civil or criminal charges instituted by a Governmental Body based upon allegations of breach or violation of securities Laws or the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., or (b) is indicted, convicted or enters a plea of no contest or nolo contendere to any felony or other crime involving moral turpitude.
“Certificate” has the meaning set forth in Section 1.1.
“Change of Control” means with respect to any Member, the occurrence of any event or series of related events that result (or will result) in such Member ceasing to be Controlled by the Person that was such Member’s Parent immediately prior to such event or series of related events provided, however, that a Parent Sale, and any other changes in ownership in any Parent, the general partner of any Parent or any other Person directly or indirectly Controlling any Parent, shall not constitute a Change of Control.
“Change of Control Notice” has the meaning set forth in Section 6.3(b).
“Closing Period” has the meaning set forth in Section 6.2(d).

“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the preamble.
“Company Property” means all interests, properties, whether real or personal, and rights of any type owned or held by the Company, whether owned or held by the Company at the date of its formation or thereafter acquired.
“Confidential Information” has the meaning set forth in Section 10.10.
“Connection Agreement” means any Connection Agreement to be entered into between the Company and a Person after the date hereof, substantially in the form attached hereto as Exhibit F.
“Construction Agreement” means that certain Construction Agreement by and between Plains and the Company, dated March 20, 2015, as amended from time to time.
“Contractor” has the meaning set forth in the Construction Agreement.
“Contributed Property” means property or other consideration (other than cash) contributed to the Company by a Member in exchange for Membership Interests.
“Control” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. For the purposes of the preceding sentence, Control shall be deemed to exist when a Person possesses, directly or indirectly, through one or more intermediaries (a) in the case of a corporation, more than fifty percent (50%) of the outstanding voting securities thereof, (b) in the case of a limited liability company, partnership or venture, fifty percent (50%) or more of the voting control of all of the managing members, managing partners or managing venturers, as the case may be (if any), or the right to more than fifty percent (50%) of the distributions therefrom (including liquidating distributions), (c) in the case of a limited partnership fifty percent (50%) or more of the voting control of all of the general partners of the limited partnership, or the right to more than fifty percent (50%) of the distributions therefrom (including liquidating distributions, or (d) in the case of any other Person, more than fifty percent (50%) of the economic or beneficial interest therein; and provided further, however, that for all purposes related to compliance by the Company with or the application to the Company of FERC rules, regulations and orders, “Control” shall be deemed to exist by virtue of the ownership of ten percent (10%) or more of the equity securities of such relevant Person.
“Delek” has the meaning set forth in the preamble.
“Delek Contribution” has the meaning set forth in Section 5.1(a)(ii).
“Delek Guaranty” means that certain Guaranty Agreement dated March 20, 2015 and executed and delivered by Delek Logistics Partners, LP guarantying the obligations of Delek for the benefit of the Company.

“Designated Officer” has the meaning set forth in Section 2.10(b).
“Designee” means with respect to any Member, its designee, which may be any secured party having a security interest in the Membership Interest of such Member; provided, that such Member shall be deemed to have granted to such designee such Member’s rights to determine a Fair Market Value pursuant to Section 6 hereof; provided further that, such secured party shall automatically be deemed the Designee of such Member only upon the delivery by the secured party of a written notice pursuant to Section 10.6 hereof to the Other Members that such secured party seeks to commence foreclosure remedies or proceedings upon such Membership Interests as permitted by Section 6.10 hereof.
“Dispute” has the meaning set forth in Section 10.3(b).
“Dispute Notice” has the meaning set forth in Section 10.3(b).
“Document Submission Period” has the meaning set forth in Section 6.3(e).
“Effective Date” has the meaning set forth in the preamble of this Agreement.
“Emergency” has the meaning set forth in the Operating Services Agreement and/or applicable Construction Agreement, as the context requires.
“Estimated Delek Contributed Assets” has the meaning set forth in Section 5.1(a)(ii).
“Estimated Plains Contributed Assets” has the meaning set forth in Section 5.1(a)(i).
“Expansion Project” means any capital project to the extent approved in accordance with this Agreement to expand the System beyond what is expressly contemplated in the Construction Agreement; including (a) the addition of pumps, (b) the addition of tankage at stations on the System on land owned or leased by the Company, and (c) the looping or twinning of any portion of the System along or in proximity to the existing right of way; and further provided, that for the avoidance of doubt, none of the following shall be an “Expansion Project” hereunder: (i) any pipeline laterals or truck offloading facilities delivering crude oil into the System; (ii) any project included in a previously approved Budget; and (iii) any tankage or facilities that a Member constructs at or near any of the stations on the System that is on land owned or leased by such Member and not by the Company.
“Expansion Project Budget” has the meaning set forth in Section 2.12(a).
“Expansion Project Request” has the meaning set forth in Section 2.12(a).
“Fair Market Value” means the value that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively.
“FERC” means the Federal Energy Regulatory Commission.
“Final Closing Statements” has the meaning set forth in Section 5.1(a)(iv).

“Final Completion” has the meaning set forth in the Construction Agreement.
“Final Delek Contributed Assets” has the meaning set forth in Section 5.1(a)(iv).
“Final Plains Contributed Assets” has the meaning set forth in Section 5.1(a)(iv).
“Fiscal Year” has the meaning set forth in Section 9.7.
“Fixed Fee” has the meaning set forth in the Operating Services Agreement.
“GAAP” means U.S. generally accepted accounting principles, consistently applied.
“Governmental Body” means any (a) federal, state, local or municipal government, or (b) governmental or quasi-governmental authority of any nature, including (i) any governmental agency, branch, department, official, or entity, (ii) any court, judicial authority or other tribunal and (iii) any arbitration body or tribunal.
“Guaranty” means a guaranty agreement in the form approved by the Board, to be executed and delivered by a creditworthy Affiliate of a proposed new Member or Substituted Member to the other Member(s) as of the applicable date, guarantying the obligations of such Member arising under this Agreement.
“Harris County Courts” has the meaning set forth in Section 10.3(b)(vi)(A).
“Indebtedness” means of any Person means Liabilities in any of the following categories:
(a)    Liabilities for borrowed money;
(b)    Liabilities constituting an obligation to pay the deferred purchase price of property or services;
(c)    Liabilities evidenced by a bond, debenture, note or similar instrument;
(d)    Liabilities that (i) would under GAAP be shown on such Person’s balance sheet as a liability, and (ii) are payable more than one year from the date of creation or incurrence thereof (other than reserves for taxes and reserves for contingent obligations);
(e)    Capital Lease Obligations;
(f)    Liabilities arising under conditional sales or other title retention agreements;
(g)    Liabilities owing under direct or indirect guaranties of Indebtedness of obligations of any other Person;
(h)    Liabilities relating to sale/leaseback agreements; or

(i)    Liabilities with respect to letters of credit or applications or reimbursement agreements therefor or with respect to banker’s acceptances.
“Indemnitee” has the meaning set forth in Section 4.1.
“Independent Auditor” means KPMG.
“Initial Election Period” has the meaning set forth in Section 2.12(a).
“Initial Election Period Objection” has the meaning set forth in Section 2.12(a).
“Initial Review Period” has the meaning set forth in Section 5.1(a)(iv).
“Interested Non-Proposing Members” has the meaning set forth in Section 2.12(c).
“Insurance Indemnification Obligation” has the meaning set forth in Section 5.6.
“Insurance Program” has the meaning set forth in Section 5.6.
“Itemized Project” has the meaning set forth in Section 6.1 of the Operating Services Agreement.
“Law” means mean any applicable statute, law, rule (including rules of common law), regulation, ordinance, order, code, ruling, writ, injunction, judgment, settlement, decree or other official act or legally enforceable requirement of or by any Governmental Body.
“Liabilities” means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.
“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor that provides for the payment of such Liabilities out of such property or assets or that allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset that arises without agreement in the ordinary course of business. “Lien” also means any filed financing statement, any registration of a pledge (such as with a lender of uncertificated securities), or any other arrangement or action that would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.
“Lion Oil Guaranty” means that certain Guaranty Agreement dated March 20, 2015 and executed and delivered by Delek US Holdings, Inc. guarantying the obligations of Lion Oil Company for the benefit of the Company.

“Lower Offer Price” has the meaning set forth in Section 6.2(d).
“Mandatory Contribution” means any contribution a Member is required to make to the Company under the terms of this Agreement.
“Material Commercial Contract” means (i) any contract containing or triggering a most favored nations, right of first refusal or non-competition provision and (ii) any contract requiring the approval of the Company pursuant to Section 4 of the Operating Services Agreement.
“Material Transportation Contract” means any contract that reserves transportation or storage capacity on any segment of the System, including any open season letter agreement.
“Member” means each Person who owns Membership Interests and, if such Person is a Transferee, who has complied with the terms of Article 5.
“Member Interest” means the limited liability company interest (as defined in the Act) in the Company. A Member’s Member Interest in the Company is evidenced by Membership Interests.
“Member Nonrecourse Debt” means any liability (or portion thereof) of the Company that constitutes debt which, by its terms, is nonrecourse to the Company and the Members for purposes of Sec. 1.1001-2 of the Regulations, but for which a Member or a related Person (within the meaning of Sec. 1.752-4(b) of the Regulations) bears the economic risk of loss as determined under Sec. 1.704-2(b) of the Regulations.
“Member Nonrecourse Debt Minimum Gain” means, with respect to any Member Nonrecourse Debt, the Minimum Gain for such obligation computed as if such obligation were a Nonrecourse Liability.
“Membership Interests” means the Member Interests of the Company authorized and issued under this Agreement.
“Minimum Gain” means the amount determined, by computing with respect to each Nonrecourse Liability of the Company, the amount of gain, if any, that would be realized by the Company if it disposed of the property securing such liability in full satisfaction thereof, and by then aggregating the amounts so computed.
“Negotiation Period” has the meaning set forth in Section 10.3(b).
“Net Losses” means, with respect to any period, the excess of the aggregate recognized losses and expenses incurred during such fiscal period by the Company over the aggregate recognized income and gain during such fiscal period by the Company, as computed for federal income tax purposes, with the adjustments set forth in Section 9.2(d), from all sources whatsoever (including income that is exempt from federal income tax and not otherwise taken into account in computing Net Losses, nondeductible expenses and expenses under Code Sec. 705(a)(2)(B)) and, in the case of the sale or other taxable exchange or disposition of a capital asset, the excess of the adjusted tax basis thereof over the revenue realized on such sale or other taxable exchange or disposition; provided, however, that for purposes of Article 5, Net Losses shall not include any items which are specifically allocated under Article 9 and Special Net Losses (and items thereof) and items allocable with respect to a Special Expansion Project that are described in Section 9.4 or Section 9.5 shall not be taken into account in computing Net Losses.
“Net Profits” means, with respect to any period, the excess of the aggregate net recognized income and gain during such fiscal period by the Company over all recognized expenses and losses incurred during such fiscal period by the Company, as computed for federal income tax purposes, with the adjustments set forth in Section 9.2(d), from all sources whatsoever (including income that is exempt from federal income tax and not otherwise taken into account in computing Net Profits, nondeductible expenses and expenses under Code Sec. 705(a)(2)(B)), and, in the case of the sale or other taxable exchange or disposition of a capital asset, the excess of the amount realized by the Company on such sale or other taxable exchange or disposition over the adjusted tax basis thereof; provided, however, that for purposes of Article 5, Net Profits shall not include any items which are specifically allocated under Article 9 and Special Net Profits (and items thereof) and items allocable with respect to a Special Expansion Project that are described in Section 9.4 or Section 9.5 shall not be taken into account in computing Net Profits.
“New Tax Law” has the meaning set forth in Section 9.1.
“Non-Participating Member” means, with respect to any Special Expansion Project, the Members other than the Participating Members in such Special Expansion Project.
“Non-Proposing Member” has the meaning set forth in Section 2.12(a).
“Nonrecourse Liability” means a liability (or that portion of a liability) with respect to which no Person personally bears the economic risk of loss as determined under Sec. 1.704-2(b)(3) of the Regulations.
“Non-Transferring Members” has the meaning set forth in Section 6.2(a)
“Notice of Acceptance” has the meaning set forth in Section 5.1(a)(iv).
“Notice of Disagreement” has the meaning set forth in Section 5.1(a)(iv).
“Objecting Party Methodology” has the meaning set forth in Section 2.12(a).
“Offer” has the meaning set forth in Section 6.2(a).
“Offer Notice” has the meaning set forth in Section 6.2(a).
“Offered Interests” has the meaning set forth in Section 6.2(a).
“Operating Services Agreement” means that certain Operating and Administrative Services Agreement by and among the Company and Plains, dated March 20, 2015, as amended from time to time.

“Operator” has the meaning set forth in the Operating Services Agreement.
“Other Member” has the meaning set forth in Section 6.3(a).
“Parent” means (a) in the case of Plains or any Affiliate of Plains hereafter admitted as a Member, Plains All American Pipeline, L.P.; (b) in the case of Delek or any Affiliate of Delek hereafter admitted as a Member, Delek Logistics Partners, L.P.; and (c) in the case of any other Member, the Person that is designated by the Board as the Parent of such Member in connection with its admission to the Company, or if no such designation is made, the Person that at the time of such admission Controls such Member and that has no other Person that Controls it.
“Parent Sale” means (i) a merger or other combination by and between such Member’s Parent and any Person that is not an Affiliate of a Member’s Parent or (ii) the sale of all or substantially all of the assets or equity of a Member’s Parent to any Person that is not an Affiliate of such Member’s Parent.
“Participating Member” has the meaning set forth in Section 2.12(c)(ii).
“Percentage Interest” means, at any applicable time, the proportion that the Capital Contributions made by a Member bears to the aggregate amount of Capital Contributions made by all Members as of such time.
“Permitted Lien” means (a) Liens (that are not yet due and payable or are being contested in good faith) for: (i) taxes and (ii) statutory Liens, including materialman’s, warehousemen’s, mechanic’s, landlord’s, and other similar Liens) and ad valorem taxes for the current Fiscal Year, and (b) retained rights or remedies of third parties under any agreement (including leases) executed in the ordinary course of business.
“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, cooperative or association, or any foreign trust or foreign business organization, unincorporated organization, Governmental Body or any other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such “Person” where the context so permits.
“Plains” has the meaning set forth in the preamble.
“Plains Contributed Cash” has the meaning set forth in Section 5.1(a)(i).
“Plains Contribution” has the meaning set forth in Section 5.1(a)(i).
“Prior Agreement” has the meaning set forth in the Recitals.
“Proceeding” has the meaning set forth in Section 4.1.
“Project Interest” has the meaning set forth in Section 2.12(c)(ii).
“Proposing Party” has the meaning set forth in Section 2.12(a).

“Regulations” means temporary, proposed and final federal income tax regulations promulgated by the Secretary of the Treasury pursuant to authority granted in the Code, as the same may be in effect from time to time.
“Regulatory Allocations” has the meaning set forth in Section 9.5.
“Representatives” has the meaning set forth in Section 10.10.
“Request for Advance” means a request for advance issued to the Company by the Operator or the Contractor, as applicable, under the Operating Services Agreement or the Construction Agreement, as applicable, or other operating services agreement or construction agreement relating to any Expansion Project.
“Required Upgrade” means any capital project relating to the System or related material assets of the Business that is necessary: (a) in order for the System or such related assets of the Business to comply with applicable Law or (b) in order for the Company to fulfill its required obligations under any Material Transportation Contract.
“RFR Transferring Member” has the meaning set forth in Section 6.2(a).
“Sec. 705(a)(2)(B) Expenditure” means any expenditure of the Company described in Code Sec. 705(a)(2)(B) and any expenditure considered to be an expenditure described in Code Sec. 705(a)(2)(B) pursuant to Code Sec. 704(b) and the Regulations thereunder.
“Securities Act” has the meaning defined on the cover page to this Agreement.
“Special Available Cash” means, with respect to any Special Expansion Project for any period, the net of the cash proceeds received by the Company that are fairly attributable to such Special Expansion Project (including cash proceeds from the sale of the Special Expansion Project or insurance proceeds from the damage or destruction of the Special Expansion Project) less all expenses (including loans) paid with respect to such Special Expansion Project and any amounts applied to any reserves necessary for working capital needs, Construction Costs and Capital Expenditures with respect to such Special Expansion Project.
“Special Capital Account” has the meaning set forth in Section 9.2(b).
“Special Expansion Project” has the meaning set forth in Section 2.12(c).
“Special Expansion Project Budget” has the meaning set forth in Section 2.12(c)(i).
“Special Expansion Project Contribution” has the meaning set forth in Section 2.12(c)(iii)(A).
“Special Net Losses” means, with respect to any Special Expansion Project, a computation with respect to such Special Expansion Project calculated in the same manner as Net Losses are computed, but taking into account only items relating such Special Expansion Project.

“Special Net Profits” means, with respect to any Special Expansion Project, a computation with respect to any Special Expansion Project calculated in the same manner as Net Profits are computed, but taking into account only items relating to such Special Expansion Project.
“Specified Affiliate” means (a) with respect to Plains, Plains All American Pipeline, L.P. or any of its direct or indirect wholly owned Subsidiaries and (b) with respect to Delek, Delek Logistics Partners, L.P., or any of its direct or indirect wholly owned Subsidiaries, provided in each case such Person has both net financial assets and credit ratings (if applicable) equal to or greater than those of Plains or Delek as Transferee (with respect to Delek, after considering the support of the Delek Guaranty).
“Specified Voting Item” has the meaning set forth in Section 2.5.
“Statement Negotiation Period” has the meaning set forth in Section 5.1(a)(iv).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
“Super-Majority” means [*CONFIDENTIAL*] percent ([*CONFIDENTIAL*]%) or more of all the Membership Interests held by the Members.
“Super-Majority Voting Item” has the meaning set forth in Section 2.3.
“System” has the meaning set forth in the Construction Agreement.
“Tag-Along Notice” has the meaning set forth in Section 6.2(e).
“Tag-Along Transfer” has the meaning set forth in Section 6.2(e).
“Tariff” has the meaning set forth in the Operating Services Agreement.
“Tax Contest” has the meaning set forth in the Operating Services Agreement.

“Tax Member” has the meaning set forth in Section 9.1.
“Tax Return” means all returns, declarations, statements, reports, claims for refund, information returns and forms, including any schedule or attachment thereto, and including any amendment thereof, relating to taxes or other charges in the nature of a tax imposed by any Governmental Body.
“Third Party Claims” has the meaning set forth in the Operating Services Agreement.
“Total Votes” has the meaning set forth in Section 2.2.
“Transaction Agreements” means the Construction Agreement, the Operating Services Agreement, any construction agreement for an Expansion Project or a Special Expansion Project (but only with respect to those Special Expansion Projects with more than one Member and then only with respect to those Members who are participants therein in accordance with the terms hereof) and any other agreement between or among the Company and the Members relating to the relationship contemplated by this Agreement and the aforementioned agreements, as any of the foregoing may be amended from time to time.
“Transfer” means any sale, transfer, assignment, exchange, hypothecation or other direct or indirect disposition (with or without consideration), whether voluntarily or involuntarily or by operation of law or otherwise (including via a reverse triangular merger or forward merger) to a Person (other than a Specified Affiliate of a Member) of (X) any Membership Interests held by such Member or (Y) the equity securities of (a) such Member or (b) any Specified Affiliate of such Member to which Membership Interests have been conveyed in accordance with this Agreement; provided, however, that the following shall not constitute a Transfer hereunder: (1) changes in ownership in such Member’s Parent or any Affiliates Controlling such Member’s Parent, and (2) a Lien granted pursuant to the proviso in the first sentence of Section 6.10. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
“Transferred Interest” means all or any portion of a Member’s Membership Interests that the Member seeks to Transfer.
“Unanimous Voting Item” has the meaning set forth in Section 2.4.
“Uninsurable Loss” has the meaning set forth in Section 5.6.
“Unrealized Gain” means the excess (attributable to a Company Property), if any, of the fair market value of such property as of the date of determination (as reasonably determined by the Members) over the Carrying Value of such property as of the date of determination (prior to the adjustment to be made pursuant to Section 9.2 as of such date).
“Unrealized Loss” means the excess (attributable to a Company Property), if any, of the Carrying Value of such property as of the date of determination (prior to the adjustment to be made pursuant to Section 9.2 as of such date) over its fair market value as of such date of determination (as reasonably determined by the Members).
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Liability Company Agreement as of the date first above written.

Members:
PLAINS PIPELINE, L.P. By: Plains GP LLC, its General Partner
By:	/s/ Sam Brown
Name:	Sam Brown
Title:	Vice President

[Signature Page to LLC Agreement]

DKL CADDO, LLC
By:	/s/ Frederec Green
Name:	Frederec Green
Title:	Executive Vice President

By:	/s/ Avigal Soreq
Name:	Avigal Soreq
Title:	Vice President

[Signature Page to LLC Agreement]

Exhibit A
Board Members; Designated Officers
Board Members:
Plains Designees
[*CONFIDENTIAL*]
[*CONFIDENTIAL*]
Delek Designees
[*CONFIDENTIAL*]
[*CONFIDENTIAL*]

Designated Officers:
The following persons are hereby designated by Plains and Delek as the Designated Officers, who shall each have the title of Co-Managing Director:
Plains Designees
[*CONFIDENTIAL*]
[*CONFIDENTIAL*]
Delek Designees
[*CONFIDENTIAL*]
[*CONFIDENTIAL*]
Unless otherwise approved by the Board, any actions taken by the Designated Officers shall require the written agreement of at least one Plains designee and one Delek designee as a Designated Officer.
The Designated Officers shall have such authority only over matters, and such scope of authority with respect to matters, as expressly approved by resolution of the Board.

Exhibit A

Exhibit B

Member	Membership Interests	Capital Account Balance
Plains	50%	$3,831,920.00
Delek	50%	$3,831,920.00

Exhibit B

Exhibit C
Tariff

Exhibit C

F.E.R.C. No. xx

CADDO PIPELINE LLC
PROPORTIONAL TARIFF
APPLYING ON THE TRANSPORTATION OF

CRUDE PETROLEUM

FROM POINTS IN
TEXAS

TO POINTS IN
LOUISIANA

Governed, except as otherwise provided, by the Rules and Regulations published in Caddo Pipeline LLC’s F.E.R.C. No. xx.0.0, or reissues thereof.

ISSUED: xx    EFFECTIVE: xx

The provisions published herein will, if effective, not result in an effect on the quality of the human environment.

ISSUED BY: [*CONFIDENTIAL*] Executive Vice President Caddo Pipeline LLC P.O. Box 4648 Houston, Texas 77210-4648	COMPILED BY: [*CONFIDENTIAL*] Tariff Manager Caddo Pipeline LLC P.O. Box 4648 Houston, Texas 77210-4648 (713) 646-4568

EXPLANATION OF REFERENCE MARKS:
[N]    New

Caddo Pipeline LLC        F.E.R.C. No. xx

ALL RATES IN CENTS PER BARREL OF 42 UNITED STATES GALLONS LIST OF POINTS FROM AND TO WHICH RATES APPLY AND RATES

FROM	TO	RATE	CONTRACT RATE(1)
Longview, Texas	Shreveport, Louisiana	[N] [*CONFIDENTIAL*]	[N] [*CONFIDENTIAL*]

(1) Contract Rate: The contract rate is available to all Shippers signing a [*CONFIDENTIAL*] year Throughput Agreement for the transportation of a minimum volume of [*CONFIDENTIAL*] barrels per day of crude petroleum. Barrel per day calculations will be based on a calendar month basis.

High Viscosity Charge: In addition to all other charges for transportation hereunder, Crude Petroleum having a viscosity in excess of 55 Saybold Universal Seconds (SUS) at 100 degrees Fahrenheit, shall be subject to a high viscosity charge of [N] [*CONFIDENTIAL*] cents per barrel for each unit SUS in excess of 55 SUS.

F.E.R.C. No. xx.0.0

CADDO PIPELINE LLC

LOCAL TARIFF

Containing

RULES AND REGULATIONS

APPLYING ON THE TRANSPORTATION OF

CRUDE PETROLEUM
(as defined herein)

BY PIPELINE

Rules and Regulations published published herein apply only under tariffs making specific reference by number to this tariff; such reference will include supplements hereto and reissues hereof. Specific rules and regulations published in individual tariffs will take precedence over the rules and regultions published herein.

ISSUED: xx    EFFECTIVE: xx

The provisions published herein will, if effective, not result in an effect on the quality of the human environment.

ISSUED BY: [*CONFIDENTIAL*] Executive Vice President Caddo Pipeline LLC P.O. Box 4648 Houston, Texas 77210-4648	COMPILED BY: [*CONFIDENTIAL*] Tariff Manager Caddo Pipeline LLC P.O. Box 4648 Houston, Texas 77210-4648 (713) 646-4568

Caddo Pipeline LLC        F.E.R.C. No. xx.0.0

Item
No.    SUBJECT

20    Definitions
25    Nomination, Minimum Quantity
30    Line Fill and Tank Bottom Inventory Requirements
35    Title
40    Specifications as to Quality Received
45    Common Stream Crude Petroleum – Connecting Carriers
50    Shipments, Maintenance of Identity
55    Additives
60    Duty of Carrier
65    Origin Facilities Required Automatic Custody Transfer
70    Receipt and Destination Facilities Required
75    Notice of Arrival, Delivery at Destination, Demurrage
80    Gauging, Testing and Deductions
85    Apportionment when Nominations are in Excess of Facilities
90    Required Shipper Information
95    Application of Rates and Charges
100    Application of Rates From and To Intermediate Points
105    Charge for Compensation Fund Fees Incurred by Carrier
110    Truck, Tanker and Barge Loading and Unloading
115    Payment of Transportation and Other Charges
120    Diversion
125    Liability of Parties
130    Claims, Suits, and Time for Filing
135    Pipeage or Other Contracts
140    Storage in Transit
145    Intrasystem Transfers
150    Commodity
155    Connection Policy

Caddo Pipeline LLC        F.E.R.C. No. xx.0.0

20.    DEFINITIONS
“Affiliate” as herein used means any entity that is under direct or indirect common control, or directly or indirectly (i) controls a Shipper; (ii) is controlled by another Shipper; (iii) is controlled by the same entity that controls a Shipper; or (iv) is controlled by and through one or more intermediaries that controls another Shipper. For the purposes of this definition the term “controls” and “controlled by” shall mean the use of shared mailing or business addresses; the use of shared business telephone numbers; the use of common bank account(s) with regards to the payment of transportation charges; substantially the same management or general partner; one Shipper directing or conducting business on behalf of another Shipper as it relates to tendering and accepting quantities of Crude Petroleum; the power to direct or cause the direction of the management or any other means, either directly or indirectly, that results in control in fact, but notwithstanding the foregoing includes with respect to the control of or by a corporation the ownership of shares or equity interests carrying not less than 10% of the voting rights regardless of whether such ownership occurs directly or indirectly.
“API” as herein used means American Petroleum Institute.
“Barrel” as herein used means forty-two (42) United States gallons at sixty degrees (60°) Fahrenheit and zero (0) gauge pressure if the vapor pressure of the Crude Petroleum is at or below atmospheric pressure, or at equilibrium pressure if the vapor pressure of the Crude Petroleum is above atmospheric pressure.
“Carrier” as herein used means Caddo Pipeline LLC.
“Common Stream” as herein used means Crude Petroleum moved through the pipeline and pipeline facilities which is commingled or intermixed with other Crude Petroleum.
“Consignor” as herein used means the party from whom a Shipper has ordered the receipt of Crude Petroleum.
“Consignee” as herein used means the party, including a connecting pipeline system, to whom a Shipper has ordered the delivery of Crude Petroleum.
“Crude Petroleum” as herein used means the direct liquid products of oil wells, or a mixture of the direct liquid products of oil wells with the indirect liquid products of oil and gas wells including gasoline and liquefied petroleum gases.
“Nomination” as herein used means an offer by a Shipper to the Carrier of a stated quantity of Crude Petroleum for transportation from a specified origin or origins to a specified destination over a period of one operating month in accordance with these rules and regulations.
“Shipper” as herein used means a party who contracts with Carrier for transportation of Crude Petroleum, as defined herein and under the terms of these rules and regulations.
“System” as used herein means the pipeline(s) that Carrier owns an interest in and to which the rules and regulations stated herein apply.
“Transferor” as used herein means the entity transferring volumes pursuant to an intrasystem transfer of title to Crude Petroleum as described in Item No. 145 to these rules and regulations, INTRASYSTEM TRANSFERS.
“Transferee” as used herein means the entity accepting volumes pursuant to an intrasystem transfer of title to Crude Petroleum as described in Item No. 145 to these rules and regulations, INTRASYSTEM TRANSFERS.
25.    NOMINATION, MINIMUM QUANTITY
(a)    Unless otherwise stated on a tariff making reference to these rules and regulations, Nominations for the transportation of Crude Petroleum for which Carrier has facilities will be accepted into Carrier’s System under these rules and regulations in quantities of not less than [*CONFIDENTIAL*] Barrels aggregate from one or more Shippers as operations permit and provided such Crude Petroleum is of similar quality and characteristics as is being transported from receipt point to destination point; except that Carrier reserves the right to accept any quantity of Crude Petroleum from lease tanks or other facilities to which Carrier’s facilities are connected if such quantity can be consolidated with other Crude Petroleum such that Carrier can make a single delivery of not less than [*CONFIDENTIAL*] Barrels, and Carrier will not be obligated to make any single delivery of less than [*CONFIDENTIAL*] Barrels, unless Carrier’s operations dictate otherwise. The term “single delivery” as used herein means a delivery of Crude Petroleum in one continuous operation to one or more Consignees into a single facility, furnished by such Consignee or Consignees, to which Carrier is connected.
(b)    Crude Petroleum will be transported only under a Nomination accepted by the Carrier from origins (or facilities connected to Carrier’s gathering System when gathering service is to be performed by the Carrier) to

Caddo Pipeline LLC        F.E.R.C. No. xx.0.0

destinations when a tariff covering the movement is lawfully in effect and on file with the FERC as to interstate traffic and with the appropriate state commission covering intrastate traffic.
(c)    Any Shipper desiring to tender Crude Petroleum for transportation shall make a Nomination to the Carrier in writing before 12:00 noon Central Standard Time/Central Daylight Saving Time, whichever is applicable, on the twenty-fifth (25th) of the month preceding the movement. When the twenty-fifth (25th) of the month falls on a weekend, Nominations will be required prior to 12:00 noon Central Standard Time/Central Daylight Saving Time, whichever is applicable, on the preceding workday. When the twenty-fifth (25th) of the month falls on a holiday, Nominations will be required prior to 12:00 NOON Central Standard Time/Central Daylight Saving Time, whichever is applicable, three (3) workdays prior to the holiday. Unless such notification is made, the Carrier will be under no obligation to accept Crude Petroleum for transportation.
(d)    When Nominations submitted by Shippers to Carrier on or before the twenty-fifth (25th) day of the month preceding the operating month do not exceed the capacity of the System or any line segment thereof, additional Nominations may be accepted by the Carrier to fill capacity. These additional Nominations will be accepted only if they do not impair the movement of Crude Petroleum nominated before the twenty-fifth (25th) day of the preceding month.
30.    LINE FILL AND TANK BOTTOM INVENTORY REQUIREMENTS
Prior to delivering Barrels out of Carrier’s System, each Shipper will be required to supply a pro rata share of Crude Petroleum necessary for pipeline and tankage fill to ensure efficient operation of Carrier’s System. Crude Petroleum provided by Shippers for this purpose may be withdrawn only after: (1) shipments ha ve ceased and the Shipper has notified Carrier in writing of its intention to discontinue shipments in Carrier’s System, and (2) Shipper balances have been reconciled between Shipper and Carrier. Carrier may require advance payment of transportation charges on the volumes to be cleared from Carrier’s System, and any unpaid accounts receivable, before final delivery will be made. Carrier shall have a reasonable period of time from the receipt of said notice, not to exceed six months, to complete administrative and operational requirements incidental to Shipper withdrawal.
35.    TITLE
The Carrier shall have the right to reject any Crude Petroleum, when nominated for transportation, which may be involved in litigation, or the title of which may be in dispute, or which may be encumbered by a lien or charge of any kind, and it may require of the Shipper satisfactory evidence of its perfected and unencumbered title or satisfactory indemnity bond to protect Carrier. By nominating Crude Petroleum, the Shipper warrants and guarantees that the Shipper has good title thereto and agrees to hold Carrier harmless for any and all loss, cost, liability, damage and/or expense resulting from failure of title thereto; provided, that acceptance for transportation shall not be deemed a representation by the Carrier as to title.
40.    SPECIFICATIONS AS TO QUALITY RECEIVED
(a)    No Crude Petroleum will be accepted for transportation except merchantable Crude Petroleum which is properly settled and contains not more than [*CONFIDENTIAL*] percent ([*CONFIDENTIAL*]%) of basic sediment, water, and other impurities, and has a temperature not in excess of one hundred and twenty degrees (120°) Fahrenheit and its gravity, viscosity, pour point, and other characteristics are such that it will be readily susceptible to transportation through the Carrier’s existing facilities, and will not materially affect the quality of other shipments or cause disadvantage to other Shippers and/or the Carrier. Notwithstanding the preceding sentence, Carrier may at its discretion accept Crude Petroleum from Shipper that does not meet the foregoing specifications due to unusual circumstances, emergencies, or events of force majeure (such as sea storms or shut-in platforms). In such case, however, Shipper must notify Carrier fully in writing of the characteristics of such Crude Petroleum and Shipper shall then secure from the producer or connecting carrier or shall provide itself, in writing, to Carrier an assumption of all liability and agree to hold Carrier harmless from and against any loss, cost or disadvantage to other Shippers, and other pipelines, or to Carrier arising from such transportation. In addition, Carrier reserves the right to reject (any and all of, but not limited to) the following shipments: (1) Crude Petroleum having a Reid Vapor Pressure in excess of [*CONFIDENTIAL*] pounds per square inch absolute and/or an API gravity in excess of [*CONFIDENTIAL*]; and (2) Crude Petroleum where the Shipper or Consignee has failed to comply with applicable laws, rules, and regulations made by government authorities regulating shipment of Crude

Caddo Pipeline LLC        F.E.R.C. No. xx.0.0

Petroleum. If Crude Petroleum is accepted from tankage, settled bottoms in such tanks must not be above a point four inches (4”) below the bottom of the pipeline connection with the tank from which it enters Carrier’s facilities.
(b)    Quality specifications of a connecting carrier may be imposed upon Carrier when such limits are less than that of Carrier, in which case the limitations of the connecting carrier will be applied.
(c)    Carrier may, from time to time, undertake to transport other or additional grades of Crude Petroleum and if, in the opinion of Carrier, sufficient quantities are not nominated or facilities are not available to justify continued transportation of other or additional grades, Carrier may, after giving reasonable notice to Shippers who may be affected, cease transporting particular grades of Crude Petroleum.
(d)    If, upon investigation, Carrier determines that a Shipper has delivered to Carrier’s facilities Crude Petroleum that has been contaminated by the existence of and/or excess amounts of impure substances, including but not limited to, chlorinated and/or oxygenated hydrocarbons, arsenic, lead and/or other metals, such Shipper will be excluded from further entry into applicable segments of the System until such time as quality specifications are met to the satisfaction of Carrier. Further, Carrier reserves the right to dispose of any contaminated Crude Petroleum blocking its System. Disposal thereof, if necessary, may be made in any reasonable commercial manner, and any liability associated with the contamination or disposal of any Crude Petroleum shall be borne by the Shipper introducing the contaminated Crude Petroleum into Carrier’s System.
(e)    Carrier will from time to time determine which grades of Crude Petroleum it will regularly transport as a Common Stream between particular receipt points and destination points on its pipeline Systems. Carrier will inform all subscribers to tariffs for the System affected by such determination and this will constitute the sole holding out of the Carrier in regard to the grades of Crude Petroleum transported. Crude Petroleum quality and general characteristics include, but are not limited to, whole crude properties such as A.P.I. gravity, sulfur, S. & W., Reid Vapor Pressure, pour point, viscosity, hydrogen sulfide, metals, nitrogen, chlorinated and/or oxygenated hydrocarbons, salt content, and product yields.
(f)    Unless stated otherwise in written notice provided by Carrier to all subscribers to tariffs for the System affected, Carrier will not segregate Crude Petroleum of a kind and/or quality not currently transported through Carrier’s facilities.
45.    COMMON STREAM CRUDE PETROLEUM - CONNECTING CARRIERS
When both receipts from and deliveries to a connecting pipeline of substantially the same grade of Crude Petroleum are scheduled at the same interconnection, Carrier reserves the right, with the cooperation of the operator of the connecting pipeline, to offset like volumes of such Common Stream Crude Petroleum in order to avoid the unnecessary use of energy which would be required to physically pump the offsetting volumes. When this right is exercised, Carrier will make the further deliveries for the Shipper involved from Carrier’s Common Stream Crude Petroleum.
50.    SHIPMENTS, MAINTENANCE OF IDENTITY
(a)    Carrier shall not be liable to Shipper for changes in gravity or quality of Shipper’s Crude Petroleum which may occur from commingling or intermixing Shipper’s Crude Petroleum with other Crude Petroleum in the same Common Stream while in transit. Carrier is not obligated to deliver to Shipper the identical Crude Petroleum nominated by Shipper; Carrier will deliver the grade of Crude Petroleum it is regularly transporting as a Common Stream.
(b)    Carrier shall have no responsibility in, or for, any revaluation or settlements which may be deemed appropriate by Shippers and/or Consignees because of mixing or commingling of Crude Petroleum shipments between the receipt and delivery of such shipments by Carrier within the same Common Stream.
55.    ADDITIVES
Carrier reserves the right to require, approve or reject the injection of corrosion inhibitors, viscosity or pour point depressants, drag reducing agent, or other such additives in Crude Petroleum to be transported.
60.    DUTY OF CARRIER
Carrier shall not be required to transport Crude Petroleum except with reasonable diligence, considering the quality of the Crude Petroleum, the distance of transportation and other material elements. Carrier cannot commit to delivering Crude Petroleum to a particular destination, at a particular time.

Caddo Pipeline LLC        F.E.R.C. No. xx.0.0

65.    ORIGIN FACILITIES REQUIRED FOR AUTOMATIC CUSTODY TRANSFER
Where Consignor (or Shipper) elects to deliver Crude Petroleum to the Carrier at point of origin through automatic custody transfer facilities (in lieu of tankage), the Consignor (or Shipper) shall furnish the required automatic measuring and sampling facilities and the design, construction, and calibration of such facilities must be approved by the Carrier and any appropriate regulatory body. In the event automatic custody transfer is made by meters, the Consignor (or Shipper) shall also furnish whatever pumping service is necessary to insure that the Crude Petroleum being delivered to the meter is at a pressure in excess of the bubble point of the liquid.
70.    RECEIPT AND DESTINATION FACILITIES REQUIRED
The Carrier will accept Crude Petroleum for transportation only when the Shipper or Consignee has provided the necessary facilities for delivering Crude Petroleum into the System at the point of origin and has made the necessary arrangements for shipment beyond or has provided the necessary facilities for receiving said Crude Petroleum as it arrives at the destination.
75.    NOTICE OF ARRIVAL, DELIVERY AT DESTINATION, DEMURRAGE
(a)    The obligation of the Carrier is to deliver the quantity of Crude Petroleum to be transported, less deductions, at the specified destination. Such delivery may be made upon twenty-four (24) hours notice to the Shipper or Consignee who shall accept and receive said Crude Petroleum from the Carrier with all possible dispatch into tanks or receptacles arranged for or provided by the Shipper or Consignee.
(b)    Commencing after the first seven o’clock a.m., after expiration of said 24-hour notice, Carrier shall assess a demurrage charge on any part of said Crude Petroleum shipment offered for delivery and not taken by Shipper or Consignee; the demurrage charge will be [N] [*CONFIDENTIAL*] cents per Barrel per day for each day of 24 hours or fractional part thereof. After expiration of said 24-hour notice, Carrier’s liability for loss, damage or delay with respect to Crude Petroleum offered for delivery but not taken by Shipper or Consignee shall be that of a warehouseman only.
(c)    If the Shipper, or Consignee, is unable or refuses to receive said Crude Petroleum as it arrives at the specified destination, the Carrier reserves the right to make whatever arrangements for disposition of the Crude Petroleum it deems appropriate in order to clear its pipeline. Any additional expenses incurred by the Carrier in making such arrangements shall be borne by the Shipper or Consignee.
80.    GAUGING, TESTING AND DEDUCTIONS
(a)    Crude Petroleum shipped hereunder shall be measured and tested by representatives of the Carrier or by automatic equipment approved by the Carrier. Quantities shall be determined by dynamic or static measurement methods in accordance with appropriate American Petroleum Institute (API) standards, latest revision, and adjusted to base (reference or standard) conditions.
(b)    When, in Carrier’s opinion, a lease operator or connecting carrier’s tanks are unsafe or unsuitable for use in custody transfer because of improper connections, high bottom accumulations of any extraneous matter, incrustations on the inside of the tank walls, or any other conditions unacceptable to Carrier, Carrier may reject the use of such tank until the unacceptable conditions have been corrected. Alternatively, in the case of incrustation inside any tank, Carrier may determine and apply a correction factor to ascertain the correct tank capacity.
(c)    Corrections will be made for temperature from observed degrees Fahrenheit to 60 degrees Fahrenheit and for pressure to 14.696 psia. Carrier will deduct the full amount of sediment, water and other impurities as the centrifugal or other test may show.
(d)    Unless otherwise indicated on a tariff, a deduction of [*CONFIDENTIAL*] will be made to cover evaporation, interface losses, and other normal losses during transportation.

Caddo Pipeline LLC        F.E.R.C. No. xx.0.0

(e)    All receipts of Crude Petroleum having an API gravity of 45 degrees or above shall also be subject to a deduction to cover shrinkage and evaporation. Such deduction shall be determined in accordance with the following table:

API Gravity, Degrees	Deduction For Incremental Evaporation & Shrinkage
45.0 through 54.9 55.0 through 64.9 65.0 through 74.9 75.0 and above	[*CONFIDENTIAL*]% [*CONFIDENTIAL*]% [*CONFIDENTIAL*]% [*CONFIDENTIAL*]%

(f)    After consideration of all of the factors set forth in this Item No. 80, a net balance will be determined as the quantity deliverable by Carrier, and transportation charges will be assessed on this net balance.
85.    APPORTIONMENT WHEN NOMINATIONS ARE IN EXCESS OF FACILITIES
(a)    When there shall be nominated to Carrier, for transportation, more Crude Petroleum than can be immediately transported on a line segment, the transportation furnished by Carrier shall be apportioned among Shippers on an equitable basis. Line segments will be prorated separately if necessary.
(b)    Space in each segment will be allocated among “Regular Shippers” and any “New Shippers” as follows:

1.	The capacity of the line segment being prorated shall be divided by the total of all volumes nominated by Regular Shippers and New Shippers. The resultant fraction will be the “proration factor”.

2.
New Shippers shall be allocated up to a total of [*CONFIDENTIAL*] percent of the available line segment capacity. Each New Shipper shall be allocated space equal to its nominated volumes multiplied by the proration factor, except that in any month for which Carrier is allocating capacity on a System, the capacity allocated to a Regular Shipper shall not be reduced by more than [*CONFIDENTIAL*] percent of the Regular Shipper’s base period shipments.

3.	The remaining capacity shall be allocated among Regular Shippers in proportion to their base period shipments.
(c)    The “base period” is a period of [*CONFIDENTIAL*] months beginning [*CONFIDENTIAL*] months prior to the month of allocation and excluding the month preceding the month of allocation, except that a New Shipper must ship on a particular line segment for [*CONFIDENTIAL*] consecutive calendar months before it will become eligible to be classified as a Regular Shipper on such line segment. A “Regular Shipper” is any Shipper having a record of movements in the line segment being prorated, during the base period. A “New Shipper” is a Shipper who is not a Regular Shipper. In no event will any portion of allocated capacity to a New Shipper be used in such a manner that it will increase the allocated capacity of another Shipper beyond the allocated capacity that Shipper is entitled to under the provisions stated in this Item No. 85. Carrier may require written assurances from responsible officials of Shippers regarding use of allocated capacity stating that this requirement has not been violated. In the event any New Shipper shall, by any device, scheme or arrangement whatsoever, make its allocated capacity available to another Shipper, or in the event any Shipper shall receive and use any allocated capacity from a New Shipper, then, in the month following discovery of such violation, the allocated capacity of a New Shipper will be reduced to the extent of the excess capacity made available and the allocated capacity of a Shipper will be reduced to the extent of excess capacity used.
(d)    No Nominations shall be considered beyond the amount that the nominating party has readily accessible for shipment. If a Shipper is unable to tender Crude Petroleum equal to the space allocated to it, Carrier will reduce that Shipper’s volumes for the succeeding month by the amount of allocated throughput not utilized during the preceding month if apportionment is necessary.

Caddo Pipeline LLC        F.E.R.C. No. xx.0.0

90.    REQUIRED SHIPPER INFORMATION
(a)    At any time, upon written request of the Carrier, on a non-discriminatory basis, any prospective or existing Shipper shall provide to the Carrier information that will enable the Carrier to enforce the terms of this tariff. Such information may include, but is not limited to, the names of any Affiliates of the Shipper or prospective Shipper, the legal business name of the Shipper or prospective Shipper and the registered business address of the Shipper or prospective Shipper.
(b)    The Carrier shall not be obliged to accept Crude Petroleum for transportation from an existing or prospective Shipper if the Shipper or prospective Shipper fails to provide to the Carrier any information requested in accordance with Item 90(a) within ten (10) days of the Carrier’s written request, or if the Carrier reasonably determines that any of the information provided pursuant to Item 90(a) is false.
95.    APPLICATION OF RATES & CHARGES
Crude Petroleum accepted for transportation shall be subject to the rates and charges in effect on the date of receipt of such Crude Petroleum by the Carrier, irrespective of the date of Nomination. Unless otherwise stated in an individual tariff making reference to these rules and regulations, trunk line transportation and all other lawful charges will be collected on the basis of the net quantities of Crude Petroleum delivered and gathering charges will be collected on the basis of net quantities of Crude Petroleum received. All net quantities will be determined in the manner provided in Item 80 (GAUGING, TESTING AND DEDUCTIONS).
100.    APPLICATION OF RATES FROM AND TO INTERMEDIATE POINTS
(a)    For Crude Petroleum accepted for transportation from any point on Carrier’s lines not named in a particular tariff, which is intermediate to a point from which rates are published in said tariff, through such unnamed point, the rate published from the next more distant point specified in such tariff will apply. For Crude Petroleum accepted for transportation to any point not named in a particular tariff which is intermediate to a point to which rates are published in said tariffs, through such unnamed point, the rate published therein to the next more distant point specified in the tariff will apply.
(b)    If an intermediate point is to be used on a continuous basis for more than 30 days, Carrier will file a tariff applicable to the transportation movement within 30 days of the start of the service
105.    CHARGE FOR COMPENSATION FUND FEES INCURRED BY CARRIER
In addition to all other charges accruing on Crude Petroleum accepted for transportation through Carrier’s facilities, a per Barrel charge will be assessed and collected in the amount of any tax, fee, or other charge levied against Carrier by any Federal, State or local agency for the purpose of creating a fund for the reimbursement of parties who sustain costs or losses resulting from oil pipeline industry operations. If a per Barrel charge is assessed, the amount of such charge will be stated in a FERC or state tariff.
110.    TRUCK, TANKER AND BARGE LOADING AND UNLOADING
(a)    Shipments unloaded from tank trucks into Carrier’s facilities may be subject to a per-Barrel charge, if specified on individual tariffs making reference to these rules and regulations. Such charge will be in addition to all other charges.
(b)    Carrier will receive or deliver Crude Petroleum across its dock facilities from both tankers or barges where dock facilities are equipped to handle tankers or barges. Shippers shall indemnify and hold Carrier harmless against any and all claims (whether made by the vessel owner or any other party) for demurrage or any other charges arising out of any delay of such vessel not caused by Carrier’s negligence.
115.    PAYMENT OF TRANSPORTATION AND OTHER CHARGES
Shipper shall be responsible for payment of transportation and all other charges applicable to the shipment, and may be required to prepay such charges or furnish guaranty of payment satisfactory to Carrier. Payments not received by Carrier in accordance with invoice terms shall be subject to a late charge equivalent to 125% of the prime rate as quoted by a major New York bank, or the maximum rate allowed by law, whichever is less. Carrier shall have a lien on all Crude Petroleum accepted for transportation to cover payment of all charges, including demurrage and late charges and may refuse to make delivery of the Crude Petroleum until all charges have been paid. If said charges, or any part thereof, shall remain unpaid for thirty days after notice of readiness to deliver, the Carrier may sell the Crude Petroleum at public auction. Carrier shall have a lien on Crude Petroleum when there

Caddo Pipeline LLC        F.E.R.C. No. xx.0.0

shall be failure to take the Crude Petroleum at the point of destination as provided in Item No. 75 (NOTICE OF ARRIVAL, DELIVERY AT DESTINATION, DEMURRAGE). Carrier shall have the right to sell said Crude Petroleum at public auction, for cash. The auction will be held between the hours of ten o’clock a.m. and four o’clock p.m. on any day not a weekend or legal holiday, and not less than twenty-four hours after the Shipper has been officially notified of the time and place of such sale and the quantity, general description, and location of the Crude Petroleum to be sold. Carrier may be a bidder and purchaser at such sale. Out of the proceeds of said sale, Carrier shall pay itself for all transportation, demurrage, and other lawful charges, expenses of notice, advertisement, sale and other necessary expenses, and expenses of caring for and maintaining the Crude Petroleum, and the balance shall be held for whomsoever may be lawfully entitled thereto after the auction. If the proceeds of said sale do not cover all expenses incurred by Carrier, the Shipper and/or Consignee are liable to Carrier for any deficiency.
120.    DIVERSION
Subject to Item 25 (NOMINATION, MINIMUM QUANTITY), change in destination or routing will be permitted without additional charge, on written request from the Shipper, provided an applicable tariff is in effect for any requested destination or routing, and provided that no back-haul is required.
125.    LIABILITY OF PARTIES
As a condition to Carrier’s acceptance of Crude Petroleum under this tariff, each Shipper agrees to defend, indemnify and hold harmless Carrier against claims or actions for injury and/or death of any and all persons whomever and for damage to property of or any other loss sustained by Carrier. Shipper, Consignee and/or any third party resulting from or arising out of 1) any breach of or failure to adhere to any provision of this tariff by Shipper, Consignee, their agents, employees or representatives and 2) the negligent act(s), or failure(s) to act of Shipper, Consignee, their agents, employees or representatives in connection with Delivery or Receipt of Crude Petroleum.
The Shipper and Consignee shall be jointly and severally liable for the payment of gathering and transportation charges, fees, and other lawful charges accruing to or due Carrier by Shipper or Consignee, including but not limited to, penalties, interest and late payment charges on Crude Petroleum delivered by Carrier to Consignee. All accrued charges are due on delivery of Crude Petroleum by Carrier to Consignee. Carrier may, at its option, require Shipper or Consignee to pay all such charges and fees in advance or to provide an irrevocable letter of credit satisfactory to Carrier.
(a)    The Carrier while in possession of any of the Crude Petroleum herein described shall not be liable for any loss thereof, damage thereto, or delay, caused by: fire, storm, flood, epidemics, Act of God, terrorism, vandalism, criminal acts, landslides, land collapses, riots, civil disorder, strikes, insurrection, rebellion, war, act of the public enemy, quarantine, the authority of law, requisition or necessity of the Government of the United States in time of war, default of Shipper or Owner, earthquakes, sinkholes, or from any other cause not due to the negligence of Carrier and in no event shall Carrier be liable to Shipper for consequential, incidental or exemplary damages to Shipper. In case of loss of Crude Petroleum in a segregated shipment, then the Shipper and Consignee thereof shall bear the entire loss, damage, or delay that occurs. In case of loss of Crude Petroleum that is not in a segregated shipment, then each Shipper of the grade of Crude Petroleum so lost via the System in which the loss occurs shall share such loss in the proportion that the amount of such grade of Crude Petroleum then in the custody of Carrier for the account of such Shipper in such System bears to the total amount of such grade of Crude Petroleum then in the custody of Carrier in such System.
(b)    Carrier will be obligated to deliver only that portion of a Crude Petroleum shipment remaining after deducting such loss. Transportation charges will be made only on quantities of Crude Petroleum delivered.
(c)    If Crude Petroleum is lost in transit, while in the custody of Carrier, due to causes other than those described in the first paragraph of this Item, Carrier may obtain and deliver to Shipper other Crude Petroleum of the same quantity and grade as that which was lost, but Carrier shall not be obligated to do so. In the alternative, Carrier may compensate Shipper for such loss in money. If Carrier compensates Shipper for such loss in money, the price per Barrel shall be determined as of the date of the loss based on the value of the lost Crude Petroleum.
130.    CLAIMS, SUITS, AND TIME FOR FILING
As a condition precedent to recovery for loss, damage, or delay to shipments, claims must be filed in writing with the Carrier within nine (9) months after delivery of the Crude Petroleum, or, in case of failure to make

Caddo Pipeline LLC        F.E.R.C. No. xx.0.0

delivery, then within nine (9) months after a reasonable time for delivery has elapsed; and suits arising out of such claims shall be instituted against the Carrier only within two (2) years and one (1) day from the day when notice in writing is given by the Carrier to the claimant that the Carrier has disallowed the claim or any part or parts thereof specified in the notice. Where claims are not filed or suits are not instituted thereon in accordance with the foregoing provisions, Carrier will not be liable and such claims will not be paid.
135.    PIPEAGE OR OTHER CONTRACTS
Separate pipeage and other contracts may be required of a Shipper, in accordance with the applicable tariff and these rules and regulations, before any duty of transportation by the Carrier shall arise.
140.    STORAGE IN TRANSIT
The Carrier has working tanks required in the process of transporting Crude Petroleum but no other available tankage and therefore, unless otherwise specifically stated in a tariff making reference to these rules and regulations, Carrier does not have facilities for rendering, nor does it offer, a storage service. Provisions for storage in transit in facilities furnished by Shipper at points on Carrier’s System will be permitted to the extent authorized under individual tariffs lawfully on file with the Federal Energy Regulatory Commission or a state agency.
145.    INTRASYSTEM TRANSFERS
An intrasystem transfer of title to Crude Petroleum will be allowed on Carrier’s System for a fee of [N] [*CONFIDENTIAL*] cent per Barrel charged to the Transferor; provided, however, that no transfer fee shall be assessed to the Transferor if the Transferor pays the mainline transportation charges to the specified transport point. The Transferee accepting volumes on an intrasystem transfer shall be responsible for payment of transportation charges from the transfer point to destination. Carrier shall not be obligated to recognize any intrasystem transfer and shall incur no liability with respect thereto or for any losses or damages accruing to any party involved in an intrasystem transfer. An intrasystem transfer request, if recognized, shall be confirmed in writing by both the Transferor and the Transferee within seventy-two (72) hours after the request. Such request shall indicate the party to which the transfer is to be made, the amount of Crude Petroleum to be transferred, its location, grade, and a warranty statement of unencumbered title. In addition, the Transferor and Transferee, upon the request of Carrier and at Carrier’s option, shall provide an irrevocable letter of credit in terms satisfactory to Carrier and in an amount necessary to cover all charges and fees.
150.    COMMODITY
Carrier is engaged primarily in the transportation of Crude Petroleum and will not accept any other commodity for transportation under tariffs making reference hereto.
155.    CONNECTION POLICY
Connections to Carrier’s System will only be considered if made by formal written notification to Carrier. All connections will be subject to design requirements necessary to protect the safety, security, integrity and efficient operation of Carrier’s pipeline(s) in accordance with generally accepted industry standards. Acceptance of any request for connection will be subject to compliance with governmental regulations.

EXPLANATION OF REFERENCE MARKS:
[N]    New

Exhibit D
Form of Monthly and Quarterly Report

Exhibit D

Caddo Pipeline LLC

Monthly Financial Report for April 2015

Confidential, for internal use only

Caddo Pipeline LLC
Monthly Financial Report
April 2015

Executive Summary      i

Balance Sheets      1

Current Month and Year-to-Date Income Statements Compared to Budget      2

Monthly Income Statements     3

Monthly Statements of Cash Flow      4

Monthly Statements of Changes in Members’ Equity      5

Caddo Pipeline LLC
Monthly Financial Report
April 2015

Executive Summary

Caddo Pipeline recorded approximately $_______ of net income for April 2015, which is $_______ favorable/unfavorable to budget. The following items impacted the financial statements for April 2015:

Revenues and volumes – Total revenue for the month was approximately $_______ favorable/unfavorable due to _______.

Operating expenses – Operating expenses were approximately $_______ for the month of April, which is $_______ favorable/unfavorable to budget. This favorable/unfavorable variance is primarily due to _______.

General & administrative (G&A) expenses – G&A expenses were approximately $_______ for the month of April, which was in line with/favorable/unfavorable to budget primarily due to _______.

Receivables – Of the $_______ balance for receivables at April 30, 2015, all/substantially all of the balance was classified as current.

Caddo Pipeline LLC		Page 1
Monthly Financial Report
April 2015
Balance Sheets
(unaudited)
	December 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$—
Receivables	—	—
Due from related parties	—	—
Oil inventory	—	—
Prepaids and other	—	—
Total current asests	—	—

PROPERTY AND EQUIPMENT
Construction in progress	—	—
Land	—	—
Major equipment	—	—
	—	—
Accumulated depreciation	—	—
Property and equipment, net	—	—

OTHER LONG TERM ASSETS
Linefill	—	—
Total assets	$—	$—
LIABILITIES & EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$—	$—
Due to related parties	—	—
Total current liabilities	—	—

OTHER LIABILITIES & DEFERRED CHARGES
Deferred revenue	—	—
Total liabilities	—	—

MEMBERS' EQUITY
Capital Contributions	—	—
Retained Earnings	—	—
Current year dividends/distributions	—	—
Current year net income	—	—
Total liabilities and members' equity	—	—
Total members' equity	$—	$—

1

Caddo Pipeline LLC
Monthly Financial Report
April 2015

Current Month and Year to Date Income Statements Compared to Budget
For the Period Ended December 31, 2015
(unaudited)
				YTD	YTD
REVENUE	Actual	Budget	Variance	Actual	Budget	Variance
Trunk	$—	$—	$—	$—	$—	$—
Tuck unload	—	—	—	—	—	—
Pipeline loss allowance and inventory sales	—	—	—	—	—	—
Over/(Short)	—	—	—	—	—	—
Pumpover	—	—	—	—	—	—
Other Revenue	—	—	—	—	—	—
Total Revenue	—	—	—	—	—	—

EXPENSES:
OPERATING EXPENSES
Payroll	—	—	—	—	—	—
Maintenance	—	—	—	—	—	—
Fuel	—	—	—	—	—	—
Utilities	—	—	—	—	—	—
Regulatory	—	—	—	—	—	—
Property taxes	—	—	—	—	—	—
Integrity Management	—	—	—	—	—	—
Vehicle Expense	—	—	—	—	—	—
Insurance	—	—	—	—	—	—
Travel and entertainment	—	—	—	—	—	—
Office services	—	—	—	—	—	—
Other operating expenses	—	—	—	—	—	—
Total operating expenses	—	—	—	—	—	—

General and administrative expenses
General and administrative expenses-fixed fee	—	—	—	—	—	—
Total general and administrative expenses	—	—	—	—	—	—

Depreciation and amortization	—	—	—	—	—	—

Total expenses	—	—	—	—	—	—

OPERATING INCOME	—	—	—	—	—	—

Interest income	—	—	—	—	—	—
Income taxes	—	—	—	—	—	—

NET INCOME	$—	$—	$—	$—	$—	$—

2

Caddo Pipeline LLC																Page 3
Monthly Financial Report	Monthly Income Statements
April 2015	(unaudited)
	Jan-15	Feb-15	Mar-15	Q1	Apr-15	May-15	Jun-15	Q2	Jul-15	Aug-15	Sep-15	Q3	Oct-15	Nov-15	Dec-15	Q4	YTD
REVENUE
Trunk	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Tuck unload	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Pipeline loss allowance and inventory sales	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Over/(Short)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Pumpover	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other Revenue	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total Revenue	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
EXPENSES:
OPERATING EXPENSES
Payroll	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Maintenance	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Fuel	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Utilities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Regulatory	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Property taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Integrity Management	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Vehicle Expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Insurance	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Travel and entertainment	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Office services	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other operating expenses	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total operating expenses	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
General and administrative expenses
General and administrative expenses-fixed fee	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total general and administrative expenses	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total expenses	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
OPERATING INCOME	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Interest income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Income taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
NET INCOME	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
VOLUME (MBD)
Throughput	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Number of Days	31	28	31	90	30	31	30	91	31	31	30	92	31	30	31	92	365

3

Caddo Pipeline LLC																Page 4
Monthly Financial Report	Statement of Cash Flows
April 2015	(unaudited)
	Jan-15	Feb-15	Mar-15	Q1	Apr-15	May-15	Jun-15	Q2	Jul-15	Aug-15	Sep-15	Q3	Oct-15	Nov-15	Dec-15	Q4	YTD
Cash flows from operating activities:
Net Income	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Inventory valuation adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Changes in operating assets and liabilities, net of acquisitions	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(Increases) decreases in related party receivables	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(Increases) decreases in prepaid and other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(Increases) decreases in accounts receivable	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(Increases) decreases in inventories	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(Increases) decreases in related party payables	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(Increases) decreases in accounts payable and accrued liabilities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net cash provided by operating activities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cash flows from investing activities:
Cash paid for property and equipment	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash paid for purchases of linefill	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net cash used in investing activities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cash flows from financing activities:
Distributions paid	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash contributions from members	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net cash provided by (used in) financing activities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Net increase/(decrease) in cash	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash - Beginning of period	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash - End of period	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

4

Caddo Pipeline LLC
Monthly Financial Report
April 2015

Statements of Changes in Members' Equity
(unaudited)
	Delek	Plains
	50%	50%	Total
Balance at December 31, 2014	$ -	$ -	$ -
Net income	-	-	-
Cash distributions to members	-	-	-
Contributions from members	-	-	-
Balance at January 31, 2015	$ -	$ -	$ -
Net income	-	-	-
Cash distributions to members	-	-	-
Contributions from members	-	-	-
Balance at February 28, 2015	$ -	$ -	$ -
Net income	-	-	-
Cash distributions to members	-	-	-
Contributions from members	-	-	-
Balance at March 31, 2015	$ -	$ -	$ -
Net income	-	-	-
Cash distributions to members	-	-	-
Contributions from members	-	-	-
Balance at April 30, 2015	$ -	$ -	$ -
Net income	-	-	-
Cash distributions to members	-	-	-
Contributions from members	-	-	-
Balance at May 31, 2015	$ -	$ -	$ -
Net income	-	-	-
Cash distributions to members	-	-	-
Contributions from members	-	-	-
Balance at June 30, 2015	$ -	$ -	$ -
Net income	-	-	-
Cash distributions to members	-	-	-
Contributions from members	-	-	-
Balance at July 31, 2015	$ -	$ -	$ -
Net income	-	-	-
Cash distributions to members	-	-	-
Contributions from members	-	-	-
Balance at August 31, 2015	$ -	$ -	$ -
Net income	-	-	-
Cash distributions to members	-	-	-
Contributions from members	-	-	-
Balance at September 30, 2015	$ -	$ -	$ -
Net income	-	-	-
Cash distributions to members	-	-	-
Contributions from members	-	-	-
Balance at October 31, 2015	$ -	$ -	$ -
Net income	-	-	-
Cash distributions to members	-	-	-
Contributions from members	-	-	-
Balance at November 30, 2015	$ -	$ -	$ -
Net income	-	-	-
Cash distributions to members	-	-	-
Contributions from members	-	-	-
Balance at December 31, 2015	$ -	$ -	$ -

5

Exhibit E-1
Bill of Sale

Exhibit E-1

FORM OF BILL OF SALE

This BILL OF SALE (this “Bill of Sale”), dated ________ ___, 2015 (“Effective Date”), is given by [Plains Pipeline, L.P., a Texas limited partnership, having its principal office at 333 Clay Street, Suite 1600, Houston, Texas 77002] or [DKL Caddo, LLC, a Delaware limited liability company, having its principal office at 7102 Commerce Way, Brentwood, Tennessee 37027 (“Transferor”), to Caddo Pipeline LLC, a Delaware limited liability company, having its principal office at 333 Clay Street, Suite 1600, Houston, Texas 77002 (“Transferee”). All capitalized terms used but not defined herein shall have the meanings set forth in that certain Amended and Restated Limited Liability Company Agreement of Caddo Pipeline LLC by and between Transferor and [Plains Pipeline, L.P.] or [DKL Caddo, LLC] dated as of March ___, 2015 (the “LLC Agreement”).
For good and valuable consideration, the receipt and sufficiency of which Transferor and Transferee hereby acknowledge, Transferor hereby grants, sells, assigns, conveys and transfers to Transferee, its successors and assigns, the [Estimated Plains Contributed Assets] or [Estimated Delek Contributed Assets] (the “Transferred Property”) without any representations or warranties, express or implied, except as set forth in this Bill of Sale, to have and to hold the same forever. Transferor warrants that (i) Transferor is the owner of the Transferred Property and that the Transferred Property is free of Liens (except for Permitted Liens) and (ii) Transferor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has full power, rights, and capacity to enter into, execute and deliver this Bill of Sale, and to perform its obligations hereunder.
EXCEPT FOR THE WARRANTY OF TITLE IN THIS BILL OF SALE, TRANSFEROR HEREBY GRANTS, SELLS, ASSIGNS, CONVEYS AND TRANSFERS TO TRANSFEREE THE TRANSFERRED PROPERTY ALL IN ITS PRESENT CONDITION AND STATE OF REPAIR, WITH ALL FAULTS, LIMITATIONS AND DEFECTS (HIDDEN AND APPARENT) AND WITHOUT ANY GUARANTEES OR WARRANTIES (WHETHER EXPRESS OR IMPLIED) AS TO ITS QUALITY, MERCHANTABILITY OR ITS FITNESS FOR TRANSFEREE’S INTENDED USE OR PURPOSE, A PARTICULAR USE OR PURPOSE OR ANY USE OR PURPOSE WHATSOEVER. BY ACCEPTING THIS BILL OF SALE, TRANSFEREE AGREES TO ACCEPT THE TRANSFERRED PROPERTY “AS-IS”, “WHERE IS” IN ITS PRESENT CONDITION AND STATE OF REPAIR, WITH ALL FAULTS, LIMITATIONS AND DEFECTS (HIDDEN AND APPARENT) AND, EXCEPT AS PROVIDED IN THIS BILL OF SALE, WITHOUT ANY GUARANTEES OR WARRANTIES (WHETHER EXPRESS OR IMPLIED) AS TO ITS TITLE, QUALITY, MERCHANTABILITY OR FITNESS FOR TRANSFEREE’S INTENDED USE OR PURPOSE, A PARTICULAR USE OR PURPOSE OR ANY USE OR PURPOSE WHATSOEVER. ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE TRANSFERRED PROPERTY (WHETHER EXPRESS OR IMPLIED) OTHER THAN THOSE SET FORTH IN THIS BILL OF SALE ARE EXCLUDED. EXCEPT AS PROVIDED IN THIS BILL OF SALE, TRANSFEROR DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (WHETHER ORALLY OR IN WRITING) TO TRANSFEREE WITH RESPECT TO THE TRANSFERRED PROPERTY.

Each party hereto shall cooperate and take such action as may be reasonably requested by each other party in order to carry out the provisions and purposes of this Bill of Sale and the transactions contemplated herein.
Nothing contained in this Bill of Sale shall be deemed to amend, modify or expand any of the provisions of the LLC Agreement or any rights or obligations of the parties under the LLC Agreement.
This Bill of Sale may be executed in two or more counterparts, any one of which counterparts need not contain the signatures of more than one party, each one of which counterparts constitutes an original, and all of which counterparts taken together constitute one and the same instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature.
This Bill of Sale shall be construed in accordance with, and governed by, the laws of the State of Texas, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.
[Signature Page Follows]

2

IN WITNESS WHEREOF, parties hereto have caused this Bill of Sale to be executed by a duly authorized representative as of the Effective Date

[PLAINS PIPELINE, L.P.
By Plains GP LLC, Its General Partner]
OR [DKL CADDO, LLC]
By:
Name:
Title:

Signature Page to Bill of Sale

ACCEPTED AND AGREED:
CADDO PIPELINE LLC

By:
Name:
Title:

Signature Page to Bill of Sale

Exhibit E-2
Assignment and Assumption Agreement

Exhibit E-2

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), is dated _______ ___, 2015, by and between [Plains Pipeline, L.P., a Texas limited partnership] OR [DKL Caddo, LLC, a Delaware limited liability company] (“Assignor”), and Caddo Pipeline LLC, a Delaware limited liability company (“Assignee”). All capitalized terms used but not defined herein shall have the meanings set forth in that certain Amended and Restated Limited Liability Company Agreement of Caddo Pipeline LLC between Assignor and [Plains Pipeline, L.P.] or [DKL Caddo, LLC] dated March ___, 2015 (the “LLC Agreement”).
RECITALS
WHEREAS, pursuant to the LLC Agreement, Assignee and Assignor desire to evidence and effectuate (i) the assignment by Assignor to Assignee of those contracts described on Exhibit A attached hereto and made a part hereof (“Contributed Contracts”), and (ii) the assumption by Assignee of Assignor’s rights and obligations under the Contributed Contracts (“Assumed Liabilities”).
NOW, THEREFORE, in consideration of the mutual covenants set forth in the LLC Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignee and Assignor hereby covenant and agree as follows:
1.Assignor hereby conveys, transfers, assigns, and delivers to Assignee, and Assignee hereby accepts from Assignor, all of Assignor's right, title, and interest in and to the Contributed Contracts.
2.Assignor does hereby assign to Assignee, and Assignee hereby accepts and assumes and agrees to pay, honor, perform and discharge, the Assumed Liabilities.
3.Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has full power, rights, and capacity to enter into, execute and deliver this Agreement, and to perform its obligations hereunder.
4.Assignor represents and warrants that (i) each of the Contributed Contracts is in full force and effect and is a legal, valid and binding obligation of Assignor, and of the other parties thereto, enforceable against each of them in accordance with its terms and will continue in full force and effect after the date hereof without penalty or other adverse consequence, (ii) Assignor is not in material default under any of the Contributed Contracts, and (iii) no other party to the Contributed Contracts is in material breach of or default thereunder.
5.Each party hereto shall cooperate and take such action as may be reasonably requested by each other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated herein.
6.This Agreement may be executed in two or more counterparts, any one of which counterparts need not contain the signatures of more than one party, each one of which counterparts constitutes an original, and all of which counterparts taken together constitute one and the same instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature.
7.This Agreement is solely for the benefit of the parties hereto and their successors and assigns permitted under this Agreement, and no provisions of this Agreement shall be deemed to confer upon any other person any remedy, claim, liability, reimbursement, cause of action or other right except as expressly provided herein.
8.Nothing contained in this Agreement shall be deemed to amend, modify or expand any of the provisions of the LLC Agreement or any rights or obligations of the parties under the LLC Agreement.
9.This Agreement may not be modified, amended or superseded except in a writing signed by both Assignor and Assignee.
10.This Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.
[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

[PLAINS PIPELINE, L.P.
By:	Plains GP LLC, Its General Partner]

[DKL CADDO, LLC]
By:
Name:
Title:

Signature Page to Assignment and Assumption Agreement

CADDO PIPELINE LLC
By:
Name:
Title:

Signature Page to Assignment and Assumption Agreement

Exhibit A
Contributed Contracts

Exhibit F
Form of Connection Agreement

FORM OF PIPELINE CONNECTION AGREEMENT
THIS PIPELINE CONNECTION AGREEMENT (the “Agreement”) is dated this __ day of _______ 201__, between [_____________], a [______________ __________] (“Connecting Party”), and Caddo Pipeline LLC, a Delaware limited liability company (“Caddo”). Either Connecting Party or Caddo may singularly be hereinafter referred to as “Party” and collectively referred to as “Parties”.
WHEREAS, Caddo is constructing a twelve (12) inch pipeline extending from a point in Longview, Texas to a point in Shreveport, Louisiana (the “Pipeline”);
WHEREAS, Connecting Party owns [___________] in the vicinity of the Pipeline (the “Terminal”);
WHEREAS, Caddo desires to connect its Pipeline to the Terminal with a twelve (12) inch connecting pipeline including an Automatic Custody Transfer Unit (the “ACT”) and an insulated flange, gasket, valve and appurtenances (the “Connection”) downstream of the Terminal to allow the delivery of crude oil whose specifications must be acceptable to Caddo and comply with the applicable Pipeline tariff;
WHEREAS, Caddo will own, operate and maintain the ACT, the Connection and all related facilities downstream of the Connection (as that term is defined herein); and
WHEREAS Connecting Party will own, operate and maintain all related facilities upstream of the Connection (as that term is defined herein).
NOW, THEREFORE, in consideration of the mutual covenants in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.
Design, Construction and Installation of Connection and Related Facilities. The Connection and related facilities will be designed, constructed and installed in accordance with both current and generally accepted industry practices applying to crude oil pipelines. The design, construction and installation of the Connection and related facilities shall provide for and be in compliance with the following:

(a)
Caddo will be capable of receiving crude oil into the Pipeline at a minimum rate of [*CONFIDENTIAL*] barrels per hour and a maximum rate of [*CONFIDENTIAL*] barrels per hour; and a minimum operating pressure of [*CONFIDENTIAL*] psi and a maximum operating pressure of [*CONFIDENTIAL*] psi. Caddo will supply a pump or pumps that will be capable of injection of crude oil into the Pipeline and Caddo will supply measurement equipment to conform to the highest of specifications required by Connecting Party (as further set forth in Exhibit A), or the American Petroleum Institute (“API”) specifications, as of the date of this Agreement.

(b)	The Connection is electrically isolated from the Terminal by an insulating flange gasket (“Insulating Flange”).

(c)
Caddo, at its sole cost, will own or install such supervisory control and line integrity equipment with respect to the Pipeline and downstream facilities, as Caddo deems necessary, to establish pump enable and disable capabilities. Upon reasonable request, each Party will provide, or make available, flow data, data on valve status, pressure and temperature to the other Party at no charge. Each Party acknowledges and agrees that (i) all such data and information generated or received in connection with this subsection (collectively, “Confidential Information”) is proprietary and confidential business information that is owned by each respective Party or its subsidiaries, affiliates members,

1

partners, or shippers, and (ii) neither Party nor any of its subsidiaries, affiliates, members, or partners shall disclose or distribute any such Confidential Information to any person or entity other than each respective Party or their designated subsidiaries, affiliates, members, partners or shippers without the prior written consent of each respective Party, except where such disclosure is mandated by applicable law, rule, or regulation. “Confidential Information” does not include any information that (i) at the time of disclosure or thereafter is or becomes generally available to or known by the public (other than as a result of a disclosure by the receiving Party), (ii) is developed by the receiving Party without reliance on any Confidential Information or (iii) is or was available to the receiving Party on a nonconfidential basis from a source other than the disclosing Party that, insofar as is known to the receiving Party after reasonable inquiry, is not prohibited from transmitting the information to the recipient by a contractual, legal or fiduciary obligation to the disclosing Party.

(d)
Connecting Party shall be granted a limited, personal, non-exclusive right to access Caddo’s measurement equipment on an as-needed basis at the Terminal and along the easement upon which the applicable portion of the Connection and related facilities are located. Such right of access is strictly limited to the construction, installation, commissioning, maintenance, operation, testing, witnessing and removal of the Connection and related facilities and Insulating Flange.

(e)	Caddo will furnish a drawing of the Connection and related facilities (which shall be attached hereto as Attachment No. 1).

2.    Measurement and Crude Oil Quality.

(a)
The quality measurements shall be determined by Caddo’s measuring facilities located at the Terminal, which will be maintained and operated by Caddo to meet or exceed the applicable standards specified by Connecting Party’s measurement policies, or to the extent that Connecting Party measurements policy does not address an issue, then the latest edition of the Manual of Petroleum Measurement Standards as published by the API shall apply. Caddo shall use reasonable efforts to provide no less than twenty-four (24) hours advance notice to Connecting Party personnel of all meter-proving activities and shall permit Connecting Party personnel to witness such meter proving activities.

(b)	Actual custody transfer of the crude oil from Connecting Party to Caddo shall occur at the Connection.

(c)
Caddo’s measurement tickets and proving reports shall be the primary documents for measurement related to custody transfer, absent proof of fraud or manifest error. Ticket corrections shall be handled on a case-by-case basis and in a manner mutually agreeable.

3.    Operation and Maintenance.

(a)
Caddo shall own, maintain and operate the Connection and related facilities downstream of the Insulating Flange in a good and workmanlike manner on a continuous basis as provided herein during the term of this Agreement.

(b)
Connecting Party shall own, maintain and operate the related facilities upstream of Insulating Flange in a good and workmanlike manner on a continuous basis as provided herein during the term of this Agreement.

(c)
During the term, Caddo will provide the pump and meter at the Terminal per the terms and conditions of this Agreement. The delivery volume will be measured at the outgoing Caddo-owned meter at the Terminal.

2

4.
Shut-In Rights. Each Party shall have the right to shut-in the Connection at any time a Party deems it reasonably necessary and appropriate in order to protect persons, property, the common stream, or the environment. Each Party will use reasonable efforts to give the other Party at least twenty-four (24) hour advance written notice of a shutdown, except in the case of an emergency when either Party may shut down immediately, whereby the Party will use reasonable efforts to notify the other Party prior to any such shut-in; however, such Party shall not be liable to the other Party for any cost or damage incurred as a result of such shut-in. The Connection shall be reactivated as soon as any risks to persons, property, or the environment are remedied.

5.    Responsibility and Limitation of Damages.

(a)
Except as provided otherwise in the Agreement, each Party shall be responsible for all claims, losses, suits, liability and expense on account of injury to or death of persons or damage to property caused by or resulting from (a) negligent, grossly negligent or willful acts or omissions on the part of such Party, its employees, agents or contractors in the performance of its obligations under this Agreement and (b) responsibilities of such Party imposed by law.

(b)
In the event that any claim, loss, suit, liability and expense is caused in whole or in part by the concurrent negligent or willful acts or omissions of either party, its employees, agents or contractors, then this obligation shall be comparative and each party shall be responsible and liable to the other Party to the extent that such Party’s negligence or fault in connection with the act or omission was the cause of such injury, damage or death.

(c)
Except for and without regard to damages that may be awarded to a third party against a Party to this Agreement, in no event shall either Party be liable for prospective profits or special, incidental, punitive, exemplary, speculative or consequential damages (including, without limitation, loss of value, loss or deferral of production, loss of financial advantage, lost profits or business interruptions), however same may be caused, but shall be limited, to actual damages only.

6.
Insurance. Without affecting or diminishing the indemnity obligations or liabilities of either Party under this Agreement, during the term of this Agreement, Caddo and Connecting Party shall maintain or shall cause to be maintained insurance policies providing coverage as set forth in Exhibit B attached hereto and incorporated herein for all purposes.

7.
Damage and Destruction. If the Connection is damaged or any part thereof is destroyed, Parties shall make a prompt, good faith determination as to whether the damaged or partially destroyed facility(ies) can be repaired or restored at a cost that can be recovered. However, the Parties are not obligated to restore the Connection and if the Connection is not repaired or restored to an operable condition then this Agreement shall terminate and Caddo shall remove all related facilities downstream of the Connection without damage or harm to Connecting Party facilities or any equipment or property owned or operated by Connecting Party.

8.
Independent Contractor Status. Should either Party perform work on behalf of the other Party pursuant to this Agreement, said Party shall be deemed an independent contractor and shall not be deemed to be an agent or employee of the other Party.

9.    Term.

(a)
The term of this Agreement shall commence upon the date of the physical delivery of the first barrel of crude oil from the Connection to the Pipeline and shall continue for a period of ten (10) years (the “Initial Term”) and thereafter from year to year until terminated; provided, that either Connecting Party or Caddo shall have the right at any time, after the

3

Initial Term, to terminate the Agreement by giving the other Party at least sixty (60) days advance written notice of such termination.

(b)
Upon termination of this Agreement, Caddo shall, at its sole cost, permanently shut or disconnect the Connection within ten (10) days after written request from Connecting Party and without damage or harm to Connecting Party’s facilities or any equipment or property owned or operated by Connecting Party.

10.
Default. Each Party hereto, whether performing or non-performing, breaching or non-breaching, defaulting or non-defaulting shall be entitled to setoffs, claims, counterclaims, and credits (disregarding whether a Party failed to perform, breached first, or defaulted first) in connection with any payment or the performance of any obligations under or in connection with this Agreement or termination of this Agreement. In case of a breach of this Agreement by either Party, the non-breaching Party shall give the breaching Party notice of the breach and the breaching Party shall have thirty (30) days to cure such breach.

11.
Compliance with the Laws. This Agreement is subject to all applicable federal, state and local laws, and all directives, regulations and orders issued or published by any federal, state, or local board, commission or agency and the applicable Connecting Party tariff.

12.
Notices. All notices, consents, requests and other communications between the Parties shall be effective only upon receipt and in writing by fax, email, or personally delivered or mailed by first class, registered or certified mail, return receipt requested, postage prepaid, express mail, evidence of receipt, postage prepaid:

If to Connecting Party: _____________________ _____________________ _____________________ Attn: ________________ Phone: _______________ Fax: _________________	With copy to: _____________________ _____________________ _____________________ Attn: ________________ Phone: _______________ Fax: _________________
If to Caddo: Caddo Pipeline, LLC c/o Plains Pipeline, LP 333 Clay Street, Suite 1600 Houston, TX 77002 Attn: Pipeline Commercial Operations Phone: 713-646-4100 Fax: 713-646-4306
Or to such other address as either Party shall advise the other in a written notice delivered pursuant to the terms of this section.

13.
Waiver. The waiver by or the failure of either Party to take action with respect to any breach of any term, covenant or condition of this Agreement shall not be deemed to constitute a waiver of such term, covenant or condition on any subsequent breach of the term, covenant or condition.

14.
Succession and Assignment of Rights. Any company which shall succeed by merger or consolidation to title to the properties of Connecting Party or Caddo or their affiliates, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement.

4

Each of the Parties may also freely assign any of its rights and obligations to an affiliate or subsidiary, but otherwise Caddo shall not assign this Agreement or any of the rights or obligations hereunder without the prior written consent of Connecting Party, which consent shall not be unreasonably withheld.

15.
Governing Law. The laws of the State of Texas shall govern the interpretation and performance of this Agreement, without recourse to any principles of law governing the conflicts of law that might otherwise be applicable and the Parties hereby irrevocably agree to the exclusive jurisdiction of the state or federal courts of Harris County, Texas.

16.	Recitals. The recitals are incorporated into this Agreement by reference, as if fully set forth herein at length, and shall be considered terms of this Agreement.

17.
Counterparts. This Agreement may be executed in two or more counterparts, any one of which counterparts need not contain the signatures of more than one Party, each one of which counterparts constitutes an original, and all of which counterparts taken together constitute one and the same instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature. Any Person may rely on a copy or reproduction of this Agreement, and an original will be made available upon a reasonable request.

18.
Entirety of Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof. As of the date hereof, this Agreement supersedes and cancels any other prior or contemporaneous oral or written agreements between or assumed by the Parties regarding the foregoing matters. No variation, modification or change herein shall be binding upon either Party hereto unless effectuated by an instrument in writing executed by it or by a duly authorized officer or a duly authorized agent for it.

[Signature Page Follows]

5

IN WITNESS WHEREOF, Connecting Party and Caddo have caused this Agreement to be duly executed as of the date set forth above.

Connecting Party: [________________________] By: ____________________ Name: __________________ Title: ___________________	Caddo: Caddo Pipeline LLC By: __________________ Name: ________________ Title: _________________

Signature Page to Connection Agreement

Exhibit A

Connecting Party LACT/ACT Policy

7

Attachment No. 1

(A complete As Built drawing of the facilities of both Parties from the Terminal to the downstream side of the Insulating flange.)
[To be provided by Caddo]

8

Exhibit B

Insurance

9

Schedule 5.1 – Member Parties’ Contribution

Estimated Plains Contributed Assets through February 28, 2015	$735,808.00
Estimated Plains Contributed Cash	3,096,112.00
Estimated Delek Contributed Assets through February 28, 2015	3,831,920.00

Delek Contribution	$7,663,840.00 $3,831,920.00
Plains Contribution	$3,831,920.00

Schedule 5.1(a)(i)
Plains Contributed Assets

Master Service Contracts
Description	Entity	Contractor	Date
ROW services	Plains Pipeline LP	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
Constructability/Construction Management	Plains Pipeline LP	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]

Work Orders
Work Order	Entity	Description	Contractor
[*CONFIDENTIAL*]	Plains Pipeline LP	Environmental Permitting	[*CONFIDENTIAL*]

Non Work Order Work
Description	Entity	Vendor/Contractor
Office Supplies	Plains Pipeline LP	[*CONFIDENTIAL*]
Map Reproduction	Plains Pipeline LP	[*CONFIDENTIAL*]
Survey Permit	Plains Pipeline LP	[*CONFIDENTIAL*]
Survey Permit	Plains Pipeline LP	[*CONFIDENTIAL*]
Donation	Plains Pipeline LP	[*CONFIDENTIAL*]
Safety Equipment	Plains Pipeline LP	[*CONFIDENTIAL*]

Schedule 5.1(a)(ii)
Delek Contributed Assets

1.	Right-of-way, engineering and environmental services, including, without limitation, land records and a cultural study